Exhibit 2.1

LATHAM & WATKINS LLP

    Michael S. Lurey, CA State Bar No. 048235

    Gregory O. Lunt, CA State Bar No. 173297

633 West Fifth Street, Suite 4000

Los Angeles, California 90071-2007

Telephone: (213) 485-1234

Facsimile: (213) 891-8763

Counsel for Consolidated Freightways Corporation of

Delaware, et al., Debtors and Debtors-in-Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

RIVERSIDE DIVISION

In re CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE, et al., Debtors. Fed Tax I.D. No. 94-1444797

Case No.: RS 02-24284 MG

Chapter 11

(Jointly Administered with Case Nos.

RS-02-24289-MG; RS-02-24287-MG;

RS-02-24293-MG; RS-02-24294-MG;

and RS-02-24295-MG)

Confirmation Hearing

Date: October 20, 2004

Time: 2:00 p.m.

Place: Courtroom 301

            3420 Twelfth Street

            Riverside, California 92501

Objection Deadline

October 6, 2004

Judge: Hon. Mitchel R. Goldberg

SECOND AMENDED DISCLOSURE STATEMENT FOR DEBTORS’

CONSOLIDATED PLAN OF LIQUIDATION

DATED JULY 1, 2004 (AS AMENDED)

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EXHIBITS

Exhibit A	The Plan

Exhibit B	Secured Claims Schedule

Exhibit C	Corporate Organization Chart

Exhibit D	Real Estate Summary as of April 30, 2004

Exhibit E	Consolidated Freightways Corporation Form 10-Q Dated September 3, 2002

Exhibit F	Balance Sheet As of August 31, 2002

Exhibit G	Actual Cash Flow Summary from September 3, 2002 through July 16, 2004

Exhibit H	Forecasted Cash Flow Summary

Exhibit I	Estimated Distribution Analysis

Exhibit J	Assumption Schedule

Exhibit K	Trust Agreement

Exhibit L	Trustee Services Agreement

Exhibit M	Causes of Action

Exhibit N	Comparative Analysis of Cash Flows: Chapter 11 vs. Chapter 7 Liquidation

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I. INTRODUCTION

Consolidated Freightways Corporation of Delaware (“CFCD”), Consolidated Freightways Corporation (“CFC”), Redwood Systems, Inc. (“Redwood”), Leland James Service Corporation (“Leland”), CF Airfreight Corporation (“CF Airfreight”) and CF MovesU.com Incorporated (“CF MovesU,” and collectively, the “Debtors”) are debtors and debtors-in-possession in the above-captioned chapter 11 cases. The Debtors are filing this Disclosure Statement in connection with the “Debtors’ Consolidated Plan of Liquidation Dated July 1, 2004 (as Amended)” (as amended, modified or supplement from time to time in accordance with its terms, the “Plan”), which they are filing concurrently with this Disclosure Statement. A copy of the Plan is attached hereto as Exhibit A and is incorporated by reference herein. Capitalized terms not defined in this Disclosure Statement shall have the meanings given to them in Article I of the Plan. Terms defined in this Disclosure Statement that are also defined in the Plan are defined herein solely for convenience. If there is any inconsistency between any provision of this Disclosure Statement and any provision of the Plan, the provision of the Plan shall control.

On September 3, 2002, each of the Debtors filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code. The Court has entered orders jointly administering the Cases and consolidating the Debtors’ chapter 11 estates into the Consolidated Estate. Pursuant to sections 1107(a) and 1108 of the Bankruptcy Code, the Debtors are managing their assets and properties as debtors-in-possession.

The Plan proposes the liquidation of the Debtors’ assets under chapter 11 of the Bankruptcy Code. The Debtors have prepared this Disclosure Statement in connection with the solicitation of acceptances and rejections of the Plan. The information in this Disclosure Statement is provided solely by the Debtors, unless otherwise indicated.

A. Purpose of This Document

This Disclosure Statement summarizes what is in the Plan, and tells you certain information relating to the Plan and the process the Court will follow in determining whether or not to confirm the Plan. YOU ARE STRONGLY URGED TO CAREFULLY REVIEW

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THIS DISCLOSURE STATEMENT AND THE PLAN, IN THEIR ENTIRETY, AS WELL AS ALL EXHIBITS TO THE PLAN AND THIS DISCLOSURE STATEMENT, BEFORE MAKING A DECISION WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN. Particular attention should be paid to the provisions of the Plan affecting or impairing your rights as a Creditor.

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN FOR CREDITORS TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTORS OR HOLDERS OF CLAIMS OR INTERESTS.

Under the Plan, Creditors holding general unsecured claims against the Debtors, other than Subordinated Pension Fund Claims, Subordinated Claims, Convenience Claims, LLC Entity Claims, Non-Debtor Affiliate Claims and Inter-Debtor Claims, will receive Trust Beneficial Interests. TRUST BENEFICIAL INTERESTS WILL NOT BE EVIDENCED BY A WRITING BUT WILL BE RECORDED IN THE BOOKS AND RECORDS OF THE TRUST. TRUST BENEFICIAL INTERESTS MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, HYPOTHECATED OR PLEDGED, EXCEPT THAT THEY MAY BE ASSIGNED OR TRANSFERRED BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW.

HOLDERS OF CFC COMMON STOCK AND OTHER INTERESTS AND CREDITORS HOLDING LLC ENTITY CLAIMS, NON-DEBTOR AFFILIATE CLAIMS AND INTER-DEBTOR CLAIMS WILL NOT RECEIVE ANY DISTRIBUTION OR RECOVERY UNDER THE PLAN. THUS, HOLDERS OF INTERESTS AND CREDITORS HOLDING LLC ENTITY CLAIMS, NON-DEBTOR AFFILIATE CLAIMS AND INTER-DEBTOR CLAIMS ARE NOT ENTITLED TO VOTE ON THE PLAN.

The Trust will be funded by recoveries from the liquidation of the Assets,

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including recoveries from Causes of Action. The Debtors believe that the recovery to Creditors under the Plan would equal or exceed the recovery to Creditors under any other feasible reorganization or liquidation alternative.

This Disclosure Statement does not reflect any events which occurred subsequent to the date of its approval by the Court. This Disclosure Statement addresses, among other things:

(1)	Who is entitled to vote on the Plan, and who is entitled to object to the Plan;

(2)	How your Claim, as well as the Claims of other Creditors, will be treated under the Plan (i.e., what you will receive on account of your Claim if the Plan is confirmed), and how this treatment compares to what you would likely receive on account of your Claim in liquidation under chapter 7 of the Bankruptcy Code;

(3)	The history of the Debtors and the significant events that have occurred during the Cases;

(4)	The factors the Court will consider in determining whether or not to confirm the Plan;

(5)	The effect of Confirmation on Creditors, Holders of Interests and other parties interested in the Debtors or the Cases; and

(6)	The feasibility of the Plan.

This Disclosure Statement cannot tell you everything about your rights as a Creditor. You should consider consulting your own attorney to obtain more specific advice on how the Plan will affect you and what is the best course of action for you in connection with the Plan.

The Bankruptcy Code requires a Disclosure Statement to contain “adequate information” concerning the Plan. The Court has approved this document as an adequate Disclosure Statement, containing adequate information to enable parties affected by the Plan to make an informed judgment about the Plan. No representations are made that the information contained in this Disclosure Statement is free from any inaccuracy. However, the Debtors have attempted to present the information accurately and fairly.

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B. Creditors Entitled to Vote on the Plan

Creditors in Class 1, Class 4, Class 5 and Class 6 are entitled to vote on the Plan.1 All other Creditors and Holders of Interests are not entitled to vote on the Plan because (i) their Claims are unimpaired under the Plan (and thus they are deemed to have accepted the Plan) or (ii) they will not receive any distribution under the Plan (and thus they are deemed to have rejected the Plan). See Sections II.A and VI.A. below.

C. Deadlines for Voting and Objecting; Date of Plan Confirmation Hearing

THE COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT. IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE. HOWEVER, IF THE COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON THE DEBTORS AND ON ALL CREDITORS AND HOLDERS OF INTERESTS IN THE CASES.

The Ballot sent to you with the “Notice of: (I) Approval of Disclosure Statement; (II) Voting Procedures and Deadlines for Consolidated Plan of Liquidation Dated July 1, 2004 (as Amended); (III) Deadline for Objections to Confirmation of Plan; and (V) Hearing on Confirmation of Plan” (the “Confirmation Hearing Notice”) is for your use in voting on the Plan.2 YOUR VOTE IS IMPORTANT. NON-ACCEPTANCE OF THE PLAN MAY LEAD TO A LIQUIDATION UNDER CHAPTER 7, DISMISSAL OF THE CASES OR THE CONFIRMATION OF ANOTHER PLAN. THE DEBTORS BELIEVE THAT NONE OF THESE ALTERNATIVES WOULD PROVIDE FOR DISTRIBUTIONS TO CREDITORS AT THE SAME LEVEL AS PROVIDED IN THE PLAN. You are urged to review carefully the

[1]	While a Ballot will be sent to each Holder of a Class 1 Claim, votes submitted by Holders of Class 1 Claims that will receive payment in full of the Allowed amount of their Secured Claim or such other treatment as they agree to in writing will not be considered at the Confirmation Hearing. See Section VI.A.3.a below.
[2]	Ballots are being distributed only to those Creditors holding Claims in Class 1, Class 4, Class 5 and Class 6. If you did not receive a Ballot, then the Debtors have determined that your Claim or Interest does not belong in either of these two (2) Classes, and, as a result, you are not entitled to vote on the Plan. If you believe that the Debtors have made this determination in error, please call the Debtors’ bankruptcy information hotline at 877-647-5873. Even if you are not entitled to vote on the Plan, you may be entitled to file an objection to Confirmation of the Plan. See Section IX.A.1 below.

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Plan, this Disclosure Statement, all exhibits and the accompanying Ballot. After doing so, please indicate your vote on the enclosed Ballot and return it in the enclosed envelope to the address set forth below so as to be received no later than 5:00 p.m. (prevailing Pacific time) on October 6, 2004 (defined in the Plan as the “Ballot Deadline”). All votes to accept or reject the Plan must be cast by a Ballot. Holders of Allowed Claims who elect to vote on the Plan should complete and sign the Ballot in accordance with the instructions thereon. IF YOUR BALLOT IS NOT DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN, IT WILL NOT BE COUNTED. ANY BALLOT THAT IS RETURNED BLANK OR FAILS TO DESIGNATE IF IT IS A VOTE TO ACCEPT OR REJECT THE PLAN WILL BE COUNTED AS A VOTE IN FAVOR OF THE PLAN. IF YOUR BALLOT IS DAMAGED OR LOST, YOU MAY REQUEST A REPLACEMENT BY SENDING A WRITTEN REQUEST TO THE DEBTORS’ BALLOTING AGENT, POORMAN-DOUGLAS CORPORATION, BY FACSIMILE AT (503) 350-5230 OR E-MAIL AT jkle@poorman-douglas.com

1. Time and Place of the Confirmation Hearing

The hearing at which the Court will determine whether or not to confirm the Plan will take place on October 20, 2004 at 2:00 p.m. in Courtroom 301 of the United States Bankruptcy Court for the Central District of California, Riverside Division, 3420 Twelfth Street, Riverside, California 92501. Objections, if any, to confirmation of the Plan must be filed and served in accordance with the provisions of the Confirmation Hearing Notice (which was sent to you and is available on the Internet at www.cfwy.com) on or before October 6, 2004.

2. Deadline for Voting for or Against the Plan

If you are entitled to vote, it is in your best interest to timely vote using the enclosed Ballot and return the Ballot in the enclosed envelope to:

Poorman-Douglas Corporation

Consolidated Freightways Balloting Agent

PO Box 4390

Portland, OR 97208-9798

Your Ballot must be received by the Ballot Deadline (5:00 p.m., prevailing Pacific time, on October 6, 2004) or it will not be counted.

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3. Identity of Person to Contact for More Information Regarding the Plan

Any interested party desiring further information about the Plan should contact the Debtors’ bankruptcy information hotline at 877-647-5873 or write:

Colleen Greenwood, Paralegal

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, CA 90071

D. Disclaimer

THE FINANCIAL DATA RELIED UPON IN FORMULATING THE PLAN IS BASED ON THE DEBTORS’ FINANCIAL RECORDS AS OF THE DATE HEREOF OR AS OF SUCH OTHER DATE AS IS SPECIFIED HEREIN. THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS PROVIDED BY THE DEBTORS. THE DEBTORS REPRESENT THAT EVERYTHING STATED IN THIS DISCLOSURE STATEMENT IS TRUE TO THE DEBTORS’ BEST KNOWLEDGE. THE LIQUIDATION ANALYSES, OTHER PROJECTIONS AND APPROXIMATIONS CONTAINED HEREIN REPRESENT THE DEBTORS’ BEST ESTIMATES. HOWEVER, THERE ARE UNCERTAINTIES ASSOCIATED WITH ANY PROJECTIONS AND ESTIMATES AND THEY SHOULD NOT BE CONSIDERED WARRANTIES OR GUARANTIES. IN PARTICULAR, NOTHING CONTAINED HEREIN SHOULD BE CONSIDERED, OR CONSTRUED AS, A WARRANTY OR GUARANTY OF ANY DISTRIBUTIONS THAT WILL BE MADE UNDER THE PLAN.

SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS AND DOCUMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT, INCLUDING THE PLAN AND THE TRUST AGREEMENT, DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT OR DOCUMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

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LATHAM & WATKINS LLP COMMENCED REPRESENTING THE DEBTORS AS GENERAL INSOLVENCY COUNSEL SHORTLY BEFORE THE PETITION DATE. LATHAM & WATKINS LLP HAS RELIED UPON INFORMATION PROVIDED BY THE DEBTORS IN CONNECTION WITH THE PREPARATION OF THIS DISCLOSURE STATEMENT. ALTHOUGH LATHAM & WATKINS LLP HAS PERFORMED CERTAIN LIMITED DUE DILIGENCE IN CONNECTION WITH THE PREPARATION OF THIS DISCLOSURE STATEMENT, LATHAM & WATKINS LLP HAS NOT INDEPENDENTLY VERIFIED ALL OF THE INFORMATION CONTAINED HEREIN.

THE COURT HAS NOT YET DETERMINED WHETHER OR NOT THE PLAN IS CONFIRMABLE AND MAKES NO RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD SUPPORT OR OPPOSE THE PLAN.

II. OVERVIEW

A. Brief Overview of Debtors’ Joint Plan of Liquidation

Under the Plan, the Debtors’ businesses will be liquidated. The Assets will be transferred to a Liquidation Trust, which will make distributions to the Creditors in accordance with the terms of the Plan. The initial Trustee of the Trust will be K. Morgan Enterprises, Inc., an Oregon corporation, whose sole shareholder is Kerry K. Morgan, currently the Debtors’ Vice President and Treasurer. The Oversight Committee, which will be composed of 5 (five) Unsecured Creditors or their representatives, will monitor the implementation of the Plan and supervise the activities of the Trust and distributions to Holders of Allowed Claims under the Plan.

The Plan specifies 16 classes of Claims and Interests. Set forth below is a summary of these classes as well as their treatment under the Plan. NOTE: The estimated amounts of Allowed Claims included in the following table represent the Debtors’ best estimates as to the amount of Claims in each Class that will ultimately be Allowed. While the Debtors have commenced the process of objecting to Claims, the objection process is likely to last several months after the Effective Date. As a result, it is possible that the actual amount of Allowed Claims in a particular Class will be different, perhaps materially

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so, from the estimates contained herein. In particular, several Claims have been filed or asserted against the Debtors that, if Allowed in the amounts and with the classification asserted, would likely result in the actual aggregate amount of Allowed Claims being well in excess of the estimated amounts set forth herein. These Claims include the WARN Act Claims (as defined in Section III.C.14.a below), the Claims of BNSF, which BNSF asserts are either Secured Claims or Trust Fund Claims (as described in Section III.C.14.b below), and the Former Officer Claims (as defined in Section III.C.14.e). As set forth in Section III.C.14.a below, the Debtors have reached a settlement with the Holders of the WARN Act Claims, which has not yet been approved by the Court. In addition, the Debtors believe that the Claims of BNSF should not be Allowed as either Secured Claims or Trust Fund Claims, but rather, to the extent Allowed, should be Unsecured Claims. Finally, the Debtors believe that the Former Officer Claims should be disallowed in full or in substantial part. However, until a settlement of the WARN Act Claims is finalized and the Claims of BNSF and the Former Officer Claims are adjudicated or resolved, the Debtors cannot know for certain what, if any, impact these Claims will have on the amount of Allowed Claims that will ultimately be Allowed in the various Classes created under the Plan.

Class	Description	Treatment Under Plan
Class 1	Secured Claims	All Secured Claims will be classified in Class 1. Class 1 will be divided into subclasses designated by letters of the alphabet (Class 1A, Class 1B, and so on), so that each Holder of an Allowed Claim is in a subclass by itself, except to the extent that there are Secured Claims that are substantially similar to each other and may be included within a single subclass. Attached hereto as Exhibit B is a schedule of all Secured Claims (the “Secured Claims Schedule”) known to the Debtors.[3] The Secured Claims Schedule indicates the proposed treatment for each Holder of an Allowed Secured Claim under the Plan. Unless otherwise

[3]	The Debtors reserve the right to object to any of the Claims included on the Secured Claims Schedule on any grounds or for any reason, including, without limitation, that certain of the Claims included on such schedule should be reclassified as Unsecured Claims. The inclusion of any Claim on the Secured Claims Schedule does not indicate, and should not be construed as, the Debtors’ acknowledgment, belief or assessment, whether preliminary or final, that such Claim should or will be Allowed as a Secured Claim or in the amount asserted.

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Class	Description	Treatment Under Plan
specified in the Secured Claims Schedule, each Holder of an Allowed Secured Claim will receive any of the following treatments (collectively, the “Secured Creditor Treatments”): (a) payment of the full Allowed amount of such Secured Claim as soon as reasonably practicable after the later of (i) the Effective Date, and (ii) the date the Secured Claim becomes an Allowed Secured Claim and, if an objection was Filed to such Claim, such Secured Claim shall be deemed an Allowed Secured Claim as of the date the Order allowing such Claim as a Secured Claim becomes a Final Order; (b) retention of the Liens on the Collateral securing such Claim and receipt of deferred cash payments totaling at least the Allowed amount of such Claim, of a value, as of the Effective Date, of at least the value of such Holder’s interest in the Debtors’ interest in the Collateral for such Claim; (c) sale of the Collateral for such Claim, subject to section 363(k) of the Bankruptcy Code, with the Liens securing such Claim to attach to the net proceeds of such sale; (d) the realization by such Holder of the indubitable equivalent of such Claim; or (e) such other treatment as the Debtors and the Holder of such Claim have agreed upon in writing.

Class 2	Allowed Priority Non-Tax Claims

As soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date a Priority Non-Tax Claim becomes an Allowed Claim, the Trust shall pay the Holder of such Allowed Priority Non-Tax Claim, in full satisfaction, settlement, release and discharge of such Allowed Priority Non-Tax Claim (a) Cash equal to the amount of such Allowed Priority Non-Tax Claim, or (b) such other treatment which the Debtors and the Holder of such Allowed Priority Non-Tax Claim agree to in writing (and file and serve notice thereof) prior to Confirmation. Class 2 is unimpaired.

Estimated Amount of Allowed Claims: $45,000,000-$49,000,000[4]

Estimated Recovery Percentage: 100%

Class 3	Allowed Convenience Claims	As soon as reasonably practicable after both of the following occur: (a) the satisfaction in full, or creation of reserves which are determined by the Trustee and the Oversight Committee, in accordance with the Trust Agreement, to be adequate for satisfaction in full in accordance with the Plan, of all Allowed GE Capital Claims, Allowed Administrative Claims, Allowed Professional Claims and Allowed Priority Claims as provided in Article III of the Plan and all Trust Expenses which may be incurred, and (b) a Convenience Claim becomes an Allowed Claim, the Trust shall pay to the Holder of such Convenience Claim Cash equal to

[4]	The estimate of Allowed Priority Non-Tax Claims includes the Allowed Priority Non-Tax Claims that would be Allowed as part of the WARN Settlement (as defined in Section III.C.14.a below) if it is approved by the Court,

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Class	Description	Treatment Under Plan

one hundred percent (100%) of the amount of such Allowed Convenience Claim, in full satisfaction, settlement, release and discharge of such Allowed Convenience Claim. Any Holder of an Unsecured Claim for an amount in excess of $100 may elect to reduce his or her Claim to $100 by checking the appropriate box on the Ballot to make such election. This election is referred to herein as the “Convenience Class Election.” Failure by the Holder to timely exercise the Convenience Class Election will cause such Claim to be treated as provided for Class 4 Claims. Class 3 is unimpaired.

Estimated Amount of Allowed Claims: $350,000-$600,000

Estimated Recovery Percentage: 100%

Class 4	Allowed Unsecured Claims

Each Holder of an Allowed Class 4 Claim shall receive, in satisfaction of its Allowed Class 4 Claim, in one or more Distributions, its Pro Rata share of the Cash held in the Trust from time to time, after payment of, or creation of reserves determined by the Trustee and the Oversight Committee, in accordance with the Trust Agreement, to be adequate to pay, all other obligations which are to be paid by the Trust including, without limitation, payments to Holders of Claims with priority to Allowed Class 4 Claims and Trust Expenses, provided that no Distribution shall be made with respect to a Disputed Claim which, if Allowed, would be an Allowed Class 4 Claim, until such Claim becomes an Allowed Claim, and no Distribution shall be made with respect to an Allowed Claim until either (i) the deadline to object to such Allowed Claim expires, or (ii) the Debtors and the Committee or the Oversight Committee, as applicable, File and serve a notice of non-objection to such Claim (as provided in clause (iv) of the definition of the term “Allowed” – see Section 1.2.2 of the Plan) whether or not the deadline to object to such Claim has otherwise expired. Distributions shall be made to the Holders of such Disputed Claims and Allowed Claims for which the deadline to object has not expired as soon as practicable after such Claim becomes an Allowed Class 4 Claim or the deadline to object to such Claim expires or a notice of non-objection is given. Class 4 is impaired and is entitled to vote on the Plan.

Estimated Amount of Allowed Claims: $912,000,000-$1,190,000,000

Estimated Recovery Percentage: 12-20%[5]

[5]	The Debtors’ estimated recovery percentage for Class 4 is based on their current best estimates as to the amount of Claims that will ultimately be Allowed. However, if (i) remaining Disputed Claims, including the Former Officer Claims that are described in Section III.C.14.e below, are ultimately Allowed in the amounts sought by the Holders thereof and (ii) the WARN Settlement is not approved by the Court and the WARN Act Claims (as defined in Section III.C.14.a below) are Allowed in the amounts initially asserted

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Class	Description	Treatment Under Plan

Under the Plan, Holders of Allowed Class 4 Claims will receive a Pro Rata Distribution based upon the net Assets available to make Distributions to Class 4. As noted above, the estimated recovery range for Holders of Allowed Class 4 Claims is between 12 and 20 percent (but see footnote 5 below). Each Holder of an Allowed Class 4 Claim has the option to exercise the Convenience Class Election (as defined above in the discussion of Class 3 Claims) by checking the appropriate box on its Ballot. The minimum interim Distribution from the Trust on account of an Allowed Class 4 Claim is $100, and the minimum final Distribution from the Trust on account of such a Claim is $25. See Section VI.f.2 below. As a result, any Holder of an Allowed Class 4 Claim of $1,000 or less might not receive any Distribution from the Trust until the final Distribution, which is not likely to occur for several years, and even then, may only receive an aggregate Distribution of $120 to $200 or less. By exercising the Convenience Class Election, however, such Holder will receive a payment of $100 shortly after the later of the Effective Date or the date on which its Claim is Allowed. Creditors asserting Claims of $1,000 or less are encouraged to discuss with their attorneys and advisors the potential benefits of exercising the Convenience Class Election. Creditors asserting Claims in excess of $1,000 might also want to consider the potential benefits of the Convenience Class Election.

In addition, due to the minimum Distributions to Holders of Allowed Class 4 Claims described in the preceding paragraph, any Holder of an Allowed Class 4 Claim in excess of $100 who would otherwise be entitled to Distributions from the Trust in an aggregate amount of less than $25 will not receive any Distribution under the Plan unless such Holder exercises the Convenience Class Election. According to the Debtors’ estimates, the Holder of any Allowed Class 4 Claim between $100.01 and $215 might be impacted by the minimum Distribution provisions of the Plan, and thus might not receive any Distribution unless the Holder of such Claim checks the appropriate box on the Ballot to make the Convenience Class Election.

Class 5	Subordinated Pension Fund Claims	Holders of Subordinated Pension Fund Claims will not receive any distribution of Cash or other property under the Plan on account of their Allowed Subordinated Pension Fund Claims unless and until all Holders of Allowed Class 4 Claims have been paid the full amounts of their Allowed Class 4 Claims, and funds are held in the Reserve for by the claimants, the estimated recovery for Holders of Allowed Class 4 Claims could decrease to 6 to 8 cents for each $1 of Allowed Claim or less.

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Class	Description	Treatment Under Plan

Disputed Claims in the Face Amount of all remaining Disputed Class 4 Claims. In the event such condition to distributions to Class 5 is met, as soon as practicable after the condition is met, each Holder of an Allowed Class 5 Claim will receive, in satisfaction of its Allowed Class 5 Claim, in one or more distributions, its Pro Rata share of the Cash held in the Trust from time to time, after payment of, or creation of reserves determined by the Trustee and the Oversight Committee, in accordance with the Trust Agreement, to be adequate to pay, all other obligations which are to be paid by the Trust, including, without limitation, payments to Holders of Claims with priority to Allowed Class 5 Claims and outstanding and estimated future Trust Expenses, provided that no distribution will be made with respect to a Disputed Class 5 Claim which, if Allowed, would be an Allowed Class 5 Claim, until such Claim becomes an Allowed Claim.

Notwithstanding the foregoing, the Debtors do not believe that Allowed Class 4 Claims will be satisfied in full. Accordingly, the Debtors believe that it is highly likely that Class 5 will not receive any distribution or recovery under the Plan. The Holders of Class 5 Claims are impaired and the Holders of such Claims are therefore entitled to vote to accept or reject the Plan.

Amount of Claims: $199,840,743

Estimated Percentage Recovery: 0%

Class 6	Subordinated Claims	Holders of Subordinated Claims will not receive any distribution of Cash or other property under the Plan on account of their Allowed Subordinated Claims unless and until all Holders of Allowed Class 4 Claims and Allowed Class 5 Claims have been paid the full amounts of their Allowed Class 4 Claims and Allowed Class 5 Claims, and funds are held in the Reserve for Disputed Claims in the Face Amount of all remaining Disputed Class 4 Claims and Disputed Class 5 Claims. In the event such condition to distributions to Class 6 is met, as soon as practicable after the condition is met, each Holder of an Allowed Class 6 Claim will receive, in satisfaction of its Allowed Class 6 Claim, in one or more distributions, its Pro Rata share of the Cash held in the Trust from time to time, after payment of, or creation of reserves determined by the Trustee and the Oversight Committee, in accordance with the Trust Agreement, to be adequate to pay, all other obligations which are to be paid by the Trust, including, without limitation, payments to Holders of Claims with priority to Allowed Class 6 Claims and outstanding and estimated future Trust Expenses, provided that no distribution will be made with respect to a Disputed Class 6 Claim which, if Allowed, would be an Allowed Class 6 Claim, until such Claim becomes an Allowed Claim.

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Class	Description	Treatment Under Plan

Notwithstanding the foregoing, the Debtors do not believe that Allowed Class 4 Claims and Allowed Class 5 Claims will be satisfied in full. Accordingly, the Debtors believe that it is highly likely that Class 6 will not receive any distribution or recovery under the Plan. The Holders of Class 6 Claims are impaired and the Holders of such Claims are therefore entitled to vote to accept or reject the Plan.

Estimated Amount of Claims: TBD

Estimated Percentage Recovery: 0%

Class 7	LLC Entity Claims

Holders of LLC Entity Claims will not receive any distribution of Cash or other property under the Plan on account of their LLC Entity Claims. As a result Claims in Class 7 are impaired.

Estimated Amount of Claims: $66,128,622

Estimate Percentage Recovery: 0%

Class 8	Non-Debtor Affiliate Claims

Holders of Non-Debtor Affiliate Claims will not receive any distribution of Cash or other property under the Plan on account of their Non-Debtors Affiliate Claims. As a result, Claims in Class 8 are impaired.

Estimated Amount of Claims: $142,185,161

Estimated Percentage Recovery: 0%

Class 9	CF Bermuda Claims

If the Commutation Agreement is entered into by the parties thereto, the holder of the CF Bermuda Claims, CF Bermuda, will agree to release all of its Claims against CFCD, in exchange for commutation of the workers compensation insurance liability assumed by CF Bermuda. In that case, CF Bermuda will not receive any distribution of cash or other property under the Plan on account of its Claims. Because CF Bermuda will have consented to this treatment in the Commutation Agreement, it would be deemed to be unimpaired and to have accepted the Plan. If the Commutation Agreement is not entered into, the Debtors will assert a setoff of the workers’ compensation insurance liability assumed by CF Bermuda against the Claims held by CF Bermuda under the CFCD debentures it holds. Since these obligations are in equal and offsetting amounts, CF Bermuda would have no Allowed Claims against the Debtors, and would not be entitled to any distributions of Cash or property pursuant to the Plan. Therefore, CF Bermuda shall either be deemed to be unimpaired under the Plan or be conclusively deemed to have rejected the Plan. In either case, CF Bermuda is not entitled to vote to accept or reject the Plan.

Estimated Amount of Claims: $79,100,000

Estimated Percentage Recovery: 0%

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Class	Description	Treatment Under Plan
Class 10	Inter-Debtor Claims

Holders of Inter-Debtor Claims will not receive any distribution of Cash or other property under the Plan on account of their Inter-Debtor Claims. As a result, Claims in Class 10 are impaired.

Estimated Amount of Claims: $118,131,812

Estimated Percentage Recovery: 0%

Class 11	Interests in CFC

Holders of Interests in CFC will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Class 11 is impaired.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: 0%

Class 12	Interests in CFCD

Holders of Interests in CFCD will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Class 12 is impaired.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: 0%

Class 13	Interests in CF Airfreight

Holders of Interests in CF Airfreight will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Class 13 is impaired.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: 0%

Class 14	Interests in CF MovesU

Holders of Interests in CF MovesU will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Class 14 is impaired.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: 0%

Class 15	Interests in Leland

Holders of Interests in Leland will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Class 15 is impaired.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: 0%

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Class 16	Interests in Redwood

Holders of Interests in Redwood will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Class 16 is impaired.

Estimated Amount of Claims: N/A

Estimated Percentage Recovery: 0%

B. Brief Overview of Chapter 11

The Cases were brought under chapter 11 of the Bankruptcy Code. While chapter 11 is titled “Reorganization,” the Bankruptcy Code permits a debtor to liquidate its business and wind-up its financial affairs under this chapter. Unless otherwise ordered by a bankruptcy court, the chapter 11 debtor continues to manage its affairs as a “debtor in possession” and as a fiduciary to the creditors of its estate. In contrast, a chapter 7 trustee is appointed by the bankruptcy court to liquidate the assets of a debtor in a case brought under chapter 7 of the Bankruptcy Code. In the Cases, the Debtors have retained possession of their property and have continued to manage their financial affairs as debtors in possession.

The commencement of a chapter 11 case creates an estate comprising all of the legal and equitable interests that the debtor has in property as of the date the bankruptcy petition is filed. In the Cases, the Court has entered an order consolidating all of the Debtors’ separate chapter 11 estates into the Consolidated Estate (see Section III.C.13 below).

The filing of a chapter 11 petition triggers the “automatic stay” provisions of section 362 of the Bankruptcy Code. The “automatic stay” prohibits creditors and other parties from undertaking any action to collect a prepetition debt, claim, or obligation from the debtor or otherwise to interfere with its property or financial affairs. Unless the bankruptcy court orders otherwise, the automatic stay remains in full force and effect until a plan of reorganization is confirmed.

The Bankruptcy Code authorizes the creation of an official committee of unsecured creditors to protect the interests of unsecured creditors generally. The fees and expenses of counsel and other professionals employed by the official creditors committee are

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generally borne by the bankruptcy estate. In the Cases, the Court has approved the formation of the Creditors’ Committee, representing the collective interests of Creditors holding unsecured claims (see Section III.C.4 below).

The primary objective of a chapter 11 case is the formation, confirmation and implementation of a plan of reorganization or liquidation. A plan may either be consensual or non-consensual. It sets forth, among other things, the proposed treatment of claims against and equity interests in the debtor. The confirmation process and the conditions for confirming either a consensual or non-consensual plan are more fully described in Section IX below.

The Plan calls for the liquidation of the Assets and the distribution of Cash to Creditors holding Allowed Claims in certain classes and Trust Beneficial Interests to Creditors holding Allowed Class 4 Claims as more specifically described in Section VI below.

After a plan is filed, the holders of claims against or interests in a debtor who will receive distributions under the plan and whose claims or interests are proposed to be “impaired” by the plan are permitted to vote to accept or reject the plan. Under the Bankruptcy Code, a claim or interest is “impaired” if the plan alters the legal, equitable or contractual rights to which the holder of that claim or interest is entitled.

Section 1125 of the Bankruptcy Code requires that, prior to soliciting acceptances of the proposed plan, the debtor must prepare a disclosure statement. The disclosure statement must contain adequate information about the debtor, its assets and liabilities and the plan of reorganization or liquidation to enable a hypothetical, reasonable investor to make an informed judgment about the plan. This Disclosure Statement is presented to Creditors to satisfy section 1125 of the Bankruptcy Code.

The Bankruptcy Code requires that the Plan establish various Classes of Claims and Interests. The Bankruptcy Code further requires that each of the Claims or Interests in a Class must be substantially similar to the other Claims or Interests in that Class. Under the Bankruptcy Code, a Class of Claims will have accepted the Plan if the Plan has been accepted by Creditors that hold at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims of such Class that actually vote on the Plan. Thus, chapter 11 does not require that each holder of a Claim vote in favor of the Plan in order for the Court to confirm the Plan.

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Classes of Claims that are not “impaired” under the Plan are presumed to have accepted the Plan and, therefore, are not entitled to vote. Likewise, Classes of Claims and Interests that will not receive any distribution under the Plan are presumed to have rejected the Plan and, therefore, are not entitled to vote. Acceptances of the Plan are being solicited only from those Persons who hold Claims in impaired Classes that could conceivably receive Distributions under the Plan. Under the Plan, the only impaired Classes that might receive Distributions are Classes 4, 5 and 6 and certain subclasses of Class 1.6 While the Plan provides for distributions to holders of Allowed Claims in Classes 5 and 6 in the event that all Allowed Class 4 Claims are paid in full, the Debtors believe that Allowed Class 4 Claims will not be paid in full and, thus, there will be no distribution to holders of Claims in Classes 5 and 6 under the Plan.

In order to confirm the Plan, the Court must determine that the Plan satisfies the requirements of section 1129 of the Bankruptcy Code, including the voting requirements described above. In addition, section 1129 requires that the Plan be “feasible” and in the “best interests” of Creditors. In determining the “feasibility” of the Plan, the Court must find that there is a reasonable probability that the Debtors will be able to perform their obligations under the Plan. The “best interests” test generally requires that the value of the consideration to be distributed to the Creditors under the Plan must not be less than what they would receive if the Debtors’ assets were to be liquidated under a hypothetical liquidation pursuant to chapter 7 of the Bankruptcy Code. The Debtors believe that the Plan satisfies these requirements.

Even though a Creditor may choose not to vote or may choose to vote against the Plan, such Creditor will be bound by the terms and treatment set forth in the Plan if the Plan is confirmed by the Court. Likewise, those Holders of Claims and Interests that are not entitled to vote on the Plan will nonetheless be bound by the terms and treatment set forth in the Plan if the Plan is confirmed by the Court.

[6]	All other subclasses of Class 1 will be unimpaired under the Plan.

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Because certain Classes of Creditors and all Classes of Interests will not receive any distribution under the Plan, the Debtors will seek confirmation of the Plan under the so-called “cramdown” provisions of the Bankruptcy Code. Pursuant to section 1129(b) of the Bankruptcy Code, the Debtors may “cramdown” the Plan on non-accepting Classes of Claims and Interests if the Plan complies with all of the requirements of section 1129(a) (except section 1129(a)(8), which requires acceptance by all impaired classes), and the Debtors establish, among other things, that (i) the Plan is accepted by at least one impaired Class of Creditors, (ii) the Plan is “fair and equitable,” and (iii) the Plan does not “unfairly discriminate.” For a more complete description of the “cramdown” requirements, see section IX.A.7 of this Disclosure Statement.

III. BACKGROUND

A. Description and History of the Debtors’ Businesses

Prior to the Petition Date, the Debtors, together with their non-debtor affiliates, operated one of the largest less-than-truckload (“LTL”) long-haul freight transportation companies in North America. As a result of significant operating losses during the two years prior to the Petition Date, a lack of liquidity, and the absence of any viable reorganization options, the Debtors terminated most of their employees and commenced a wind-down of most of their business operations during the few days before filing the Cases.

1. Ownership of Debtors

CFC is a publicly-held holding company whose stock was traded on the NASDAQ stock market until it was de-listed in October 2002. CFC has tens of thousands of shareholders, many of whom own only a small number of shares. CFCD, Redwood, Leland and CF Airfreight are wholly-owned subsidiaries of CFC. CF MovesU is a wholly-owned subsidiary of CFCD. The Debtors’ corporate organization chart is attached as Exhibit C.

2. History of Debtors

The Debtors trace their history back to a small freight hauling company established by Leland James in Portland, Oregon in 1929. Over time, this company grew

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significantly, establishing or acquiring a wide-range of freight hauling-related businesses in addition to its core LTL business. Ultimately, these businesses, including the LTL business, were conducted through numerous subsidiaries under a single holding company called Consolidated Freightways, Inc.

In 1996, the shareholders of Consolidated Freightways, Inc. voted to spinoff the historic LTL business. To consummate the spinoff, CFC was formed as a newly-created public corporation. The historic LTL business conducted by CFCD, which at the time was a wholly-owned subsidiary of Consolidated Freightways, Inc., was contributed to CFC. Shares in CFC were then distributed to the shareholders of Consolidated Freightways, Inc., with each shareholder receiving one share of CFC Common Stock for every two shares of Consolidated Freightways, Inc. stock that it owned. No CFC Common Stock was retained by Consolidated Freightways, Inc. The Consolidated Freightways name was distributed to CFC for use in the LTL business, and Consolidated Freightways, Inc. changed its name to CNF, Inc. (“CNF”).

In connection with the spinoff, the Debtors entered into numerous agreements with CNF, including a distribution agreement, a tax sharing agreement and a reimbursement and indemnity agreement. Under these agreements, one or more of the Debtors or the Canada Affiliates agreed to indemnify CNF for certain liabilities in connection with the LTL business and reimburse CNF for certain costs and expenses that it incurred or might incur in connection with the pre-spinoff LTL business. CNF has asserted approximately $73 million in Claims against the Debtors under the tax sharing agreement, the reimbursement and indemnity agreement and the indemnity provisions of the distribution agreement as well as additional Claims in unliquidated amounts. Roughly $32 million of the Claims asserted by CNF is duplicative (in other words, Claims in the same amount and arising from the same purported liabilities were filed against both CFC and CFCD). The Debtors believe that they have valid objections to at least a portion of the remaining amount of CNF’s Claims.

3. Business Operations of Debtors

CFC is a holding company headquartered in Vancouver, Washington. Its only assets are its Interests in CFCD, Redwood, Leland, CF Airfreight and two non-debtor entities, CF Bermuda, an inactive wholly-owned Bermuda subsidiary, and CF Grupo S.A. de RL, a Mexican subsidiary in which CFC has a 99% ownership stake.

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Prior to ceasing its business operations, CFCD was a long-haul freight transportation company providing LTL freight services through the United States and Canada, as well as in Mexico through a joint venture, and international freight services between the United States and more than 80 countries through operating agreements with ocean carriers and a network of international partners. CFCD’s operations consisted of an extensive network that typically moved shipments of manufactured or non-perishable processed products having relatively high value that required consistent, expedited service, compared to the bulk raw materials characteristically transported by railroads, pipelines and water carriers. Since its spinoff from CNF, CFCD operated, at its peak, approximately 40,000 vehicles, including inter-city tractors and trailers and pick-up and delivery units, and had a network of approximately 350 freight terminals, metro centers and regional consolidation centers spread strategically across North America. CFCD is also the direct and indirect parent of the LLC Entities, the Canada Affiliates and inactive Guatemalan, Costa Rican and Mexican companies, none of which has any material assets. It also owns a 33% ownership stake in an inactive Dominican Republic company with no material assets.

Redwood, which was incorporated in 1997, was a third party, non-asset based logistics company that provided manufacturing and retailing customers with supply and demand-chain logistics management services, including dedicated contract warehousing and carriage and just-in-time delivery. Redwood operated four warehouses in the United States and three warehouses in Mexico through its subsidiaries Redwood Systems Services S.A. de C.V. and Redwood Systems Logistics S.A. de C.V.

Leland was a service corporation that has not had any significant business operations for the past three (3) years.

CF Airfreight was a non-asset based global air and ocean freight forwarder that provided overnight, one- and two-day service to over 20,000 communities in North America through a comprehensive network of service centers. In addition, CF Airfreight reached more than 800 markets in 180 countries around the world.

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CF MovesU.com provided residential moving services and was a less expensive “no frills” alternative to traditional movers.

B. Events Precipitating the Bankruptcy Cases

Prior to filing for bankruptcy protection on September 3, 2002, the Debtors expended great effort to address operating losses, contain costs, restructure their operations and secure financing to allow them to continue operating in the difficult economic climate that developed following the events of September 11, 2001. The resulting contraction in the insurance and credit markets affected the Debtors particularly severely, as the Debtors had actively been seeking additional funding sources to resolve their liquidity difficulties. These liquidity difficulties resulted from poor operating performance starting in 1999, which continued in 2000 and 2001. The Debtors’ net income loss for fiscal year 2001 equaled $104.3 million. In 2002, the Debtors continued to experience significant losses. The Debtors partially met their liquidity needs in the first half of 2002 by obtaining real-estate backed financings from both Bayview Financial Trading Group L.P. (“BayView”) and JDI Sterling L.L.C. (“Sterling”).

In May 2002, the Debtors’ Board of Directors replaced then Chief Executive Officer, Patrick Blake, with John Brincko, a turnaround specialist. In the third quarter of 2002, under Mr. Brincko’s management, the Debtors actively sought ways to significantly increase their liquidity and restructure their operations in order to stem losses and return the Debtors to profitability. Specifically, the Debtors undertook an aggressive cost reduction program, which they referred to as the “Phoenix Project.” The Phoenix Project included operational and expense reductions in freight handling and distribution, administration, human resources and benefits, labor, purchasing, and facilities maintenance and management. As part of the Phoenix Project, the Debtors sought wage concessions (known as the “WIN Program”) from the International Brotherhood of Teamsters, which represented the majority of the Debtors’ bargaining unit employees. The wage concessions were expected to yield between $80 million and $100 million of reduced payroll costs annually, and the total savings from the Phoenix Project were anticipated to be between $160 million and $200 million.

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The Debtors’ ability to implement the Phoenix Project and thereby continue to operate outside chapter 11 depended on the consummation of financing transactions that would provide the Debtors with additional liquidity. In June 2002, the Debtors approached GE Capital seeking $30 million in liquidity, over and above the amounts GE Capital already had made available to the Debtors. The Debtors sought this additional liquidity in order to satisfy their projected operating needs and the requirements for renewal of their insurance programs in October 2002. At the time they approached GE Capital, the Debtors had available under-leveraged assets of approximately $170 million to use as collateral for the proposed financing transactions. While GE Capital initially seemed receptive to the Debtors’ proposal, it ultimately declined to provide additional financing to the Debtors.

Concurrently with their discussions with GE Capital, the Debtors also began discussions with other potential financing sources. By July 2002, the Debtors had narrowed such discussions with alternative providers to Bank America Business Credit (“BABC”) and Congress Financial (“Congress”). In late July 2002, the Debtors were able to relieve temporarily some of their liquidity pressure by entering into, through one of the Canada Affiliates, a $22 million CND (approx. $16 million US) revolving credit agreement with Congress, backed by the Canada Affiliate’s accounts receivable. The Debtors were permitted to access a limited portion of this facility for their domestic operations.

On or about August 8, 2002, the Debtors learned that certain affiliates of Kemper Surety (collectively, “Kemper”) had issued or intended to issue a notice of cancellation of the $25 million unsecured surety bond issued as a collateral guarantee for a portion of the Debtors’ self-insurance program. Without the Kemper bond or similar financial assurances for the Debtors’ insurers, these insurers would be entitled to enforce remedies against the Debtors under the indemnifications that the Debtors had provided to them, including demanding additional collateral, drawing on the letters of credit that the Debtors had posted as collateral and commencing enforcement actions against the Debtors. In addition, a cancellation of the Kemper bond would have triggered defaults in other of the Debtors’ agreements, and would have likely led other sureties to cancel the bonds that they had posted in favor of the Debtors. Thus, the

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Debtors believed that even the mere disclosure by Kemper of its intention to terminate the bond would have a domino effect which would imperil their ability to finance – and thus continue – their business operations.

During the approximately two weeks that followed the Debtors’ receipt of oral notice of the possible bond cancellation, the Debtors discussed with Kemper and Marsh, the Debtors’ insurance broker, the devastating impact that the cancellation of the bond and resulting disclosure obligations would have on the Debtors’ ability to continue operating. During these discussions, Kemper indicated a willingness to cooperate with the Debtors in order to resolve the matter. Although Kemper’s position evolved during this time frame, it indicated at one point that the posting of $1 million to $3 million in cash collateral would be sufficient to secure the renewal of the bond. Ultimately, however, Kemper demanded $15 million in cash collateral. Thus, the Debtors’ negotiations with Kemper failed because, given their liquidity situation and other working capital needs, the Debtors were unable to satisfy Kemper’s demands within the time period set by Kemper. By late August 2002, it became clear that Kemper would not rescind its Notice of Cancellation. Moreover, the timing of Kemper’s cancellation and the Debtors’ on-going liquidity problems deprived the Debtors of any meaningful opportunity to obtain replacement financing or otherwise to reach some accommodation with their insurers. Further exacerbating the situation was the fact that the Debtors’ insurance programs were set for renewal in October 2002.

On August 30, 2002, faced with the cancellation of the Kemper bond, the pending expiration of the Debtors’ insurance programs and the Debtors’ dwindling working capital resources with no apparent source of additional short-term liquidity, the Board voted to discontinue the Debtors’ business operations, with the exception of CF Airfreight and the Canada Affiliates, and to file for chapter 11 bankruptcy protection. During the Labor Day holiday weekend, CFC, CFCD, Redwood, Leland and CF MovesU notified their employees, union representatives, vendors and others of an immediate cessation of operations, and ceased all operations except those limited operations necessary to protect their assets and deliver the approximately $2.3 billion of freight that was then in their systems. Employees (and, where applicable, their union representatives) were notified of their immediate employment termination.

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C. Significant Events During the Cases

The Debtors commenced the Cases on September 3, 2002. Set forth below are certain of the significant events that have occurred since the Debtors commenced the Cases.

1. First Day Pleadings and Postpetition Financing

Simultaneously with filing their chapter 11 petitions, the Debtors filed various pleadings seeking emergency relief necessary to ensure the smooth administration of the Cases and the successful wind-down of their operations. These pleadings included motions seeking the joint administration of the Cases, the continuation of the Debtors’ bank accounts and cash management system, certain notice and service procedures, procedures for addressing adequate assurance requests from utilities, the retention of a claims agent and the rejection of certain equipment leases.

The Debtors also sought and obtained debtor-in-possession financing (the “DIP Facility”) from GE Capital, their primary prepetition secured lender. Under the DIP Facility, the Debtors obtained a $225 million loan from GE Capital, which included coverage for $117 million in prepetition letters of credit. By the end of 2002, the Debtors had repaid all amounts that had been drawn under the DIP Facility, including amounts attributable to the Debtors’ reimbursement obligations in connection with a $62 million prepetition letter of credit that had been drawn on by The United States Fidelity and Guaranty Company or one of its affiliates in September 2002. All of the other prepetition letters of credit have been drawn or cancelled, with the exception of a $55 million letter of credit issued to Reliance Insurance Company (“Reliance”) and a $408,750 letter of credit held by the County of Riverside, California (the “Riverside LC”). The Reliance letter of credit that was included in the DIP Financing was replaced by a letter of credit issued by U.S. Bank National Association (the “U.S. Bank LC”). The Debtors obtained Court authority to replace the U.S. Bank LC with a letter of credit issued by Bank of America, N.A. and replaced the U.S. Bank LC with a Bank of America letter of credit in June 2004.

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Although all non-contingent amounts owed to GE Capital under the DIP Facility have been repaid and the letter of credit exposure of GE Capital has been replaced (except for the Riverside LC), GE Capital was holding, as of March 31, 2004, approximately $14 million of the Debtors’ cash as collateral for certain contingent liabilities of GE Capital in connection with a claim asserted by Burlington Northern & Santa Fe Railway Company (“BNSF”) against the Debtors for interline charges, potential claims for interline payments by other carriers, and miscellaneous other charges. The Debtors, GE Capital and BNSF have entered into a limited settlement agreement in the BNSF litigation against the Debtors and GE Capital described in Section III.C.14 below, pursuant to which GE Capital deposited in May 2004 approximately $6.4 million of the cash it was holding as of March 31, 2004 into a segregated account and disclaimed any interest in such funds, and in exchange, BNSF dismissed GE Capital from its lawsuit and released certain claims against GE Capital. The Debtors expect to avoid GE Capital’s other contingent liabilities and obtain the return of their cash collateral prior to, or upon the effectiveness of, the Plan except for amounts that GE Capital is entitled to apply to its unreimbursed fees and costs (including attorneys’ fees) under the DIP Financing agreements.

2. Wind-Up of Business Operations

Having obtained the DIP Facility, the Debtors devoted most of their efforts in the first month of the Cases to delivering to their customers the approximately $2.3 billion worth of freight, encompassing more than 230,000 shipments, that remained in the Debtors’ system on the Petition Date. The Debtors delivered the freight using drivers and dock workers rehired for that purpose and contracting out deliveries to third parties. By the end of October 2002, the Debtors had delivered approximately 99.8% of the freight that was trapped in their system on the Petition Date. While this process was time-consuming, it was time well spent for the benefit of the Debtors’ estates. By moving the freight to its intended destinations as quickly as possible, the Debtors were able to avoid potentially hundreds of millions of dollars in damage claims and preserve the value of their accounts receivable.

CF Airfreight was the only Debtor that did not commence a wind-down of its business operations before the Petition Date. Instead, CF Airfreight continued its prepetition

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business operations while the Debtors attempted to sell its business or assets as a “going concern.” Ultimately, however, no viable offers for CF Airfreight’s business or assets were received within the first two months of the Cases. As a result, the Debtors’ management determined that it was in the best interests of their estates to discontinue CF Airfreight’s operations rather than continue to incur the costs of on-going operations. Therefore, in November 2002, the Debtors terminated substantially all of CF Airfreight’s employees and commenced a wind-down of its business operations.

3. Employment of Bankruptcy Professionals for the Debtors

After commencing the Cases, the Debtors obtained Court approval to retain Brincko Associates, Inc. as their restructuring advisors, Latham & Watkins LLP as their general bankruptcy counsel, Irell & Manella as their securities counsel, Stoel Rives LLP as their finance, benefits, intellectual property and real estate counsel, Hodgson Russ LLP as their special labor counsel, Jeffer, Mangels, Butler & Marmaro LLP as their special litigation counsel, Scott D. Pinsky (“Pinsky”) as special collections counsel and Sussman Shank LLP as special Claims objection counsel. The Debtors also retained Transportation Property Corporation (“TPC”) as their real estate brokers, Blackmon Auctions, Inc. (“Blackmon”) as auctioneer for their rolling stock and certain of their personal property and Chanin Capital Partners L.L.C. (“Chanin”) as their investment bankers and financial advisors in connection with, among other things, the sale of the assets of the Canada Affiliates. The Debtors have also obtained approval to employ and compensate numerous “ordinary course” professionals.

4. Appointment of Unsecured Creditors’ Committee

Shortly after the Petition Date, the Office of the United States Trustee appointed the Creditors’ Committee. The following are the Creditors’ Committee’s current members as of March 31, 2004: CNF, Inc., Central States Southeast & Southwest Areas Health and Welfare Funds, International Brotherhood of Teamsters, New York States Teamsters Conference Pension & Retirement Fund and New York States Teamsters Council Hospital Fund, J.P. Morgan Trust Company (formerly Bank One Trust Co., N.A.), CNA Surety, Bank One Investment Advisors, the PBGC, Chicago Truck Drivers, Helpers & Warehouse Works Union (Independent) Pension Fund, Sharon Nace, Western Pennsylvania Teamsters and Waste Management.

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The Creditors’ Committee received Court authorization to retain the law firm of Stutman, Treister & Glatt Professional Corporation as its general bankruptcy counsel and Ernst & Young Corporate Finance, LLC as its financial advisor in September 2002. The address for Creditors’ Committee counsel is:

Stutman, Treister & Glatt P.C.

Attention: Richard M. Neiter,

                 Gary Klausner

1901 Avenue of the Stars

12th Floor

Los Angeles, California 90067

Tel: (310) 228-5600

Fax: (310) 228-5788

5. Establishment of Bar Date

In November 2002, the Court entered an order establishing February 7, 2003 as the deadline for Creditors, other than governmental entities and certain guarantors and other co-obligors, to file proofs of claim related to prepetition claims against the Debtors. As of March 19, 2004, a total of 26,787 proofs of claim had been filed in the Cases, in the aggregate amount of $11.7 billion. The Debtors have identified roughly 8,400 Claims in the aggregate amount of $10.3 billion which they believe are objectionable in their entirety. The Debtors have also identified thousands of other claims which they believe should be Allowed in amounts less than the amounts asserted by the claimants in their proofs of Claim. Since November 2003, the Debtors have been filing objections to these Claims. The Debtors anticipate that the Claim objection process will continue well after the Effective Date. In addition to the proofs of Claim filed against the Debtors, there are roughly 18,000 Claims included in the Schedules of Property and Debts filed by the Debtors in November 2002, in an aggregate amount of approximately $25 million (not including the LLC Claims, the Non-Debtor Affiliate Claims and Inter-Debtor Claims), which the Debtors believe are valid obligations.

6. Assumption and Rejection of Executory Contracts and Leases

Prior to the Petition Date, one or more of the Debtors were tenants under

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approximately 195 real property leases. The Debtors have rejected all of these real property leases or allowed them to terminate in accordance with their terms. The Debtors have also rejected all of their leases of operating equipment, including tractors and trailers, as well as most of their other executory contracts.

In February 2004, the lease for the Debtors’ headquarters (the “Former HQ Lease”) terminated according to its terms, and the Court authorized the Debtors to enter into a lease (the “New HQ Lease”) for approximately 8,400 square feet in downtown Vancouver, Washington to serve as the Debtors’ new headquarters. The Debtors estimate that their rent, telecommunications, janitorial and other costs under the New Lease are $30,000 per month less than what they were under the Former HQ Lease. In addition, the Debtors have the right to terminate portions of the space leased under the New HQ Lease as they continue to reduce their headcount, thus saving the Consolidated Estate additional amounts. Upon the Effective Date, the Trust will assume the Debtors’ remaining obligations under the New HQ Lease and use the space as its primary offices rather than renting other space.

7. Developments Concerning the Debtors’ Employees

During the Cases, the Debtors have continued to terminate employees as they have wound down their business operations and affairs. The headcount of employees is down from 16,555 just prior to the Petition Date to 24 employees as of March 31, 2004. The Debtors are also employing several independent contractors for special purposes.

Shortly after the Petition Date, the Debtors obtained Court approval of an employee retention plan for all of their employees other than their Chief Executive Officer and Chief Financial Officer. Under this retention plan, individuals employed by the Debtors after the Petition Date are entitled to a bonus equal to fifty percent (50%) of their post-petition wages unless they terminate their employment before being asked to do so by the Debtors or are terminated for cause. On November 24, 2003, the Court approved modifications to the retention plan, pursuant to which employment and retention payments are guaranteed to the Debtors’ present employees through June 30, 2004. The Court has extended the employee retention plan through the earlier to occur of October 31, 2004 and the Effective Date.

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8. Postpetition Accounts Receivable Collection Efforts

As of the Petition Date, the Debtors had $268.0 million of accounts receivable outstanding, with expected collection, after claims, pricing and billing offsets, of approximately $200.0 million. The Debtors generated $4.8 million of accounts receivable post-petition.

In November 2002, the Debtors obtained Court approval to enter into compromises of accounts receivable within certain parameters without further Court approval. The Debtors have also obtained Court approval of more than 110 compromises of accounts receivable that did not fall within these parameters.

As of July 16, 2004, the Debtors have collected $219.7 million of accounts receivable, 110% above expected levels. The Debtors expect to collect an additional approximately $600,000 of accounts receivable from outsourced collection agencies and collection litigation by Pinsky.

9. Sale of Personal Property Assets

As of the Petition Date, the Debtors owned roughly 67,000 trucks, trailers and other pieces of operating equipment (the “Owned Rolling Stock”). In November 2002, the Court authorized the Debtors to retain Blackmon to conduct auctions of the Owned Rolling Stock. These auctions were completed by the end of June 2003. The net proceeds from sales of Owned Rolling Stock totaled $46.3 million, which exceeded expectations by approximately than 30%.

Blackmon also conducted auctions of certain of the Debtors’ other personal property (including office furniture and equipment, communications equipment, shop equipment, computers, forklifts, hostlers and over, short and damaged cargo). The net proceeds from these sales totaled $5.1 million, which exceeded the Debtors’ expected proceeds by 155%.

10. Real Property Sales: Auctions

As of the Petition Date, the Debtors owned, whether directly or through the LLC Entities, 222 parcels of real property (the “Parcels”) spread across the United States, with prepetition appraised values in the aggregate amount of $430.9 million (“Old AV”). During the Cases, the Debtors obtained reappraisals of many of the Parcels, and the aggregate appraised value of all of the Parcels was reduced to $345.6 million (“New AV”).

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As noted above, the Debtors retained TPC as their real estate brokers to sell substantially all of the Parcels. In November 2002, the Court approved bidding and auction procedures for sales of the Parcels. As of July 16, 2004, the Debtors have conducted nineteen (19) auctions of the Parcels. With the exception of one auction in which only the Parcel located in Mira Loma, California was sold, each of these auctions involved between three (3) and twenty-four (24) Parcels. The Court has ratified the results of these auctions and authorized the Debtors to sell these Parcels to the winning bidders at the auctions.

Attached hereto as Exhibit D is a spreadsheet summarizing, as of July 16, 2004, the results of auctions of the Parcels and the Debtors’ estimates of the values of the Parcels that have not been auctioned. As of July 16, 2004, 207 Parcels have been sold, including certain Parcels which are in escrow pending the closing of the sales, for total proceeds of $342.8 million for sales which have closed, and $17.6 million for sales which are in escrow. The aggregate $360.4 million of proceeds is approximately 105% of Old AV, and approximately 122% of New AV. The 15 Parcels which have not yet been sold are expected to generate an additional $44.4 million of proceeds, for total expected proceeds of $404.8 million, which is approximately 94% of Old AV, and approximately 117% of New AV. The $404.8 million of expected proceeds exceeds the Debtors’ estimates at the beginning of the Cases by approximately $80 million.

11. Sale of the Assets of the Canada Affiliates

As noted above, the Debtors retained Chanin as their investment banker in connection with, among other things, the sale of the Canada Affiliates. In early 2003, the Debtors received an offer from an affiliate of Edgestone Capital, a Canadian investment firm (“Edgestone”), to purchase substantially all of the Canada Affiliates’ assets (the “Canada Assets”). The Debtors sought and obtained Court approval of bidding procedures for this sale in March 2003. However, the Debtors were unable to negotiate definitive terms of the sale agreements with Edgestone and aborted the sale.

During the summer of 2003, Edgestone made a revised offer for the Canada Assets. In July 2003, the Debtors sought and obtained Court approval of proposed bidding procedures for this sale, including a break-up fee payable to Edgestone in the event it was not the

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successful bidder. The Debtors conducted an auction for the Canada Assets on August 25, 2003. At the auction, the highest bid for these assets, $69.6 million (Canadian) plus the assumption of certain liabilities, was made by TFI Transport 7 L.P. The Court approved the sale of the Canada Assets to TFI Transport 7 L.P., and the sale closed in January 2004.

12. The LLC Affiliates’ Chapter 11 Cases and the Settlement with the Pension Fund Parties and the PBGC

In early 2002, the Debtors sought more than $85 million in additional liquidity to fund ongoing operations and capital expenditures for fiscal year 2002. The Debtors created the LLC Affiliates as “special purpose entities” solely to effectuate financing/sale and leaseback transactions to fund the Debtors’ operations. In these transactions, CFCD contributed certain parcels of real property (the “LLC Parcels”), owned by it, to its newly-formed direct subsidiaries, CFCD 2002 Member LLC and CFCD 2002A Member LLC, which in turn transferred such properties to their wholly-owned subsidiaries, CFC 2002 LLC and CFCD 2002A LLC, respectively, as equity contributions. CFCD 2002 LLC and CFCD 2002A LLC then mortgaged the LLC Parcels to secure loans from, respectively, BayView and Sterling. CFCD 2002 LLC and CFCD 2002A LLC remitted the loan proceeds to CFCD and leased the LLC Parcels back to CFCD for use in CFCD’s business. At the time of these transactions, the market value of the LLC Parcels greatly exceeded the amounts of the loans extended by BayView and Sterling.

After filing their chapter 11 petitions, the Debtors became concerned that the Pension Fund Parties and the PBGC might assert that the LLC Affiliates were jointly and severally liable for certain of the Debtors’ liabilities resulting from the termination of the Consolidated Freightways Corporation Pension Plan (the “Defined Benefit Pension Plan”) and withdrawal by CFCD from the multiemployer pension funds of the Pension Fund Parties. In order to obtain the protection of the Bankruptcy Code’s automatic stay before the PBGC or the Pension Fund Parties could undertake any action against the LLC Affiliates, each of the LLC Affiliates sought protection under chapter 11 on February 3, 2003.

On May 28, 2003, the Court entered orders approving stipulations between the Debtors, the LLC Affiliates and BayView and Sterling (the “Payment Stipulations”). Among

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other things, the Payment Stipulations provided for the repayment of the loans extended to CFCD 2002 LLC and CFCD 2002A LLC by, respectively, BayView and Sterling. As of the date hereof, all amounts outstanding under these facilities have been repaid in full.

In March 2003, CFCD filed a motion (the “Consolidation Motion”) seeking to substantively consolidate the chapter 11 cases of the LLC Affiliates into the CFCD Case. The Consolidation Motion was opposed by the Pension Fund Parties and the PBGC. In particular, the Pension Fund Parties and the PBGC asserted that their rights and interests as creditors of the LLC Affiliates would be impaired and prejudiced if the LLC Affiliates were to be substantively consolidated into CFCD.

Shortly after filing the Consolidation Motion, the Debtors commenced settlement discussions with the Pension Fund Parties and the PBGC in order to resolve their objections to the Consolidation Motion. During these settlement discussions, it became clear to the Debtors that resolution of the Consolidation Motion required the resolution of numerous other issues and disputes with the Pension Fund Parties and the PBGC, including (i) the amount and priority of their Claims and (ii) the validity, amount and enforceability of their claims against the Canada Affiliates, and thus their right to proceeds from the sale of the Canada Assets.

In November 2003, the Debtors entered into the Consolidation Stipulation resolving these issues and disputes as well as other disputes relating to the Consolidation Stipulation. Pursuant to the Consolidation Stipulation, (i) the Debtors agreed to withdraw the Consolidation Motion and not seek to consolidate the estates of the LLC Affiliates with the estate of CFCD, (ii) the Debtors, the Pension Fund Parties and the PBGC agreed to share the net proceeds from the liquidation of the assets of the LLC Affiliates and the sale of the Canada Assets on the terms set forth in the Consolidation Stipulation, including, among other consideration, that (a) the Debtors would receive seventy-three percent (73%) of the net proceeds (as calculated pursuant to the Consolidation Stipulation) from sales of the LLC Affiliates’ real estate assets and twenty percent (20%) of the net proceeds (as calculated pursuant to the Consolidation Stipulation) from the sale of the Canada Assets, (b) the LLC Creditors would receive twenty-seven percent (27%) of the net proceeds from sales of the LLC Affiliates’ real

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estate assets and eighty percent (80%) of the net proceeds from the sale of the Canada Assets, (c) the Debtors would receive seven percent (7%) of the purchase price paid by the purchaser of the Canada Assets (roughly $3.8 million) in consideration for certain of the Debtors’ intellectual property assets which were sold with the Canada Assets, and (d) the Debtors would receive $2.4 million as a reimbursement for certain expenses incurred by them in connection with the sale of the Canada Assets, (iii) the Claims of the PBGC and the Pension Fund Parties, as well as the Claims of certain of their affiliated health and welfare funds (other than Claims asserted under the Workers Adjustment and Retraining Notification Act (the “WARN Act”)), would be allowed in specified amounts and subject to specified reductions as set forth in the Consolidation Stipulation, (iv) the LLC Affiliates’ chapter 11 cases would be dismissed, (v) CNF would be paid $3.75 million from the gross proceeds of the sale of the Canada Assets on account of its indemnification claims against the Canada Affiliates, and (vi) the Debtors’ chapter 11 estates would be substantively consolidated, so that all of the assets of any of the Debtors and all of the Claims against any of the Debtors would be administered as though the Debtors consisted of a single corporate entity. The Court approved the Consolidation Stipulation at a hearing on February 25, 2004 and entered its Order on April 27, 2004. On or about May 5, 2004, Crown Enterprises, Inc. (“Crown”) and Atlas Oil Holding Corporation (“Atlas”) filed a notice of appeal of the Order approving the Consolidation Stipulation. To date, Crown and Atlas have not obtained a stay of the Order pending their appeal or posted an appeal bond. The Debtors served notice of the effectiveness of the Consolidation Stipulation on June 11, 2004, and the Court entered Orders dismissing the LLC Entities’ chapter 11 cases on June 29, 2004. Pursuant to the Consolidation Stipulation and Order thereon, the Debtors distributed approximately $19.5 million to the PBGC and the Pension Fund Parties in June 2004.

The Debtors estimate that the Pension Fund Parties and the PBGC will realize approximately $57.8 million in the aggregate under the Stipulation (including the amounts distributed to date) consisting of their portion of the net proceeds of the sales of the LLC Parcels and the sale of the Canada Assets.

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13. Consolidation of the Debtors’ Estates

In connection with the Consolidation Stipulation, the Court substantively consolidated the Debtors’ estates. As a result, all assets and liabilities of the Debtors are treated as if the Debtors were merged into a single entity for purposes of Distributions under the Plan. In addition, all guarantees by any Debtor of the payment, performance or collection of an obligation of any other Debtor have been eliminated and cancelled. Likewise, any Claims against more than one Debtor which are based upon or relate to the same or similar facts, circumstances, indebtedness or obligations are entitled to receive a single Distribution from the Consolidated Estate, based upon the largest amount for which any such multiple Claims is Allowed, notwithstanding the fact that such Holders may have filed proofs of such Claims or asserted such Claims against more than one of the Debtors.

Any Avoidance Actions and other Causes of Action that the Debtors might have or assert against any Person other than another Debtor, the LLC Entities or the Canada Affiliates were preserved and remain unaffected by the substantive consolidation of the Debtors’ estates, except to the extent any such actions were expressly waived or settled pursuant to the Consolidation Stipulation or the Order approving the Consolidation Stipulation.

14. Litigation

The Debtors are parties to numerous adversary proceedings brought in connection with the Cases. Many of these proceedings are collection and preference actions initiated by the Debtors. In addition, one or more of the Debtors are defendants in adversary proceedings seeking damages or equitable relief against the Consolidated Estate. These adversary proceedings are described below.

a. WARN Act Claims Litigation

On February 6, 2003, six former non- bargaining unit employees of the Debtors filed a complaint (the “WARN Act Complaint”) against CFC alleging that the Debtors had violated the WARN Act by failing to provide their employees with sufficient notice prepetition before the employees were terminated. In addition, the International Brotherhood of Teamsters, the Office & Professional Employees International Union and the International Association of

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Machinists & Aerospace Workers (collectively, the “Unions”) each filed proofs of claim against the Debtors alleging violations of the WARN Act and seeking relief under that statute for the bargaining unit employees of the Debtors. In an effort to address all current and potential Claims that may be asserted against the Debtors under the WARN Act (collectively, the “WARN Act Claims”) at once, the Debtors sought to convert the adversary proceeding to a defendant class action covering all non-bargaining unit employees. On June 23, 2003, the Court entered its “Order Certifying All Non-Bargaining Unit Employees of Debtor as a Rule 23(b)(1) Class For Purposes of Establishing Applicability of the WARN Act and Any Liability Thereunder.” Also on June 23, 2003, the Court entered an Order which requires that all proceedings related to any WARN Act Claim be coordinated with the class action adversary proceeding (Adversary No. RS 03-1074 MG). The Debtors filed an answer to the WARN Act Complaint and objections to each of the Claims asserted by the Unions and several pension funds, which also filed proofs of claim seeking WARN Act damages. The aggregate amount of WARN Act Claims as asserted equaled approximately $300 million, all or a portion of which the claimants asserted was entitled to administrative priority treatment or priority treatment under section 507(a)(3) of the Bankruptcy Code.

After substantially completing discovery with respect to the WARN Act Claims, the parties engaged in renewed settlement negotiations. These negotiations ultimately culminated in a settlement of the WARN Act Claims (the “WARN Settlement”). The WARN Settlement is conditioned on approval of the Bankruptcy Court, which has not yet been obtained. On August 4, 2004, the Debtors filed a motion with the Court seeking approval of the WARN Settlement. A hearing to consider this motion has been scheduled for August 27, 2004. If the Court does not approve the WARN Settlement, the parties will either litigate the WARN Act Claims, modify the WARN Settlement in order to secure Court approval or negotiate a new settlement of the WARN Act Claims. The Debtors believe that any of these other alternatives will result in significantly increased administrative costs for the Consolidated Estate regardless of the ultimate outcome of such litigation or alternative settlement.

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Under the WARN Settlement, the Unions and the non-bargaining unit employees (the “Class”) have agreed to settle their WARN Act Claims for a lump sum calculated as the sum of fifteen (15) working days of damages (wages and benefits) for employees who worked at facilities with fifty (50) or more employees and three (3) working days of damages for employees who worked at facilities with fewer than fifty (50) employees. The Unions will also have an allowed administrative claim in the amount of $450,000, which is equal to 85% of their attorneys’ fees and costs incurred through the close of discovery. The Class will not receive an allowed administrative claim for attorneys’ fees and costs. Instead, the Debtors have agreed that they will not oppose Class counsel’s request that the Court approve the 33 1/3% contingency (plus costs) provided for by their agreement with the Class they represent. If approved, the contingency would not become a claim in the Cases, but would instead be paid as a lump sum from each of the Class members’ settlement payments, so that, essentially, counsel is entitled to receive 33 1/3% of each Class member’s priority settlement amount and 33 1/3% of each Class member’s unsecured settlement amount.

The Debtors estimate that the total amount of Claims allowed under the WARN Settlement will aggregate approximately $51 million (not including the Unions’ $450,000 administrative claim for attorneys’ fees and costs). Of this amount, up to approximately $37 million might be entitled to priority treatment under sections 507(a)(3) and 507(a)(4) of the Bankruptcy Code, with the balance being an Allowed Unsecured Claim. The portion of any former employee’s WARN Act Claim Allowed pursuant to the WARN Settlement that will be entitled to be paid as a Priority Non-Tax Claim will not exceed the $4,650 cap set forth in section 507(a), less any amounts previously paid to that employee post-petition for pre-petition services pursuant to an Order of the Court.

b. Burlington Northern & Santa Fe Railway Company vs. CF

On February 26, 2003, BNSF filed a complaint against CFCD and GE Capital. The complaint sought an order from the Court declaring and establishing a constructive trust over payments made by customers to CFCD for transportation services provided by BNSF. On June 19, 2003, the Court granted the Debtors’ motion to dismiss in part, without leave to amend, except that BNSF was permitted forty-five days to amend the complaint to plead with specificity the existence of a resulting trust.

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BNSF amended its complaint to allege the existence of a resulting trust under federal common law and Kansas State law. Following the filing of the amended complaint, the Debtors negotiated, and the Court approved, a partial settlement of the action under which an escrow arrangement would be established, which would allow GE Capital to be dismissed from the action. Under this settlement, GE Capital deposited approximately $6.4 million of the Debtors’ cash collateral which it was holding into a segregated account, and the Debtors deposited an additional approximately $1.2 million into this segregated account.

The Court recently denied a motion to dismiss the amended complaint filed by the Debtors. The Debtors have answered the amended complaint, and BNSF has served interrogatories and requests for production of documents. The Debtors have also commenced discovery.

c. American Casualty Company vs. CF

On February 4, 2003, American Casualty Company of Reading, Pennsylvania (“ACC”) filed a complaint in the Court against CFCD, CF Airfreight and Redwood asserting two claims for declaratory relief. At ACC’s request, the United States District Court for the Central District of California (the “District Court”) withdrew the reference of this action to the Court. Prior to the Petition Date, ACC issued surety bonds (the “ACC Surety Bonds”) which assure that certain customers using the Debtors’ freight services can recover claims for damages to freight shipped by the Debtors up to $5,000 per cargo claim. The Debtors have estimated that there are in excess of 30,000 cargo claims, not all of which are the subject of timely-filed proofs of claim in the Cases. The aggregate amount of Claims is approximately $17.5 million. Roughly $10 million of these claims are asserted by customers who are also indebted to the Debtors for services. The Debtors anticipate that these customers might assert a right to offset their cargo Claims against their indebtedness to the Debtors, as well as Claims against ACC under the ACC Surety Bonds. The declaratory relief claims asserted by ACC were that (a) the Debtors were required to set off amounts owed to cargo customers against cargo claims owed by the customers

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to the Debtors, which would have the effect of reducing ACC’s liabilities under the ACC Surety Bond, and (b) only certain kinds of cargo Claims were entitled to the benefits of the ACC Surety Bonds.

The Debtors and ACC reached a settlement of this action (the “ACC Settlement”). Under the ACC Settlement, ACC will pay the Debtors $3,975,000 (the “ACC Settlement Amount”) within ten (10) days of entry of a final Order approving the settlement agreement. A portion of the ACC Settlement Amount is intended to cover any claim against any of the Debtors resulting from the loss of or damage to cargo that was (i) transported by such Debtor under its common carrier certificate, (ii) subject to the tariffs maintained by such Debtor and (iii) not subject to a written, bi-lateral contract between the claimant and such Debtor (the “Non-Contract Claims”), up to the maximum that ACC was liable to the Claimant under the terms of the ACC Surety Bonds. The balance of the ACC Settlement Amount is intended to (i) reimburse the Debtors for the cost of administering the Non-Contract Claims, (ii) indemnify ACC in the event that the Debtors are required to indemnify ACC should an action on a Non-Contract Claim be filed directly against ACC and (iii) provide the Debtors with a small cushion in the event that the Non-Contract Claims ultimately allowed are greater than the Debtors’ estimates. The parties have agreed that liability on the bonds issued by ACC extends solely to Non-Contract Claims and not to claims arising from contract carriage provided by the Debtors or any of their affiliates. In exchange for the ACC Settlement Amount, ACC will be entitled to Allowed Class 4 Claims in the amounts of $3,975,000 and $220,400 and an allowed Administrative Claim of $30,000.

The Court approved the Debtors’ settlement with ACC on June 18, 2004.

d. Norfolk Southern Railway Company vs. CF

On February 7, 2003, Norfolk Southern Railway Company (“Norfolk”) filed a complaint against Debtors CFC and CFCD. The complaint sought an order from the Court declaring and establishing a trust over payments made by transportation customers to CFC and CFCD for transportation services provided by Norfolk. On May 22, 2003, the Court granted the Debtors’ motion to dismiss in part, without leave to amend. In July 2003, Norfolk filed a notice of appeal appealing the Order of the Court to the District Court. In March 2004, the District Court affirmed the Court’s Order dismissing the Norfolk complaint. Norfolk has appealed the District Court’s decision to the United States Court of Appeals for the Ninth Circuit.

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e. Former Officer Claims

In August 2003, a group of the Debtors’ former salaried employees filed a lawsuit (the “Paulsen Litigation”) against several defendants including Stephen D. Richards and Robert E. Wrightson (together, the “Former Officers”), two former officers of the Debtors, alleging, among other things, that the Former Officers breached certain fiduciary duties while they were members of the Administrative Committee of the Defined Benefit Pension Plan. None of the Debtors are defendants in the Paulsen Litigation, which seeks $270 million in damages, plus attorneys’ fees and costs.

On December 26, 2003, each of the Former Officers filed a proof of claim in the amount of $270 million (plus fees, expenses and other damages) against the Debtors asserting that he is entitled to indemnification from the Debtors for, among other things, the amount of any judgment that might be entered against him in the Paulsen Litigation. The Debtors or the Liquidating Trust will object to these claims of the Former Officers (the “Former Officer Claims”) and believe that they should be disallowed in their entirety.

Among other things, the Debtors believe that it is unlikely that the plaintiffs will prevail against the Former Officers in the Paulsen Litigation. The Paulsen Litigation has already been dismissed without prejudice twice against the Former Officers, although the plaintiffs have recently filed a third amended complaint. Moreover, the Former Officer Claims were filed more than ten (10) months after the bar date established for the assertion of Claims. See Section III.B.5 above. Finally, the Debtors believe that the indemnifications described in the Former Officer Claims do not extend to all or certain of the conduct alleged by the Plaintiffs in the Paulsen Litigation.

IV. MANAGEMENT OF THE DEBTORS DURING THE CASES

A. Current Directors

The Debtors’ current directors are William D. Walsh, Chairman, G. Robert Evans, Robert W. Hatch, Henry C. Montgomery, John P. Brincko, Paul B. Guenther and James B. Malloy.

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B. Executive Officers

The names and current offices held by the Debtors’ current executive officers are as follows:

Name	Position
John Brincko	Chief Executive Officer
Stephen Sokol	Chief Financial Officer
Kerry K. Morgan	Vice President & Treasurer

C. Post-Confirmation Control

All officers of the Debtors will be terminated effective as of the Effective Date. In addition, on the Effective Date, the Debtors’ boards of directors will be disbanded. To the extent that any corporate actions are required to be taken by or on behalf of the Debtors after the Effective Date, the Trustee shall be empowered by the Plan, subject to the Trust Agreement, to undertake such actions.

The Trust will be managed by the Trustee and the Oversight Committee. Section VI.E below describes the management of the Trust and the compensation of the Trustee and the Oversight Committee.

V. HISTORIC AND CURRENT FINANCIAL CONDITION AND PERFORMANCE

A. Historic Financial Statements and the Debtors’ Financial Condition as of the Petition Date

Attached to this Disclosure Statement as Exhibit E is Form 10-Q for the second quarter of 2002 filed by the Debtors with the Securities and Exchange Commission (“SEC”) in September 2002. Exhibit E includes unaudited quarterly financial statements for the quarter ending June 30, 2002, which was the last quarter before the Petition Date. The Debtors’ other filings with the SEC, including their Form 10-K for fiscal year 2001, can be found on the internet at www.sec.gov/edgar/searchedgar/companysearch.html.

Attached hereto as Exhibit F is a balance sheet as of August 31, 2002 (the “August 2002 Balance Sheet”) comparing the book value of the assets and liabilities of the

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consolidated company (which includes the Debtors, the LLC Affiliates and the Non-Debtor Affiliates) with that of only the Debtors and the LLC Affiliates. The August 2002 Balance Sheet includes the book value of the assets and liabilities listed therein rather than the actual liquidation value of those assets and liabilities. Thus, the values set forth on the August 2002 Balance Sheet do not represent the Debtors’ estimated fair market values of such assets and liabilities as of August 31, 2002. In addition, because the Debtors had not terminated the Defined Benefit Pension Plan or withdrawn from the multiemployer pension plans to which they contributed as of August 31, 2002, the book value of the liabilities of both the consolidated company and the Debtors and the LLC Affiliates on the August 2002 Balance Sheet does not include any liability for any underfunding of the Defined Benefit Pension Plan (the “UBL Liability”) or withdrawal from the multiemployer pension plans (the “Withdrawal Liability”). Under the Consolidation Stipulation, the UBL Liability is $120 million and the Withdrawal Liability is $399.7 million (of which fifty percent (50%) is subordinated to other general unsecured claims pursuant to the Consolidation Stipulation).

B. Financial Performance During the Cases

Attached hereto as Exhibit G is an actual cash flow summary for the period from the Petition Date through July 16, 2004 (the “Actual Cash Flow Summary”). The Actual Cash Flow Summary summarizes the cash receipts realized and expenses paid by the Debtors and the LLC Entities on a consolidated basis during the pendency of the Cases. Total cash receipts realized during this period were $687.8 million and were primarily attributable to proceeds from assets sales, collections from receivables, GE Capital’s return to the Debtors of excess cash collateral that it was holding and gross proceeds from the sale of the Canada Assets (without giving effect to the allocations of the Consolidation Stipulation). Disbursements made during this period totaled $472.9 million, including payments of approximately $275.2 million in the aggregate to GE Capital, BayView and Sterling on account of their secured claims.

C. Estimated Recoveries under the Plan

Attached hereto as Exhibit H is a forecasted cash flow summary which assumes that the Plan is confirmed (the “Forecasted Cash Flow Summary”). The Forecasted Cash Flow

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Summary summarizes the estimated cash receipts that will be realized and expenses that will be paid after July 17, 2004 by the Debtors (until the Effective Date) and the Trust (after the Effective Date).

Attached hereto as Exhibit I is the Debtors’ analysis of the estimated distributions that will be made to Creditors under the Plan (the “Estimated Distribution Analysis”). The Estimated Distribution Analysis sets forth the total estimated Cash that will be distributed by the Trust as well as the recipients of such distributions. Based on the Estimated Distribution Analysis, the Debtors estimate that all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims and Allowed Convenience Claims will be satisfied in full (or in accordance with any settlements reached with the Holders of such Claims). The Debtors further estimate that Allowed Class 4 Claims will receive a distribution of between $0.12 and $0.20 per dollar of Allowed Claim.7 Because Classes 5 and 6 will receive a distribution only if all Allowed Class 4 Claims are satisfied in full, the Debtors estimate that there will be no recovery for Classes 5 and 6. Holders of Claims or Interests in Classes 7 through 16 are not entitled to receive any Distribution or recovery under the Plan under any circumstances.

VI. SUMMARY OF THE PLAN OF LIQUIDATION

The following summarizes certain of the material provisions of the Plan. As a summary, it is not intended to be an exhaustive description or analysis. Creditors are encouraged to read the Plan in its entirety before voting on the Plan. To the extent that there is any discrepancy between the summary of the Plan contained in this Disclosure Statement and the Plan itself, the terms of the Plan will control.

[7]	The Debtors’ estimated recovery percentage for Class 4 is based on their current best estimates as to the amount of Claims that will ultimately be Allowed. However, if (i) remaining Disputed Claims, including the Former Officer Claims that are described in Section III.C.14.e below, are ultimately Allowed in the amounts sought by the Holders thereof and (ii) the WARN Settlement is not approved by the Court and the WARN Act Claims (as defined in Section III.C.14.a below) are Allowed in the amounts initially asserted by the claimants, the estimated recovery for Holders of Allowed Class 4 Claims could decrease to 6 to 8 cents for each $1 of Allowed Claim or less.

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A. Treatment of Claims and Interests

1. General

Pursuant to section 1122 of the Bankruptcy Code, all Claims and Interests in the Debtors, except Administrative Claims, Professional Claims, Priority Tax Claims and Trust Fund Claims, are placed in Classes. Under the Plan, a Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim is placed in a particular Class for purposes of receiving distributions under the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise satisfied prior to the Effective Date. A Disputed Claim, to the extent that it subsequently becomes an Allowed Claim, will be included in the Class or Classes for which it qualifies based upon the allowance of such Claim.

2. Treatment of Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Claims, Priority Tax Claims and Trust Fund Claims have not been classified and are treated under the Plan as set forth below.

a. Administrative Claims

Under sections 503(b) and 507(a)(1) of the Bankruptcy Code, the following types of Claims (defined in the Plan as “Administrative Claims” and “Professional Claims”) are entitled to administrative expense priority: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Consolidated Estate and operating the business of any Debtor (such as wages, salaries or commissions for services and payments for inventory); (b) any indebtedness or obligations incurred or assumed by a Debtor in its capacity as a debtor-in-possession, in connection with the conduct of its business, including without limitation, the acquisition or lease of property or an interest in property or the receipt of services; (c) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (d) all

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fees and charges assessed against the Consolidated Estate under 28 U.S.C. § 1930. Under section 1129 of the Bankruptcy Code, the Plan must provide treatment for the satisfaction in full of Allowed Administrative Claims (or such other treatment as the Holders of such Claims may agree to). The Debtors have generally been paying Allowed Administrative Claims with respect to liabilities incurred in the ordinary course of business during the Cases as such Claims have become due and payable. The Debtors estimate that unpaid Allowed Administrative Claims as of the Effective Date will total between $500,000 and $2.5 million.

Under the Plan, Allowed Administrative Claims will be paid in full (or the Holders of such Claims will receive such other treatment as they may agree to in writing prior to Confirmation). Allowed Administrative Claims will be paid on the Effective Date or as soon thereafter as is practicable, except for those Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Cases, which Claims will be paid by the Trust in accordance with the terms and conditions of any agreement or course of dealing relating thereto.

b. Professional Claims

Professional Claims are also entitled to administrative expense priority under the Bankruptcy Code. Under the Plan, Professional Claims will be Allowed against the Debtors in the amounts approved by the Court. Each Allowed Professional Claim of any Person shall be paid as provided in the Order of employment of such Person or in the Order awarding such Professional Claim, provided, that professionals who are required to file applications for final compensation shall be paid the amounts awarded by the Court based upon such applications as soon as practicable after the Order awarding final compensation becomes a Final Order.

c. Deadline for Administrative Claims and Professional Claims

With the exception of Administrative Claims for which the Court has previously established a Bar Date and Tax Claims, all requests for payment of Administrative Claims, Professional Claims and Claims of other Persons requesting compensation or reimbursement of expenses for services rendered on or before the Effective Date, must be Filed and served on the Trust no later than 60 days following the Effective Date. Except where a Bar Date has

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previously been established for such Claims, any request for payment of a Tax Claim for any tax year or period (or any portion thereof) which occurs after the Petition Date but before the Effective Date, and any Claim for interest and/or penalties related to such Tax Claim, must be filed by the later of (i) 60 days following the Effective Date or (ii) 90 days after the filing of the tax return for the tax year or period that is the subject of or relates to such Tax Claim. Failure to File and serve a request for an Administrative Claim (including a Tax Claim) or Professional Claim by the applicable deadline described above will disqualify the Holder thereof from asserting such Claim or receiving any distribution on account of such Claim under the Plan or by or from the Trust.

d. Priority Tax Claims

Under section 507(a)(7) of the Bankruptcy Code, certain unsecured prepetition taxes are entitled to priority treatment, and the Plan must provide treatment for the satisfaction of such claims that is consistent with the requirements of the Bankruptcy Code. The Debtors estimate that Allowed Priority Claims as of the Effective Date will total between $14 million and $18 million.

The Debtors believe that the treatment under the Plan for Priority Tax Claims is consistent with the Bankruptcy Code. Under the Plan, the Trust, at the sole option of the Debtors or the Trustee, as applicable, will pay to each Holder of an Allowed Priority Tax Claim (a) in accordance with Bankruptcy Code section 1129(a)(9)(C), equal Cash payments made on the last Business Day of every three-month period following the Effective Date, over a period not exceeding six years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim, plus simple interest on any outstanding balance of such Allowed Priority Tax Claim, calculated from the Effective Date at the interest rate available on ninety (90) day United States Treasuries on the Effective Date; (b) such other treatment agreed to by the Holder of such Allowed Priority Tax Claim and the Debtors in writing prior to Confirmation, provided such treatment is no less favorable to the Debtors than the treatment set forth in clause (a) above; or (c) payment in full on or as soon as practicable after the Effective Date. The Debtors or the Trust, as applicable cannot use the alternative described in (a) above without the

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prior consent of the Committee or the Oversight Committee, as applicable. The Debtors estimate that a total of no more than approximately $780,000 in interest would be payable were the alternative described in (a) above used for the entire amount of Allowed Priority Tax Claims (assuming $18,000,000 in Allowed Priority Tax Claims and a 1.32% interest rate on ninety (90) day United States Treasuries). The Trust will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty of any kind.

e. Trust Fund Claims

Under the Bankruptcy Code, property held by the Debtors in trust for a third party is not property of the Consolidated Estate. As described above, at least one Creditor, BNSF, has asserted that certain Cash or property held by the Debtors is being held in trust on its behalf. To the extent the Court enters an Order approving BNSF’s Trust Fund Claim or the Trust Fund Claim of any other Person, which becomes a Final Order, the Cash or property subject to such Trust Fund Claim will be promptly distributed to the third party asserting such Claim or, to the extent that there is any dispute among the beneficiaries as to such amount, interpleaded with a court of competent jurisdiction. The Debtors do not believe that BNSF’s Trust Fund Claims are valid or that there are any other valid Trust Fund Claims that have been, or might be, asserted against the Consolidated Estate.

3. Treatment of Classified Claims and Interests

a. Class 1 (Secured Claims)

The Secured Claims Schedule specifies all of the Secured Claims known to the Debtors as well as the proposed treatment for each of these Secured Claims under the Plan.8 The Debtors may amend the Secured Claims Schedule with respect to any Secured Claim other than that of GE Capital by an amendment or supplement thereto Filed in an Appendix on or before

[8]	The Debtors reserve the right to object to any of the Claims included on the Secured Claims Schedule on any grounds or for any reason, including, without limitation, that certain of the Claims included on such schedule should be reclassified as Unsecured Claims. The inclusion of any Claim on the Secured Claims Schedule does not indicate, and should not be construed as, the Debtors’ acknowledgment, belief or assessment, whether preliminary or final, that such Claim should or will be Allowed as a Secured Claim or in the amount asserted.

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twenty (20) days prior to the Ballot Deadline. The inclusion of any Claim on the Secured Claims Schedule is without prejudice to rights of the Debtors, the Trust or any other Person to object to such Claim on any grounds, including without limitation, on the grounds that such Claim is not a Secured Claim or that the Lien securing such Claim is a Disputed Lien.

Holders of Allowed Secured Claims will be solicited to vote to accept or reject the Plan. However, Holders of Allowed Secured Claims that will receive payment in full of the Allowed amount of their Secured Claim or such other treatment as they agree to in writing are not impaired under the Plan and will be deemed to have accepted the Plan. Therefore, any vote submitted by any such Holder to accept or reject the Plan will not be considered at the Confirmation Hearing.

b. Class 2 (Priority Non-Tax Claims)

Class 2 consists of all Allowed Claims (defined in the Plan as “Allowed Priority Non-Tax Claims”) entitled to priority treatment under section 507(a) of the Bankruptcy Code other than an Administrative Claim, Professional Claim or a Priority Tax Claim. The only Non-Priority Tax Claims which the Debtors believe will become Allowed Non-Priority Tax Claims are certain Claims by the Debtors’ employees and former employees entitled to priority under sections 507(a)(3) and (4) of the Bankruptcy Code. Under these sections, up to $4,650 per employee Claim is entitled to priority status for (i) wages, salaries and commissions (including vacation, sick leave and severance) earned within 90 days before the Petition Date and (ii) contributions to employee benefit plans arising from services rendered within 180 days before the Petition Date. Any portion of an Allowed employee Claim that is not entitled to priority under sections 507(a)(3) and (4) of the Bankruptcy Code will be an Allowed Convenience Claim or an Allowed Unsecured Claim.

In September 2002, the Court entered an Order (the “Employee Payments Order”) authorizing, but not requiring the Debtors, to pay (or honor any pre-petition check or draft in payment of) wages, salaries, employee deductions, reimbursable employee expenses, other compensation owed to any employee of the Debtors and contributions to pension and other welfare plans for its employees in an amount of up to $4,650 in the aggregate per non-insider

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employee. In October 2002, the Court entered an Order (the “Supplemental Employee Payments Order”) authorizing, but not requiring, the Debtors to pay certain of their employees (other than their Chief Executive Officer and their Chief Financial Officer) up to $7,500 (inclusive of payments made under the Employee Payments Order) in the aggregate per employee with respect to reimbursable expenses and unpaid wages and salary. Payments made under the Employee Payments Order and the Supplemental Employee Payments Order were required to be applied against the amount of employee Claims entitled to priority under sections 507(a)(3) and (4). The Debtors estimate that unpaid Priority Non-Tax Claims total between $45 million and $49 million, including amounts that would be entitled to priority treatment under the WARN Settlement if it is approved.

As soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date a Priority Non-Tax Claim becomes an Allowed Claim, the Trust will pay to the Holder of such Allowed Priority Non-Tax Claim (a) Cash equal to the amount of such Allowed Priority Non-Tax Claim, or (b) such other treatment which the Debtors and the Holder of such Allowed Priority Non-Tax Claim agree to in writing, which writing is Filed and served prior to Confirmation. Claims in Class 2 are not impaired under the Plan and therefore the Holders of such Claims are not entitled to vote for or against the Plan.

c. Class 3 (Convenience Claims)

Under section 1122 of the Bankruptcy Code, the Plan can treat Allowed general unsecured pre-petition Claims that are less than or reduced to a certain specified amount differently from other general unsecured pre-petition Allowed unsecured Claims so long as the Court determines that the amount specified is reasonable and necessary for administrative convenience. Under the Plan, the Debtors have established Class 3 for all Allowed general unsecured pre-petition Claims in an amount equal to, or less than $100, and all Unsecured Claims that are Allowed in an amount greater than $100 but which the Holders elect to reduce to $100 through the Convenience Class Election made in accordance with Section 4.3 of the Plan. Under section 4.3 of the Plan, any Holder of an Unsecured Claim which is Allowed for an amount in excess of $100 may elect to reduce his or her Claim to $100 by checking the

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appropriate box on the Ballot to make such election (this election is defined in Section II.A above as the “Convenience Class Election”). Failure by the Holder to make timely the Convenience Class Election will cause such Claim to be treated as provided for Class 4 Claims. The Debtors estimate that approximately 12,000 Claims (including Claims reduced to $100) will be included in Class 3, with the aggregate amount of these Claims being between $350,000 and $600,000 (after giving effect to such reductions).

The Plan proposes to pay Allowed Convenience Claims in full. Thus, the Holders of Class 3 Claims are not impaired by the Plan and are therefore not entitled to vote for or against the Plan.

d. Class 4 (Unsecured Claims)

Class 4 consists of all Allowed Unsecured Claims. Each Holder of an Allowed Class 4 Claim shall receive, in satisfaction of its Allowed Class 4 Claim, in one or more Distributions, its Pro Rata share of the Cash held in the Trust from time to time, after payment of, or creation of reserves determined by the Trustee and the Oversight Committee, in accordance with the Trust Agreement, to be adequate to pay all other obligations which are to be paid by the Trust, including, without limitation, Trust Expenses and payments to Holders of Claims with priority to Allowed Class 4 Claims. Notwithstanding the foregoing, no Distribution shall be made with respect to a Disputed Claim which, if Allowed, would be an Allowed Class 4 Claim, until such Claim becomes an Allowed Claim, and no Distribution shall be made with respect to an Allowed Claim until either (i) the deadline to object to such Allowed Claim expires, or (ii) the Debtors and the Committee or the Oversight Committee, as applicable, File and serve a notice of non-objection to such Claim, as provided in clause (iv) of the definition of the term “Allowed” (see Section 1.2.2 of the Plan), whether or not the deadline to object to such Claim has otherwise expired. Distributions will be made to the Holders of such Disputed Claims and Allowed Claims for which the deadline to object has not expired as soon as practicable after such Claim becomes an Allowed Class 4 Claim or the deadline to object to such Claim expires or a notice of non-objection is given, provided, however, that such Claim will be extinguished if such Unsecured Claim is disallowed. Distributions by the Trust on account of Industrial Development

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Refunding Revenue Bonds issued by the Town of Freemont, Indiana, the City of Blaine, Minnesota, and the City of Peru, Illinois will be made in accordance with the Indentures of Trust (and related documents) governing such bonds.

The Holders of Class 4 Claims are impaired by the Plan and are therefore entitled to vote for or against the Plan. The Debtors estimate that Allowed Class 4 Claims will total between $910.0 million and $1.2 billion and the recovery percentage for Holder of Allowed Class 4 Claims will be between 12% and 20% under the Plan.9

Under the Plan, Holders of Allowed Class 4 Claims will receive a Pro Rata Distribution based upon the net Assets available to make Distributions to Class 4. As noted above, the estimated recovery range for Holders of Allowed Class 4 Claims is between 12 and 20 percent (but see footnote 9 below). Each Holder of an Allowed Class 4 Claim has the option to exercise the Convenience Class Election (as defined in the discussion of Class 3 Claims set forth in Section II.A above) by checking the appropriate box on its Ballot. The minimum interim Distribution from the Trust on account of an Allowed Class 4 Claim is $100, and the minimum final Distribution from the Trust on account of such a Claim is $25. See Section VI.f.2 below. As a result, any Holder of an Allowed Class 4 Claim of $1,000 or less might not receive any Distribution from the Trust until the final Distribution, which is not likely to occur for several years, and even then, may only receive an aggregate Distribution of $120 to $200 or less. By exercising the Convenience Class Election, however, such Holder will receive a payment of $100 shortly after the later of the Effective Date or the date on which its Claim is Allowed. Creditors asserting Claims of $1,000 or less are encouraged to discuss with their attorneys and advisors the potential benefits of exercising the Convenience Class Election. Creditors asserting Claims in excess of $1,000 might also want to consider the potential benefits of the Convenience Class Election.

[9]	The Debtors’ estimated recovery percentage for Class 4 is based on their current best estimates as to the amount of Claims that will ultimately be Allowed. However, if (i) remaining Disputed Claims, including the Former Officer Claims that are described in Section III.C.14.e below, are ultimately Allowed in the amounts sought by the Holders thereof and (ii) the WARN Settlement is not approved by the Court and the WARN Act Claims (as defined in Section III.C.14.a below) are Allowed in the amounts initially asserted by the claimants, the estimated recovery for Holders of Allowed Class 4 Claims could decrease to 6 to 8 cents for each $1 of Allowed Claim or less.

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In addition, due to the minimum Distributions to Holders of Allowed Class 4 Claims described in the preceding paragraph, any Holder of an Allowed Class 4 Claim in excess of $100 who would otherwise be entitled to Distributions from the Trust in an aggregate amount of less than $25 will not receive any Distribution under the Plan unless such Holder exercises the Convenience Class Election. According to the Debtors’ estimates, the Holder of any Allowed Class 4 Claim between $100.01 and $215 might be impacted by the minimum Distribution provisions of the Plan, and thus might not receive any Distribution unless the Holder of such Claim checks the appropriate box on the Ballot to make the Convenience Class Election.

e. Class 5 (Subordinated Pension Fund Claims)

Pursuant to the Consolidation Stipulation, the Pension Fund Parties have agreed that fifty percent (50%) of the Allowed Withdrawal Liability Claims will be subordinated to other Unsecured Claims. Class 5 consists of these Subordinated Pension Fund Claims. Holders of Subordinated Pension Fund Claims will not receive any distribution of Cash or other property under the Plan on account of their Subordinated Pension Fund Claims unless and until all Holders of Allowed Class 4 Claims have been paid the full amounts of their Allowed Class 4 Claims, and funds are held in the Reserve for Disputed Claims in the Face Amount of all remaining Disputed Class 4 Claims. In the event such condition to distributions to Class 5 is met, as soon as practicable after the condition is met, each Holder of an Allowed Class 5 Claim will receive, in satisfaction of its Allowed Class 5 Claim, in one or more distributions, its Pro Rata share of the Cash held in the Trust from time to time, after payment of, or creation of reserves determined by the Trustee and the Oversight Committee, in accordance with the Trust Agreement, to be adequate to pay, all other obligations which are to be paid by the Trust, including, without limitation, payments to Holders of Claims with priority to Allowed Class 5 Claims and outstanding and estimated future Trust Expenses, provided that no distribution will be made with respect to a Disputed Class 5 Claim which, if Allowed, would be an Allowed Class 5 Claim, until such Claim becomes an Allowed Claim.

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Notwithstanding the foregoing, the Debtors do not believe that Allowed Class 4 Claims will be satisfied in full. Accordingly, the Debtors believe that it is highly likely that Class 5 will not receive any distribution or recovery under the Plan. The Holders of Class 5 Claims are impaired and the Holders of such Claims are therefore entitled to vote to accept or reject the Plan. Pursuant to the Consolidation Stipulation, Class 5 Claims total $199.8 million.

f. Class 6 (Subordinated Claims)

Class 6 consists of Subordinated Claims. Subordinated Claims include, among others, (i) Claims, or any portion thereof, which are subordinated to the payment of all other Unsecured Claims (other than Claims which are themselves Subordinated Claims), in accordance with section 510 of the Bankruptcy Code, or (ii) Claims for fines, penalties, or forfeitures, or for multiple, exemplary or punitive damages, to the extent that such fines, penalties, forfeitures, or damages are not compensation for actual pecuniary loss suffered by the Holder, but not including the Subordinated Pension Fund Claims. Holders of Subordinated Claims will not receive any distribution of Cash or other property under the Plan on account of their Subordinated Claims unless and until all Holders of Allowed Class 4 Claims and Allowed Class 5 Claims have been paid the full amounts of their Allowed Class 4 Claims and Allowed Class 5 Claims, and funds are held in the Reserve for Disputed Claims in the Face Amount of all remaining Disputed Class 4 Claims and Disputed Class 5 Claims. In the event such condition to distributions to Class 6 is met, as soon as practicable after the condition is met, each Holder of an Allowed Class 6 Claim will receive, in satisfaction of its Allowed Class 6 Claim, in one or more distributions, its Pro Rata share of the Cash held in the Trust from time to time, after payment of, or creation of reserves determined by the Trustee and the Oversight Committee, in accordance with the Trust Agreement, to be adequate to pay, all other obligations which are to be paid by the Trust, including, without limitation, payments to Holders of Claims with priority to Allowed Class 6 Claims and outstanding and estimated future Trust Expenses, provided that no distribution will be made with respect to a Disputed Class 6 Claim which, if Allowed, would be an Allowed Class 6 Claim, until such Claim becomes an Allowed Claim.

Notwithstanding the foregoing, the Debtors do not believe that Allowed Class 4

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Claims and Allowed Class 5 Claims will be satisfied in full. Accordingly, the Debtors believe that it is highly likely that Class 6 will not receive any distribution or recovery under the Plan. The Holders of Class 6 Claims are impaired and the Holders of such Claims are therefore entitled to vote to accept or reject the Plan.

g. Class 7 (LLC Entity Claims)

Class 7 consists of LLC Entity Claims. The LLC Entities, as the Holders of LLC Entity Claims, will not receive any distribution of Cash or other property under the Plan on account of the LLC Entity Claims. As a result, Claims in Class 7 are impaired and the Holders of such Claims are deemed to have rejected the Plan. The Debtors reserve the right, pursuant to the Plan, to contribute the LLC Entity Claims to the capital of any other Debtor, to dividend any such Claim upstream to a Debtor which is the direct or indirect parent corporation of the LLC Entity which holds such Claim, or to deem any such Claims to be canceled.

h. Class 8 (Non-Debtor Affiliate Claims)

Class 8 consists of the Non-Debtor Affiliate Claims. The Non-Debtor Affiliates, as the Holders of the Non-Debtor Affiliate Claims, will not receive any distribution of Cash or other property under the Plan on account of the Non-Debtor Affiliate Claims. As a result, Claims in Class 8 are impaired and the Holders of such Claims are deemed to have rejected the Plan. The Debtors reserve the right, pursuant to the Plan, to contribute the Non-Debtor Affiliate Claims to the capital of any other Debtor, to dividend any such Claim upstream to a Debtor which is the direct or indirect parent corporation of the Debtor which holds such Claim, or to deem any such Claims to be canceled. No proofs of Claim were Filed in the Cases on behalf of any of the Non-Debtor Affiliates; however the Debtors scheduled certain of the Non-Debtor Affiliates as holding Unsecured Claims.

i. Class 9 (CF Bermuda Claims)

Class 9 consists of the Claims held by CF Bermuda against CFCD under approximately $79.1 million of debentures issued by the CFCD to CF Bermuda.

If the Commutation Agreement is entered into by the parties thereto, CF Bermuda as the holder of the CF Bermuda Claims will agree to release all of its Claims against CFCD, in

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exchange for commutation of the workers compensation insurance liability assumed by CF Bermuda. In that case, CF Bermuda will not receive any distribution of Cash or other property under the Plan on account of its Claims. Because CF Bermuda will have consented to this treatment in the Commutation Agreement, it would be deemed to be unimpaired and to have accepted the Plan.

If the Commutation Agreement is not entered into, the Debtors will assert a setoff of the workers’ compensation insurance liability assumed by CF Bermuda against the Claims held by CF Bermuda under the debentures. Since these obligations are in equal and offsetting amounts, CF Bermuda would have no Allowed Claims against the Debtors, and would not be entitled to any distributions of Cash or property pursuant to the Plan.

Therefore, CF Bermuda will either be deemed to be unimpaired under the Plan or be conclusively deemed to have rejected the Plan. In either case, CF Bermuda is not entitled to vote to accept or reject the Plan.

j. Class 10 (Inter-Debtor Claims)

Class 10 consists of Inter-Debtor Claims. The Debtors, as the Holders of the Inter-Debtor Entity Claims, will not receive any distribution of Cash or other property under the Plan on account of the Inter-Debtor Claims. As a result, Claims in Class 10 are impaired and the Holders of such Claims are deemed to have rejected the Plan. The Debtors reserve the right, pursuant to the Plan, to contribute the Inter-Debtor Claims to the capital of any other Debtor, to dividend any such Claim upstream to a Debtor which is the direct or indirect parent corporation of the Debtor which holds such Claim, or to deem any such Claims to be canceled.

k. Class 11 (Interests in CFC)

Class 11 consists of Interests in CFC, including Other Stock Rights in CFC. Holders of Interests in CFC will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Interests in Class 11 are impaired and the Holders of such Interests are deemed to have rejected the Plan.

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l. Class 12 (Interests in CFCD)

Class 12 consists of Interests in CFCD, including Other Stock Rights in CFCD. Holders of Interests in CFCD will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Interests in Class 12 are impaired and the Holders of such Interests are deemed to have rejected the Plan.

m. Class 13 (Interests in CF Airfreight)

Class 13 consists of Interests in CF Airfreight, including Other Stock Rights in CF Airfreight. Holders of Interests in CF Airfreight will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Interests in Class 13 are impaired and the Holders of such Interests are deemed to have rejected the Plan.

n. Class 14 (Interests in CF MovesU)

Class 14 consists of Interests in CF MovesU, including Other Stock Rights in CF MovesU. Holders of Interests in CF MovesU will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Interests in Class 14 are impaired and the Holders of such Interests are deemed to have rejected the Plan.

o. Class 15 (Interests in Leland)

Class 15 consists of Interests in Leland, including Other Stock Rights in Leland. Holders of Interests in Leland will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Interests in Class 15 are impaired and the Holders of such Interests are deemed to have rejected the Plan.

p. Class 16 (Interests in Redwood)

Class 16 consists of Interests in Redwood, including Other Stock Rights in Redwood. Holders of Interests in Redwood will not receive any distribution of Cash or other property under the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed cancelled. As a result, Interests in Class 16 are impaired and the Holders of such Interests are deemed to have rejected the Plan.

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B. Treatment of Executory Contracts and Unexpired Leases

Under the Bankruptcy Code, the Debtors are permitted to assume, assume and assign, or reject their prepetition non-residential real property leases and executory contracts with Court approval. The Plan represents a motion to assume and assign to the Trust or reject the Debtors remaining executory contracts and unexpired leases to the extent that they have not previously been assumed, assumed and assigned, or rejected.

Under the Plan, all of the Debtors’ remaining prepetition executory contracts and unexpired leases will be rejected as of the Effective Date except for (i) the executory contracts and leases set forth on Exhibit J (the “Assumption Schedule”), (ii) executory contracts and unexpired leases that are the subject of previous Orders of the Court providing for their assumption, assumption and assignment or rejection pursuant to Bankruptcy Code section 365 (irrespective of whether such assumption, assumption and assignment or rejection has yet to occur on the Effective Date) and (iii) executory contracts and unexpired leases that are the subject of assumption or assumption and assignment motions pending before the Court. Any Claim for damages arising from the rejection of any contract or lease under the Plan must be Filed within (30) days after the later of mailing of the entry of the Confirmation Order or mailing of the notice of the Debtors’ rejection of such contact or lease.

Pursuant to the Plan, the contracts and leases on the Assumption Schedule will be assumed by the Trust. The Assumption Schedule sets forth the amount that the Debtors estimate that they will need to pay in cure and other costs in order for the Trust to assume each of the contracts or leases listed on the Assumption Schedule. Any cure costs which the Debtors are required to pay pursuant to section 365 of the Bankruptcy Code in connection with the assumption of the contracts and leases on the Assumption Schedule will be paid in full on, or as soon as practicable after, the Effective Date or as otherwise agreed to by the non-Debtor party. At the Confirmation Hearing, the Court will consider any objections to the assumption of the contracts and leases on the Assumption Schedule, including objections to the Debtors’ estimated

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cure costs or the ability of the Trust to provide adequate assurance of further performance under the contract or lease to be assumed. Section 5.3 of the Plan sets forth the deadlines by which the non-Debtors parties must object to the assumption of any contracts or leases on the Assumption Schedule.

The Debtors reserve the right to amend the Assumption Schedule not later then ten (10) days prior to the Ballot Deadline to: (a) delete any executory contract or lease listed therein and provide for its rejection pursuant to the Plan; (b) add any executory contract or lease to such exhibit, to provide for its assignment to the Trust pursuant to the Plan; or (c) add any executory contract or lease to, or designate any executory contract or lease on, the Assumption Schedule to provide for its assumption and assignment to a third-party (other than the Trust) pursuant to the Plan. The Debtors will provide notice of any such amendment of such exhibit to the non-Debtor parties to each executory contract or lease affected thereby and to the Committee not later than ten (10) days prior to the Ballot Deadline.

C. Means for Execution and Implementation of the Plan

1. Plan Implementation

The Plan is based on the liquidation of the Trust Property. The Trust Property will include all Assets owned by the Debtors or the Consolidated Estate as of the Effective Date, including, without limitation, Cash, the Debtors’ real estate and personal property assets that have not been liquidated as of the Effective Date, Causes of Action and the Debtors’ equity interests in the LLC Affiliates, the Canada Affiliates and their other subsidiaries.

On the Effective Date, the Trust will be created pursuant to the Plan and the Trust Agreement. The Trust Property will be transferred to, and vest in, the Trust (except as otherwise expressly provided in the Plan), pursuant to Bankruptcy Code sections 541(a) and 1141(b), free and clear of all Liens or Disputed Liens, except to the extent that, pursuant to the Plan or the Confirmation Order, any Holder of an Allowed Secured Claim is authorized to retain a Lien on any of the Trust Property to secure such Claim. The net proceeds of the Trust Property will be disbursed to Holders of Allowed Claims pursuant to the Plan. All payments to Holders of Allowed Claims will be paid by the Trust from Cash on hand. Such payments will be made as and when provided in the Plan.

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2. Cancellation and Surrender of Existing Instruments and Other Documents

On the Effective Date, all promissory notes, share certificates, uncertified interests, bonds and other Instruments evidencing any Claim against, Interest in or Other Stock Right relating to, the Debtors will be deemed canceled without further act or action, except to the extent the Plan expressly provides otherwise, and the obligations of the Debtors thereunder will be extinguished; provided that the foregoing does not apply to the documents and Instruments held by GE Capital. Notwithstanding the foregoing, any promissory note, bond or other Instrument evidencing a Claim (other than any such document or other Instrument evidencing any Claim of GE Capital) must be surrendered to the Trust before the holder of such Instrument will receive any payment or distribution under the Plan. The Trust has the right to waive this requirement. If such Instrument is not available for surrender, the holder thereof might, at the discretion of the Trust, be required to deliver an affidavit of loss and indemnity and/or furnish a bond in an amount, form and substance reasonably satisfactory to the Trust. Any holder of an Instrument that fails to satisfy the requirements described above within one year of the later of the Effective Date or the date on which its Claim is Allowed will be deemed to have forfeited all of its rights to receive any payment or distribution under the Plan.

3. Objections to Claims

Under the Plan, objections to Claims (including Administrative Claims) must be brought by the later of (i) 180 days after the Effective Date for Claims that are not Administrative Claims, (ii) 60 days after a proof of Claim or request for payment of such Claim is Filed and served on the Debtors (if pre-Effective Date) or the Trustee and the Oversight Committee (if post-Effective Date), and (iii) 90 days after the bar date set for Administrative Claims in the Plan. Any of the foregoing periods may be extended by the Court on the application of the Trustee or the Oversight Committee. At the present time, the Debtors are unsure whether it is realistic to believe that all objections to Claims that are not Administrative Claims can be filed within 180 days after the Effective Date. As a result, it is possible that the Trustee or the Oversight Committee might be required to File an application seeking an extension of the deadline for objecting to Claims that are not Administrative Claims.

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4. Appointment of Disbursing Agent

Under the Plan, the Debtors, with the approval of the Committee, and, as of the Effective Date, the Trustee, with the approval of the Oversight Committee, may (but is not required to) appoint a Disbursing Agent for the purpose of making distributions and payments under the Plan to Creditors and holders of Trust Beneficial Interests. The Disbursing Agent is required to be a person or entity satisfactory to the Oversight Committee, will serve without bond and will be entitled to reasonable compensation and reimbursement of all reasonable and actual costs and expenses incurred in performing its duties under the Plan.

Unless the Trust otherwise pays the compensation of the Disbursing Agent and the expenses incurred by the Disbursing Agent, the Disbursing Agent will be entitled to retain, from funds paid to it by the Trust for distributions, an amount sufficient to satisfy the expenses of making any Distribution and the compensation and expenses payable to the Disbursing Agent. In the event of the resignation of the initial or any subsequent Disbursing Agent at any time after Confirmation, a replacement may be appointed by the Trustee in accordance with the terms of the Trust Agreement, without the need for further Court approval.

5. Termination of Committee

On the Effective Date, the Committee will be dissolved and the members of the Committee will be released and discharged from all further rights and duties arising from or related to the Cases, other than (a) the right to enforce all terms and provisions of the Plan which benefit them with respect to the pre-Effective Date services, and (b) the right to be paid any unpaid expenses incurred by them in connection with the performance of their duties as members of the Committee. The professionals retained by the Committee will be entitled to compensation and reimbursement of expenses for services (x) rendered through the Effective Date, and (y) in connection with applications for final allowance of compensation and reimbursement of expenses pending as of, or Filed on or after, the Effective Date.

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6. Cessation of Business Operations and Dissolution of the Debtors

From and after the Effective Date, the Debtors (i) will be deemed, for all purposes, to have terminated and withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations, and will not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal, (ii) will be deemed to have cancelled pursuant to the Plan all Interests and Other Stock Rights, and (iii) will not be liable in any manner to any taxing authority for franchise, business, license or similar taxes accruing on after the Effective Date.

Under the Plan, the Trustee is authorized to dissolve, or cause the dissolution of, any or all of the Debtors, any or all of the Non-Debtor Affiliates and CF Bermuda, and take any actions that he or she believes may be necessary or appropriate to cause such dissolutions. Unless the Trustee determines otherwise and except for the filing of certificates of dissolution or equivalent documents with the appropriate public offices, the Trustee shall not be required to take any actions or pay any fees, charges, penalties or other amounts required by applicable non-bankruptcy law in connection with such dissolutions.

7. Closing of the Cases

When the Consolidated Estate has been fully administered, all Disputed Claims against the Debtors have become Allowed Claims or have been Disallowed by Final Order, all adversary proceedings or contested matters pending before the Court have been resolved by Final Orders, the Trust has been terminated in accordance with the terms of the Trust Agreement, and all Cash has been distributed in accordance with the Plan, or at such earlier time as the Trustee and the Oversight Committee deem appropriate, the Trust will seek authority from the Court to close the Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

D. The Trust

1. Purposes of the Trust

The purposes of the Trust are: (i) to liquidate, sell, or dispose of the Trust Property, (ii) to cause all net proceeds of the Trust Property, including proceeds of Causes of Action on behalf of the Trust, to be deposited into the Trust, (iii) to initiate actions to resolve any

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remaining issues regarding the allowance and payment of Claims, (iv) to take such actions as are necessary or useful to maximize the value of the Trust, and (v) to make all payments and distributions to Creditors and holders of Trust Beneficial Interests required to be made under the Plan.

A copy of the Trust Agreement in substantially final form is attached hereto as Exhibit K. The Trust Agreement will, among other matters, create the Trust, identify the initial Trustee, identify the compensation of the Trustee, and specify the authorities and powers of the Trustee and the Oversight Committee, consistent with the Plan. The Debtors are required to File the Trust Agreement in final form not less than ten (10) days prior to the Ballot Deadline.

It is intended that the Trust will be classified for U.S. federal income tax purposes as a “liquidating trust,” with the primary objective of liquidating the Trust Property and distributing the net proceeds thereof, with no objective to continue or engage in the conduct or a trade or business, in accordance with Treasury Regulation 301.7701-4(d), and all the actions taken by the Trust or any Person acting on behalf of the Trust are required to be consistent with such primary objective.

2. Operations of the Trust

From and after the Effective Date, the Trust may use, acquire, and dispose of Trust Property, and take any of the actions set forth in the Plan or in the Trust Agreement without the approval of the Court and free of the restrictions of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or the prior Orders of the Court, other than restrictions expressly imposed by the Plan, the Confirmation Order or the Trust Agreement. The actions of the Trust and the Trustee shall be subject to the supervision and approval of the Oversight Committee as provided in the Plan and the Trust Agreement.

The Trust shall not be required to pay any fees to the United States Trustee based on any transfers of Trust Property to or from the Trust. In addition, Trust Expenses are required to be paid, or adequate reserves created for Trust Expenses, prior to any Distribution to the Trust Beneficiaries.

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3. Trust Books And Records

The Trustee (or the Disbursing Agent if one is appointed) will maintain accounting records for all receipts and disbursements of the Trust. The Trustee will also maintain, for the longer of six years or the duration of the Trust’s existence, the Debtors’ books and records to the extent they are relevant to the activities of the Trust. Notwithstanding the foregoing, upon application of the Trustee, the Court may authorize the destruction of such books and records at such time as they are no longer needed by the Trust. Representatives of the Oversight Committee will have access to the Trust’s books and records at all reasonable times. Section 7.11 of the Plan proscribes specific requirements for documents or records with respect to the Defined Benefit Pension Plan.

4. Termination of the Trust

The Trust will continue in effect until the earlier of: (a) the date that all Trust Property has been liquidated, all proceeds have been converted to Cash or distributed in kind, all Trust Expenses have been paid, all Claims to be paid under the Plan have been paid, all Distributions to be made with respect to the Trust Beneficial Interests have been made, all litigation to which the Trust is a party has been concluded by an order issued by the court in which such litigation is pending and such order has become “final” (consistent with the definition of Final Order in the Plan for Orders issued by the Court), and the Cases have been closed, and (b) the expiration of five (5) years from the Effective Date, provided, that the Court may, upon request from the Trustee, extend the permitted life of the Trust for such additional period as is reasonably necessary to conclude the liquidation and distributions, not to exceed a total of ten (10) years from the Effective Date, so long as such request is Filed so that the Court may consider and rule on it within six (6) months prior to the expiration of the initial five-year term.

E. Management of the Trust

1. The Trustee

The Trustee shall be responsible for directing the day-to-day affairs of the Trust and, personally or through the Disbursing Agent, making the Distributions to Trust Beneficiaries

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in accordance with the terms of the Plan as well as the other distributions and payments that the Trust is required or authorized to make under the Plan. The Trustee will have no duty or responsibility to provide any Person with any credit or other information with respect to the Trust except as provided in the Plan or the Trust Agreement.

Section 7.4 of the Plan sets forth the Trustee’s powers and authority. In general, the Trustee has the power and authority to undertake all acts necessary to satisfy or further the objectives of the Trust. Notwithstanding the foregoing, under the Plan, the Trustee may not, without the prior approval of the Court, pay more than $25,000 to any broker, consultant or other professional in connection with the sale by the trust of any single parcel of real property for which the aggregate sale price is, or is reasonably expected by the Trustee to be, more than $3,000,00 except (i) for any broker, consultant or other professional directly retained by the Trustee or the Oversight Committee (unless such broker, consultant or other professional is required to be retained or compensated as a condition to any purchase offer) or (ii) as otherwise set forth in Section 7.10 of the Plan.

a. Designation of Initial Trustee

The initial Trustee will be K. Morgan Enterprises, Inc., an Oregon corporation (the “Initial Trustee”). Kerry K. Morgan is the sole shareholder of the Initial Trustee and has agreed to personally perform all of the duties of Trustee under the Plan and Trust Agreement and be responsible for the performance of such duties.

Mr. Morgan has been employed by the Debtors (or their predecessor) since 1986 and currently serves as the Vice President and Treasurer of CFC, a position that he has held since July 2000. He is the only remaining senior officer of the Debtors who was a senior officer of the Debtors as of January 1, 2002. During his years of service, both prepetition and postpetition, Mr. Morgan has accumulated a vast amount of institutional knowledge concerning the Debtors’ businesses, including the Assets, the Debtors’ books and records, accounting and cash management systems, creditors (including employees, vendors, customers and contract parties), historic financial performance and pre-bankruptcy operations. Since the Petition Date, Mr. Morgan has played a central role in the management-led liquidation of the Debtors’ estates. He currently supervises the day-to-day activities of the Debtors’ employees and manages the Debtors’ real estate liquidation and claims objection effort.

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The Debtors felt that a Trustee knowledgeable about the Debtors, their Assets and the Cases would facilitate the implementation of the Plan, maximize the proceeds from the liquidation of the remaining Assets and save time and money that would otherwise be expended by an “outside” trustee who would need to familiarize itself with the Debtors and the Cases. As a result, the Debtors believe that Mr. Morgan is uniquely qualified to serve as Trustee.

In January 2004, the Debtors filed a motion seeking approval of the Trustee Services Agreement, pursuant to which Mr. Morgan agreed to remain available to serve as Trustee. The Trustee Services Agreement is attached as Exhibit L to this Disclosure Statement. Under the Trustee Services Agreement, the Debtors agreed that he would be entitled to a $10,000 per month standby fee, which would accrue commencing January 2004, but only be paid in the event that he was not ultimately designated trustee. The Trustee Services Agreement attached as an exhibit a Term Sheet for Trustee Services (the “Trustee Term Sheet”) which outlined the terms on which Mr. Morgan was willing to serve as Trustee. The Committee supported this motion, which was approved in part by the Court in March 2004.

Under the Trustee Term Sheet, the Initial Trustee has agreed to serve as Trustee for a period of twelve months after the Effective Date (the “Initial Term”). The Trustee Term Sheet provides that the Oversight Committee may extend the Initial Trustee’s services as Trustee beyond the Initial Term for up to (3) three three-month renewals (each a “Renewal”). In addition, upon expiration of the Initial Term or any of the three Renewals, the Oversight Committee has the option, in its discretion, to retain the Trustee on an hourly basis for an initial term of three (3) calendar months and thereafter on a month to month basis subject to termination by either the Oversight Committee or the Initial Trustee by giving one calendar month’s prior written notice of termination.

b. Trustee Compensation

The Plan and the Trust Agreement incorporate the compensation provisions of the Trustee Term Sheet. Under the Trustee Term Sheet, the Initial Trustee is entitled to a monthly fee, paid in advance, of $27,083.34 during the Initial Term and any Renewal.

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In addition, so long as the Initial Trustee has continued to serve as Trustee through the end of the Initial Term (or dies, becomes disabled or is terminated without cause during the Initial Term), the Initial Trustee is entitled to a bonus (in addition to its monthly fees) of $50,000, unless the Oversight Committee has elected to extend its services as Trustee for the first Renewal, in which case the bonus will be $35,000. At the expiration of the first Renewal, the Initial Trustee is entitled to a further bonus of $12,500 if the Oversight Committee has elected to extend the Initial Trustee’s services for the second Renewal or $27,500 if the Oversight Committee does not make such election (or if the Initial Trustee dies, becomes disabled or is terminated without cause during the term of such Renewal). At the expiration of the second Renewal, the Initial Trustee is entitled to a further bonus of $12,500 if the Oversight Committee has elected to extend the Initial Trustee’s services for the third Renewal or $27,500 if the Oversight Committee does not make such election (or if the Initial Trustee dies, becomes disabled or is terminated without cause during the term of such Renewal). At the expiration of the third Renewal (or if the Initial Trustee dies, becomes disabled or is terminated without cause during the term of such Renewal), the Initial Trustee is entitled to a further bonus of $27,500.

Thus, if the Initial Trustee is retained only for the Initial Term, its aggregate compensation will be approximately $375,000 (for 12 months of service). If, on the other hand, the Initial Trustee is retained for the Initial Term through the third Renewal, its aggregate compensation will be approximately $656,250 (for 21 months of service). If the Initial Trustee voluntarily terminates its services or is terminated for Cause, all bonuses that have not yet become payable will be forfeited.

If the Oversight Committee elects to retain the Initial Trustee on an hourly basis after the Initial Term or any Renewal, the hourly rate will be $200.

Any subsequent Trustee will be entitled to receive such compensation as it agrees to with the Oversight Committee. In addition to the compensation described above, both the Initial Trustee and any subsequent Trustee are entitled to reimbursement from the Trust for reasonable out-of-pocket business expenditures actually incurred on behalf of or in connection

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with the affairs of the Trust. The Trustee’s compensation and expenses may be paid by the Trust without the need for Court approval to the extent provided for in the Trustee Services Agreement, the Plan or the Trust Agreement.

c. Resignation or Replacement of Initial Trustee or any Subsequent Trustee

The Initial Trustee, as well as any subsequently appointed Trustee, may resign upon three (3) months prior written notice to the Oversight Committee. The Oversight Committee is entitled to remove the Trustee without cause and appoint a successor Trustee upon such removal or in the event of the resignation, death or disability of the Trustee, all without Court approval. Upon resignation or termination, the Initial Trustee shall be entitled to receive any unpaid compensation or expense reimbursement owing to it in accordance with the terms of the Trustee Services Agreement. Any subsequent Trustee shall be entitled to compensation and expense reimbursement in accordance with the terms of the Trust Agreement and its agreements with the Oversight Committee.

Upon appointment of a successor Trustee, the successor Trustee shall take over from the resigned, terminated or incapacitated Trustee. The successor Trustee shall be vested with all the rights, privileges, powers and duties of the Trustee. Section 7.4 of the Plan describes these rights, privileges, powers and duties. Each succeeding Trustee may in like manner resign and another may in like manner be appointed in its place.

2. Oversight Committee

The Oversight Committee will constitute a representative of Holders of Allowed Class 4 Claims, formed for the purposes of, among others, monitoring the implementation of the Plan, supervising the activities of the Trust, and supervising the distributions to Holders of Allowed Claims under the Plan. The Oversight Committee shall have no duty to Creditors or Holders of Interests other than Holders of Allowed Class 4 Claims. The Oversight Committee will have the powers and duties with respect to the Trust, the Trustee and the Trust Property as set forth in the Trust Agreement, including, without limitation, the power to approve or disapprove “Material Actions” as defined in the Trust Agreement. In the event of a dispute

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between the Trustee and the Oversight Committee with respect to any proposed Material Action, the Court will have jurisdiction to determine whether the proposed action should be taken, upon motion made by the Trustee or the Oversight Committee. In discharging its responsibilities, the Oversight Committee will prescribe its own rules and bylaws consistent with the Plan and the Trust Agreement. These procedures may provide for the resignation and replacement of members of the Oversight Committee.

Under the Plan, the Committee has the right to designate the initial members of the Oversight Committee. The Committee has notified the Debtors that it presently intends to appoint the following five Persons as the initial members of the Oversight Committee: Central States, Southeast and Southwest Areas Pension Fund; New York State Teamsters Conference Pension and Retirement Fund & New York State Teamsters Council Health & Hospital Fund; Chicago Truck Drivers, Helpers and Warehouse Workers Union (Ind.) Pension Fund; International Brotherhood of Teamsters; and, CNA Surety Corporation. Each of these Persons is or represents an unsecured creditor of the Consolidated Estate, and each of the members is presently a member of the Committee. The Committee reserves the right to change the proposed composition of the Oversight Committee at any time up to, and including, twenty (20) days before the Ballot Deadline by removing any of the Persons identified above and replacing him or her with any other Person that the Committee designates. The Committee will File and serve notice of any such change.

Except for the reimbursement of reasonable actual costs and expenses incurred in connection with their duties as Oversight Committee members and for the benefit of insurance coverage that will be provided by the Trust subject to the terms of the Trust Agreement, the members of the Oversight Committee shall serve without compensation. Reasonable expenses incurred by members of the Oversight Committee may be paid by the Trust without the need for Court approval to the extent provided in the Plan or the Trust Agreement.

The Oversight Committee will dissolve upon the completion of all Distributions to Trust Beneficiaries and the termination of the Trust in accordance with the terms of the Plan and the Trust Agreement.

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3. Retention Of Professionals by the Trustee and the Oversight Committee

Both the Trustee and the Oversight Committee will be permitted to employ, without Court approval and at the expense of the Trust, their own counsel and such other professionals as may reasonably be necessary to assist them in the discharge of their duties under the Plan and the Trust Agreement. Under the Trust Agreement, the Oversight Committee will have authority to dispute the proposed employment of any professional by the Trustee, the rendering of particular services or the payment of any items of compensation or expense reimbursement for such professionals, only in the event the Oversight Committee asserts that such employment or payment constitutes a significant waste of Trust Property. The Trustee will have the same authority with respect to the Oversight Committee’s professionals. The Court shall have jurisdiction to resolve all disputes between the Trustee and the Oversight Committee with respect to the retention and compensation of professionals.

4. Limitation of Liability for Trustee and Oversight Committee

So long as it is acting in good faith and in the exercise of its best judgment, neither the Trustee nor any member of the Oversight Committee will have any liability for any act that he or she may do or fail to do. Moreover, neither the Trustee nor any member of the Oversight Committee will be liable for any claim, liability or damage based upon or arising out of any conduct of such Person in the course of his or here activities as Trustee or member of the Oversight Committee, except to the extent that such claim, liability or damage arises from his or her personal gross negligence or willful misconduct. Neither the Trustee nor any member of the Oversight Committee (or the Oversight Committee as a whole) will be personally liable for any indebtedness, liability or obligation of the Trust.

F. Payments and Distributions

1. General Provisions Concerning Payments and Distributions

Under the Plan, all Cash payments and distributions will be made in U.S. dollars, by checks drawn on, or wire transfers by, a domestic bank. Payments and distributions to a Holder of an Allowed Claim will be delivered to the address for such Holder set forth on such

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Holder’s proof of Claim (or if the Holder did not file a proof of Claim, the address reflected in the Schedules of Assets and Liabilities) unless, prior to the applicable Record Date for any payment or distribution, the Trust (or to the Debtors, if prior to the Effective Date) has received written notice of change of address from such Holder.

No payment or Distribution will be made to any Holder on account of a Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim. After the Effective Date and as soon as practicable after (i) a Disputed Claim becomes an Allowed Claim, (ii) the deadline to object to a previously-Allowed Claim expires and no objection has been asserted, or (iii) a notice of non-objection is filed with respect to an Allowed Claim as provided in clause (iv) of the definition of the term “Allowed” (see Section 1.2.2 of the Plan) a payment or distribution will be made from the Trust to the Holder of such Allowed Claim in an amount equal to what that Holder would have received were its Claim an Allowed Claim on the Effective Date. The Holder of a Disputed Class 4 Claim which becomes, in full or in part, an Allowed Class 4 Claim will receive from the Reserve for Disputed Claims its Pro Rata share of any Distributions which have been made on account of Class 4 Claims prior to the date such Disputed Claim becomes an Allowed Class 4 Claim. The Trustee, personally or through the Disbursing Agent, shall be responsible for making all distributions required under the Plan, including Distributions to Trust Beneficiaries. The Trust shall not be required to pay any fees to the United States Trustee based on any transfers of Trust Property to or from the Trust.

2. Distributions to Holders of Trust Beneficial Interests

A Distribution to Holders of Trust Beneficial Interests will be made quarterly so long as the Trust holds at least $1,000,000 for such Distribution. If the Trust holds less than $1,000,000, then the Trustee is not required to make quarterly distribution until the Trust holds at least such amount for Distribution. Notwithstanding the foregoing, the Trust is required to make at least one Distribution per year. At any time that the Trust holds an amount less than one million dollars ($1,000,000) for Distribution to holders of Trust Beneficial Interests, the Trust will hold such funds and make a distribution to holders of Trust Beneficial Interests at such

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future time as (i) the Trust has received additional Cash such that it holds funds for such Distribution in the amount of at least one million ($1,000,000), in the case of a quarterly Distribution, (ii) the Trust is required to make an annual Distribution or (iii) the Trust makes the final Distribution to such holders. In the case of a required annual Distribution, the Trust shall distribute all Cash held by it in excess of funds in the Reserve for Dispute Claims, plus amounts reasonably estimated by the Trustee as necessary to maintain the value of remaining Trust Property, and to pay additional costs and expenses of operation of the Trust and contingent liabilities of the Trust. The initial Distribution will be made as soon as practicable after the Petition Date; provided, however, that the Trust will not be required to make a Distribution in 2004 if the Effective Date has not occurred by November 1, 2004.

All Distributions to Holders of Allowed Class 4 Claims under the Plan shall be Pro Rata. Notwithstanding the foregoing, the minimum amount of any Distribution (other than the final Distribution) on account of any Allowed Class 4 Claim will be $100.00 (the “Minimum Interim Distribution Amount”). The Trustee will retain in the Trust the amount that would have otherwise been distributed to Allowed Class 4 Claims in the absence of the Minimum Interim Distribution Amount for payment to the Holders of such Allowed Claims in conjunction with subsequent Distributions.

As soon as practicable after all Trust Property has been converted to Cash, the Trustee shall make a final Distribution of all available Cash to the Holders of Allowed Claims entitled thereto in accordance with the provisions of the plan and the Trust Agreement. The minimum amount of the final Distribution on account of any Allowed Class 4 Claim will be $25.00.

Under the Plan, Holders of Allowed Class 4 Claims will receive a Pro Rata Distribution based upon the net Assets available to make Distributions to Class 4. As noted above, the estimated recovery range for Holders of Allowed Class 4 Claims is between 12 and 20 percent (but see footnote 5 below). Each Holder of an Allowed Class 4 Claim has the option to exercise the Convenience Class Election (as defined in the discussion of Class 3 Claims set forth in Section II.A above) by checking the appropriate box on its Ballot. The

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minimum interim Distribution from the Trust on account of an Allowed Class 4 Claim is $100, and the minimum final Distribution from the Trust on account of such a Claim is $25. See Section VI.f.2 below. As a result, any Holder of an Allowed Class 4 Claim of $1,000 or less might not receive any Distribution from the Trust until the final Distribution, which is not likely to occur for several years, and even then, may only receive an aggregate Distribution of $120 to $200 or less. By exercising the Convenience Class Election, however, such Holder will receive a payment of $100 shortly after the later of the Effective Date or the date on which its Claim is Allowed. Creditors asserting Claims of $1,000 or less are encouraged to discuss with their attorneys and advisors the potential benefits of exercising the Convenience Class Election. Creditors asserting Claims in excess of $1,000 might also want to consider the potential benefits of the Convenience Class Election.

In addition, due to the minimum Distributions to Holders of Allowed Class 4 Claims described in the preceding paragraph, any Holder of an Allowed Class 4 Claim in excess of $100 who would otherwise be entitled to Distributions from the Trust in an aggregate amount of less than $25 will not receive any Distribution under the Plan unless such Holder exercises the Convenience Class Election. According to the Debtors’ estimates, the Holder of any Allowed Class 4 Claim between $100.01 and $215 might be impacted by the minimum Distribution provisions of the Plan, and thus might not receive any Distribution unless the Holder of such Claim checks the appropriate box on the Ballot to make the Convenience Class Election.

3. Priority of Payments and Distributions From The Trust

On the Effective Date or as soon thereafter as is practicable, the Trust will first make payments to, or create reserves reasonably determined by the Trustee to be adequate (subject to the review of the Oversight Committee as set forth in the Trust Agreement) for payments to, (i) Holders of Class 1 Secured Claims (to the extent of the value of the Collateral subject to their Liens), (ii) Administrative Claims, (iii) Professional Claims, (iv) Priority Non-Tax Claims, (v) Priority Tax Claims (to the extent of Cash payments due to them pursuant to the Plan), and (vi) Trust Expenses, until all of such Claims and expenses have been paid in full or

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adequate reserves have been established to satisfy such Claims and expenses. Once such Holders are paid in full or such reserves are created, payments will be made on a Pro Rata basis to Holders of Allowed Class 3 Claims until such Allowed Claims are paid in full. Thereafter, funds remaining in the Trust will be paid on a Pro Rata basis to Holders of Allowed Class 4 Claims. In the extremely unlikely event that Allowed Class 4 Claims are satisfied in full, any remaining funds in the Trust (after liquidation of all remaining Assets) will be distributed first to holders of Allowed Class 5 Claims and then, to the extent there are any funds remaining after satisfaction in full of all Allowed Class 5 Claims, to holders of Allowed Class 6 Claims. As noted above, the Debtors do not believe that there will be any recovery whatsoever for Classes 5 and 6.

In the event that, at any time, there is insufficient Cash to pay in full any group of unclassified Claims of equal priority under the Plan or to any Class of Claims, then all payments made to such group of unclassified Claims or to such Class of Claims, or the reserves created for Holders of Disputed Claims in such group of unclassified Claims or such Class, will be made or created Pro Rata until all Claims in such group or Class are paid in full. The Debtors presently believe that the Trust will have sufficient Cash on the Effective Date to pay in full, or create adequate reserves for payment in full of, all Secured Claims (to the extent of the value of the Collateral subject to their Liens and to the extent that they are to receive Cash payments under the Plan (see the Secured Claims Schedule)), Administrative Claims, Professional Claims, Priority Tax Claims, Trust Fund Claims, Priority Non-Tax Claims and Convenience Claims.

4. The Reserve for Disputed Claims

At any time that a Distribution is made to Class 4 under the Plan, such Distribution will be made to all of the Holders of Allowed Class 4 Claims, and the Pro Rata portion of such Distribution which would be distributed to the Holders of Disputed Class 4 Claims, in the event such Claims become Allowed Claims in the Face Amount of such Claims, will be withheld by the Trust and allocated to the Reserve for Disputed Claims pending resolution of the Disputed Claims. The party making the Distribution is required to allocate the appropriate funds to the Reserve for Disputed Claims, provided that the Trustee (and Disbursing Agent, if applicable) shall not be required to place Cash in a separate account or otherwise segregate funds from the assets of the Trust for purposes of the Reserve for Disputed Claims.

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To the extent that any Disputed Class 4 Claim becomes an Allowed Claim after a Distribution has been made, the Cash reserved for such Disputed Claim will be distributed to the Holder of such Claim in a manner and Pro Rata amount consistent with the treatment of Allowed Claims in Class 4. Any portion of a Distribution that was allocated to the Reserve for Disputed Claims on account of a Disputed Class 4 Claim, and that, upon the Allowance of all or a portion of such Claim, is finally determined not to be payable to the Holder of such Claim, will thereupon be available for use by the Trust for any proper purpose, including to make future Distributions to the Holders of Allowed Class 4 Claims on a Pro Rata basis.

5. No Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, post-Petition Date interest will not accrue or be paid on any Claims. In furtherance of the foregoing, interest will not accrue or be payable with respect to any Disputed Claim for the period from the Petition Date to the date a Distribution is made with respect to such Disputed Claim (if and when such Disputed Claim becomes an Allowed Claim) or from the date a Distribution is made to Holders of Allowed Claims in the Class of which the Holder of the Disputed Claim is a member, to the date a Distribution is made on account of the previously-Disputed Claim.

6. Undeliverable Payments and Distributions

Any payment or distribution to a Holder of a Claim that is returned to the Trust as undeliverable will be held in the Trust for up to 180 days and the Trust will not make any future payment and distributions to such Holder unless such Holder provides the Trust with its current address. Except with respect to payments made on account of Claims Allowed under the WARN Settlement (which will be made in accordance with the terms of that settlement), if at the end of the 180-day period the Holder has not made a claim for such undelivered payment or distribution and provided the Trust with its current address, the amount of such payment or distribution retained by the Trust shall be deposited with the registry of the Court to be held subject to the rights of such Holder to receive such payment or distribution. In no circumstances will the Trust have any affirmative duty to attempt to locate any Holder of an Allowed Claim.

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The Trustee will pay, or cause to be paid, out of funds held in the Trust, any tax imposed by an federal, state or local taxing authority on the income generated by the funds held with respect to such undeliverable payments. The Trustee will also file, or cause to be filed, any tax return related to such undeliverable payments.

7. Credit Against Distributions to the PBGC

Under the Consolidation Stipulation, the PBGC agreed that the first five hundred thousand dollars ($500,000) of payments, in the aggregate, owed to it under either the Consolidation Stipulation or the Plan on account of its Claims would be paid or credited to the Consolidated Estate (or, after the Effective Date, the Trust) to be used for the general purposes of the Consolidated Estate. Accordingly, the Debtors withheld, for the benefit of the Consolidated Estate, $500,000 from the June 2004 distribution to the PBGC under the Consolidation Stipulation. See Section III.C.12 above.

8. Compliance with Tax Requirements

The Trustee or Disbursing Agent, as applicable, is required to comply with all tax withholding and reporting requirements imposed on the Trust or the Reserve for Disputed Claims (including with respect to undeliverable payments) by any governmental unit, and, as a result, will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. All Distributions pursuant to the Plan will be subject to such withholding and reporting requirements.

9. Setoffs

Nothing in the Plan will impair the right of any Person, including the Debtors, to set off any obligation that it has against any mutual obligation of another party in accordance with applicable non-bankruptcy law. The Trust reserves all set off rights it has, whether or not the applicable claim of the Debtors or the Trust is released pursuant to the Plan; provided, however, that neither the failure to exercise its right of setoff, nor the allowance of any Claim against the Debtor or Trust, will constitute a waiver or release by the Debtor or the Trust of any claim that the Debtor or the Trust may possess against the Holder of such Claim.

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G. Post-Confirmation Litigation

Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in the Plan or the Confirmation Order, the Trust will have the exclusive right to enforce any and all Causes of Action against any Person and rights of the Debtors that arose before or after the Petition Date, including, without limitation, Avoidance Actions and other rights and powers of a trustee and debtor-in-possession, which the Debtors may assert against any Person whatsoever. Exhibit M sets forth Causes of Action that will be preserved notwithstanding Confirmation. Assertion of the Causes of Action included on Exhibit M might presently or in the future be barred by applicable statutes of limitation.

Notwithstanding the inclusion of item 11 on Exhibit M, the Debtors, after engaging in what they consider to be a reasonable and appropriate investigation of such matters, are not aware of any facts that would give rise to any of the claims or causes of action against their current and former officers, directors, shareholders, members, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents that are described in item 11. The Debtors have invited the Committee to engage in an investigation of its own and pledged to cooperate in any such investigation. To date, the Committee has not investigated or analyzed all of the potential claims and causes of action that could be asserted against such persons, and it is possible that if the Committee, the Trustee or the Oversight Committee were to do so, they might ascertain facts that they believe could support such claims or causes of action and determine that it is in the best interests of the Consolidated Estate to commence litigation and, as a result, bring claims or causes of action against such persons by or on behalf of the Debtors or the Trust.

The Trust will bear the expense of all litigation commenced by the Trustee to enforce Causes of Action. All net proceeds arising from the prosecution of Causes of Action will be deposited in the Trust and disbursed by the Trust in accordance with the Plan.

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H. Confirmation and Effective Date Conditions

1. Filing of Appendix and Other Documents in Support of Confirmation

The Debtors will file any Appendix or other document in support of Confirmation (including any amendment or supplement thereto), not less than ten (10) days prior to the Ballot Deadline, except as otherwise expressly provided in the Plan.

2. Conditions to Confirmation.

It is a condition to Confirmation that the Plan has been confirmed in each of the Cases and each of the events and actions required by the Plan to occur or to be taken prior to Confirmation shall have occurred or be taken, or the Debtors and the parties whose obligations are conditioned by such occurrence or action, as applicable, shall have waived such occurrence or action and the Court shall confirm the Plan without such occurrence or action.

3. Conditions to Effective Date.

The Plan includes certain conditions that must be satisfied (or waived in a writing Filed with the Court by the Debtors, the Committee and the other Persons for whose benefit such conditions exist) before the Effective Date can occur. These conditions include:

a.	The Court shall have entered an Order approving this Disclosure Statement and the Confirmation Order in form and substance satisfactory to the Debtor and the Committee;

b.	No stay of the Confirmation Order shall be in effect at the time all other conditions have been satisfied or waived;

c.	All documents, Instruments and agreements provided for under the Plan or necessary to implement the Plan shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Debtors and the Committee unless such execution and delivery has been waived by all Persons for whose benefit such documents, instruments or agreements are required;

d.	The Debtors shall have received all authorizations, consents, licenses, regulatory rulings, letters, no-action letters, opinions or documents that are determined by the Debtors and the Committee to be necessary to implement the Plan;

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e.	The Debtors shall hold sufficient Cash to pay all Allowed Administrative Claims, Allowed Professional Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims and Allowed Convenience Claims on the Effective Date or as soon as reasonably practicable thereafter; and

f.	The Trust documents shall have been executed and delivered in form and substance acceptable to the Debtors, the Committee and the Trust, and all conditions precedent to the effectiveness of the Trust shall have been satisfied.

4. Termination of Plan for Failure To Become Effective

If the Effective Date has not occurred within ninety (90) days after the Confirmation Date, then the Plan will terminate unless the Debtors and the Committee waive such requirement in writing. If the Plan is so terminated, the Debtors’ exclusive rights to file a plan and to seek acceptance thereof under section 1121 of the Bankruptcy Code will be deemed terminated with respect to the Committee, but to no other party absent entry of an Order to that effect by the Court.

5. Notice of Effective Date

Except for the Filing of a “Notice of Effective Date,” neither the Debtors nor the Trust will have any obligation to notify any Person of the occurrence of the Effective Date, other than the Court, the Office of the United States Trustee, and the Oversight Committee.

I. Effect of Confirmation

1. Jurisdiction of Court

Until the Effective Date, the Court will retain jurisdiction over the Debtors, the Assets and the Consolidated Estate. Thereafter, jurisdiction of the Court will be limited to the subject matters described in Section VI.J below.

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2. Releases by the Debtors

The Plan includes a release by the Debtors (on behalf of themselves, their estates, the Trust and successors and assigns) of each of their current and former officers, directors, shareholders, members, employees, representatives, advisors, attorneys, financial advisors, investment bankers or agents and of the members of the Committee (solely in their capacity as members of the Committee) and the Committee’s attorneys, financial advisors and other professionals (all of the foregoing entities are referred to in the Plan as the “Debtors’ Releasees”) from all claims and liabilities relating to: (1) compensation or other consideration paid or transferred to any of the Debtors Releasees, but only to the extent that (i) such compensation and other consideration is reflected on the books and records of the entity which paid such compensation or consideration and (ii) is consistent with the terms of the agreement, if any, governing the payment or transfer; (2) the timing of the filing of chapter 11 petitions for the Debtors, or any of them, and the decision with regard to whether the Debtors, or any of them, should file chapter 11 petitions; (3) any borrowing, financing or refinancing obtained by any of the Debtors, or which might have been obtained by any of the Debtors but which was not so obtained at any time prior to the Petition Date; (4) the creation by the Debtors of the LLC Entities and any transaction entered into by any of the Debtors with any of the LLC Entities; (5) the sale by any of the Debtors of any real or personal property, whether or not in the ordinary course of business, or the failure of any of the Debtors to sell any such property, at any time prior to the Petition Date; and (6) any act, omission or position taken following the Petition Date in connection with the Cases. The release of the Debtors’ Releasees in the Plan does not extend to any liability or claim (i) for breach of any express obligation that any Debtors’ Releasee has under the terms of the Plan or under any agreement or other document entered into by such Debtors’ Releasee in accordance with the terms of the Plan, including, without limitation, the Trust Agreement, or (ii) which arises from the willful misconduct or gross negligence of such Debtors’ Releasee. Notwithstanding the foregoing, nothing contained in the release of the Debtors’ Releasees in the Plan will impair the rights of the Debtors and the Trust from using the Debtors’ claims against any of the Debtors’ Releases solely for defensive purposes in connection

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with objections to any Claim of the Debtors’ Releasees. THE CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS’ RELEASEES THAT WILL BE RELEASED PURSUANT TO THE PLAN DO NOT INCLUDE ANY DIRECT CLAIMS OR CAUSES OF ACTION (I.E. CLAIMS AND CAUSES OF ACTION THAT ARE NOT DERIVATIVE OF THE DEBTORS’ CLAIMS AND CAUSES OF ACTION) THAT ANY CREDITORS OR OTHER NON-DEBTOR PARTIES MAY HOLD OR MAY ASSERT AGAINST THE DEBTORS’ RELEASEES ON ACCOUNT OF, RELATING TO OR ARISING FROM CONDUCT, TRANSACTIONS, EVENTS OR OCCURRENCES THAT OCCURRED BEFORE THE PETITION DATE, INCLUDING, WITHOUT LIMITATION, ANY SUCH DIRECT CLAIMS OR CAUSES OF ACTION HELD OR ASSERTED BY THE PBGC. The Debtors are presently discussing the release and exculpation provisions of the Plan with the PBGC.

The Debtors believe that the foregoing release will facilitate the implementation of the Plan and is in the best interests of the Consolidated Estate. The Debtors are not aware of any claim or causes of action having any merit or value that could be brought against any of the Debtors’ Releasees relating to the matters that are the subject of the release. The Debtors believe, therefore, that the foregoing releases merely further their effort to reach finality with respect to the assertion of claims and Causes of Action. In addition, under applicable state law, their contracts with the Debtors and/or the Debtors’ governing documents, certain of the Debtors’ Releasees would likely be entitled to indemnification for any costs or amounts incurred in, or resulting from, any action or litigation involving claims or causes of action relating to such matters. Thus, unless the foregoing release is included in the Plan, the Trust would likely be forced to object to contingent indemnification claims that have been, or might be, asserted by the Debtors’ Releasees. The costs of such objections would be borne by the Trust, resulting in decreased Cash available for distribution to Creditors.

3. Release of GE Capital

The Plan also includes a broad release and waiver (defined in the Plan as the “GE Capital Release”) by the Debtors and all Holders of Claims and Interests of GE Capital from any and all claims or liabilities that are in any manner based upon, or connected to, the Debtors, the LLC Entities or the Cases.

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Under the GE Capital Release, the Debtors (on their own behalf and on behalf of their estates and successors-in-interest) and all Holders of Claims and Interests (on their own behalf and on behalf of any assigns, successors-in-interest and beneficiaries) are deemed to have waived and released GE Capital from any and all claims, demands, indebtedness, agreements, promises, causes of action, obligations, counterclaims, defenses, damages, recharacterization, Avoidance Actions, or liabilities of any nature whatsoever, in law or in equity, whether now known or unknown, suspected or asserted, accruing or arising prior to the Effective Date, that is in any manner based upon, or connected to, the Debtors, the LLC Entities, or the Cases, including the extension of financial accommodations by GE Capital to the Debtors and the satisfaction of any associated liabilities in favor of GE Capital by the Debtors (the foregoing claims and liabilities are collectively defined in the Plan as the “GE Capital Liabilities”). The GE Capital Release will become effective as of the Effective Date and is conditioned on GE Capital delivering to the Debtors a release of the Lien on all Collateral held by GE Capital to secure all GE Capital Claims, except to the extent that GE Capital may retain a specified portion of its Collateral in accordance with section 4.1.1 of the Plan. With respect to the PBGC, the GE Capital Release will be deemed to be subject to the terms of that certain letter agreement between the PBGC and GE Capital dated February 23, 2004.

Nothing in the GE Capital Release will diminish, alter or modify (x) the effectiveness of all Orders of this Court entered during the Cases prior to the date of the Plan granting any release in favor of GE Capital or establishing a bar date for the assertion of any claim against GE Capital, including, without limitation, the “Order With Respect to (i) Consolidation Motion, (ii) LLC DIP Motion and (iii) Section 105(a) Motion” entered by this Court on May 14, 2003, which established July 31, 2003 as the GE Capital Bar Date (as defined therein), or (y) the effectiveness of contractual releases of GE Capital or letters waiving claims or potential claims against GE Capital, including, without limitation, those releases and waivers delivered in accordance with the Consolidation Stipulation.

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IN FURTHERANCE OF THE GE CAPITAL RELEASE, ALL PERSONS WHO HAVE, ASSERT OR MAY HAVE OR ASSERT ANY GE CAPITAL LIABILITIES OF ANY NATURE WHATSOEVER, AGAINST GE CAPITAL, WHICH ARE SUBJECT TO THE GE CAPITAL RELEASE SET FORTH ABOVE, AND ANY SUCCESSORS, ASSIGNS OR REPRESENTATIVES OF THE FOREGOING, ARE, PURSUANT TO THE PLAN, PRECLUDED AND PERMANENTLY ENJOINED ON AND AFTER THE EFFECTIVE DATE FROM (A) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION, CAUSE OF ACTION OR OTHER PROCEEDING OF ANY KIND WITH RESPECT TO ANY GE CAPITAL LIABILITY, AND (B) THE ENFORCEMENT, ATTACHMENT, COLLECTION OR RECOVERY BY ANY MANNER OR MEANS OF ANY JUDGMENT, AWARD, DECREE OR ORDER WITH RESPECT TO ANY GE CAPITAL LIABILITY.

The GE Capital Release and the injunction described above are necessary and appropriate to relieve the Debtors of any existing or potential future contingent Secured Claims which GE Capital would be entitled to assert against the Debtors or the Trust, pursuant to the DIP Credit Agreement. Under the DIP Credit Agreement, the Debtors are generally required to indemnify GE Capital from claims relating to the Debtors, the DIP Facility or the Cases. As noted in Section III.C.1, GE Capital was holding, as of March 31, 2004, approximately $14 million in cash collateral on account of potential liabilities that might trigger the Debtors’ indemnification obligations.10 The GE Capital Release and injunction described above are therefore necessary in order to facilitate the return to the Debtors of the cash collateral that GE Capital holds and relieve the Debtors of any existing or potential future contingent Secured Claims which GE Capital might assert. Therefore, the GE Capital Release and the injunction described in the preceding paragraph shall bind Holders of Claims and Interests notwithstanding that any such Holders may affirmatively state or indicate their unwillingness to grant the GE Capital Release.

[10]	Approximately $6.4 million of the cash collateral that was held by GE Capital on March 31, 2004 has been deposited into a segregated amount pursuant to the settlement agreement with Burlington described in Section III.C.14.b.

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4. Limitation of Liability

Except as expressly set forth in the Plan, following the Effective Date, none of the Debtors, the Debtors-in-Possession, the Creditors Committee, the Trust, the Oversight Committee or any of their respective members, officers, directors, employees, advisors, attorneys, professionals or agents will have or incur any liability to any Holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or any agreement, contract, document, Instrument, release or other writing created in connection with the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct by any such Person, or any liability of such Person for breach of an express obligation it has under the terms of the Plan or under any agreement or other writing entered into by such Person either subsequent to the Petition Date or in accordance with the terms of the Plan or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

5. Good Faith

Confirmation of the Plan will constitute a finding that the Plan was proposed, and acceptances and rejections of the Plan were solicited, in good faith and in compliance with applicable provisions of the Bankruptcy Code. Accordingly, effective as of the Effective Date, each of the Debtors and their officers and directors, the members of the Creditors Committee, GE Capital, and each of their respective affiliates, advisors and attorneys will be deemed exculpated by all Holders of Claims and Interests and other parties in interest to these Cases, from any and all claims, causes of action, and other assertions of liability (including, without limitation, breach of fiduciary duty), arising out of or related to the Debtors, these Cases, or the exercise by such entities of their functions and duties under applicable law, in connection with or related to the Cases and the formulation, negotiation, preparation, dissemination, Confirmation and consummation of the Plan and any agreement, Instrument, document or writing issued hereunder or related hereto, except for any act or omission that is ultra vires or constitutes gross negligence or willful misconduct.

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6. Stays Remain in Effect

Except to the extent provided to the contrary in the Plan or the Confirmation Order, all injunctions or stays entered in or related to the Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the final Distribution is made and the Trust is terminated.

7. Injunctions

Except to the extent provided to the contrary in the Plan or the Confirmation Order, all Persons (as well as their successors, assigns and representatives) who have held, hold or may hold Claims, rights, causes of action, or liabilities or any Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, shall be precluded and permanently enjoined on and after the Effective Date from (a) commencing or continuing in any manner any action, cause of action or other proceeding of any kind with respect to any Claim, Interest or any other right or demand against the Debtors, or any Assets of the Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or Order with respect to any Claim, Interest or any other right or Claim against the Debtors, or any Assets of the Debtors, (c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim, Interest or any other right or demand against the Debtors, or any Assets of the Debtors which they possessed or may possess prior to the Effective Date, and (d) asserting any right to subrogation, setoff or recoupment of any kind with respect to any Claim, Interest or any other right or demand against the Debtors, or any Assets of the Debtors; provided that, the foregoing injunction, insofar as it relates to any action, cause of action or other proceeding against any of the Debtors, shall terminate on the earlier to occur of (i) the dissolution of such Debtor or (ii) the closing of such Debtor’s Case.

8. No Discharge

Notwithstanding the foregoing, Confirmation will not discharge the Debtors from any debt that arose before the date of Confirmation, and any debt of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

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J. Retention of Jurisdiction

Under the Plan, the Court will retain jurisdiction over the Cases and the Assets after the Effective Date to the maximum extent legally permissible. For example (and not by way of limitation), the Court will retain jurisdiction to (i) consider and adjudicate Claims (including Administrative Claims and Professional Claims) and Causes of Action, (ii) resolve matters relating to the assumption, assumption and assignment or rejection of contracts and leases, (iii) enter Orders approving post-Effective Date Asset sales (to the extent required by the Plan or the Trust Agreement), (iv) decide any matters pending in the Cases as of the Effective Date, (v) hear and adjudicate matters relating to, or arising under, the Plan, the Trust Agreement or otherwise involving the Trust and (vi) enter an Order concluding the Cases.

K. Miscellaneous Provisions

1. Other Documents and Actions

Under the Plan, the Debtors, Creditors Committee, the Oversight Committee and the Trustee will be authorized to execute, deliver, file or record such documents and take such other actions as may be necessary or appropriate to effectuate or further evidence the terms and conditions of the Plan and the transactions provided for in the Plan.

2. Amendment, Modification or Revocation of the Plan

The Debtors may, with the consent of the Committee, propose amendments or modifications to the Plan in writing at any time prior to the Confirmation Date, provided that the Plan, as amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and that the Debtors shall have complied with section 1125 of the Bankruptcy Code with respect to the Plan as so amended or modified. The Plan may be amended or modified at any time after the Confirmation Date and before substantial consummation with the consent of the Committee or the Oversight Committee, as applicable, provided that the Plan, as amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Court, after notice and a hearing, confirms the Plan, as amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such amendments or modifications. A Holder of a Claim that has accepted the Plan will be deemed to have accepted the Plan, as amended or modified, if the proposed amendment or modification does not materially and adversely change the treatment of the Claims of such Holder.

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The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. Upon the revocation or withdrawal of the Plan, the Debtors’ exclusive rights to file a plan and to seek acceptance thereof under section 1121 of the Bankruptcy Code will be deemed terminated with respect to the Committee, but to no other party absent entry of an Order to that effect by the Court.

3. Extension of Deadlines in the Plan

Any deadline for the Filing of any request for relief in the Plan, including, without limitation, objections to Claims or requests for payment of Professional Claims, may be extended by the Court upon a motion made to extend such deadline, which is Filed prior to the deadline.

4. Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of Bankruptcy Code, the issuance, transfer or exchange of any security or the making or delivery of any Instrument of transfer under the Plan may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax. Under the Plan, any sale of any Asset occurring before, after or upon the Effective Date will be deemed to be in furtherance of the Plan.

5. Section 1145 Exemption

Section 1145 of the Bankruptcy Code provides certain exemptions from federal and state securities laws for securities issued pursuant to a chapter 11 plan. The Plan provides that, to the fullest extent permitted under the Bankruptcy Code, the issuance of Trust Beneficial Interests shall be exempt from the registration requirements of section 5 of the Securities Act of 1933, as amended, and any and all federal, state and local laws requiring the registration or licensing of an issuer, underwriter, broker or dealer in such securities.

6. No Impact on Contractually Subordinated Claims

The Plan does not affect the rights and obligations of any Creditor that holds an Unsecured Claim that is the subject of a contractual subordination agreement in accordance with section 510(a) of the Bankruptcy Code, except with respect to Claims defined as Subordinated

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Claims or Subordinated Pension Fund Claims under the Plan. Distributions or payments with respect to Claims which are subject to such contractual subordination agreements shall be payable in accordance with such subordination agreements, to the extent the subordination agreements are enforceable under non-bankruptcy law.

7. Saturday, Sunday or Legal Holiday

If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date.

8. Payment of Statutory Fees

All fees due and payable pursuant to section 1930 of title 28 of the United States Code, including, without limitation, any United States Trustee quarterly fees incurred pursuant to section 1930(a)(6) of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, will be paid on the Effective Date, or as soon as reasonably possible thereafter. Any and all such fees due and payable after the Effective Date will be the sole and exclusive liability of the Trust. After Confirmation, the Trust will file with the Court and serve on the U.S. Trustee a quarterly financial report regarding all income and disbursements, including all Plan payments, for each quarter (or portion thereof) any of the Cases remain open.

9. Exhibits

All exhibits to the Plan which are included in any Appendix are incorporated into and constitute a part of the Plan as if set forth therein in full.

Certain exhibits to the Plan, which are voluminous, are not included in the Plan attached hereto as Exhibit A. Any party in interest may obtain a copy of such excluded Exhibits by transmitting a written request for same to:

Colleen Greenwood

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, California 90071

Fax No. (213) 891-8763

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10. Waiver of Federal Rule of Civil Procedure 62(a)

Federal Rule of Civil Procedure 62(a), which Bankruptcy Rule 7062 makes applicable to the Cases, generally provides for a 10-day automatic stay of the enforcement of any judgment rendered in an adversary proceeding. While the Debtors do not believe that the filing of the Plan and commencement of the Confirmation Process initiates an adversary proceeding and are subject to Bankruptcy Rule 7062, the Debtors intend to request that the Confirmation Order include (a) a finding that Bankruptcy Rule 7062 and Federal Rule of Civil Procedure 62(a) shall not apply to the Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

11. Binding Effect

The Plan will be binding upon and inure to the benefit of the Debtors, all Holders of Claims and Interests affected by the Plan, and all other Persons named or referred to in the Plan, and their respective successors and assigns, including, without limitation, the Trust and the Trustee and any trustee subsequently appointed in any of the Cases or in any superseding chapter 7 case.

12. Standing of Committee and Oversight Committee

Under the Plan, the Committee, without any further Order of the Court, will have standing and be authorized to appear as a party in connection with any proceeding in the Court and any appeal from any Order of the Court until the Effective Date and, thereafter, the Oversight Committee will have such standing and authority. The Oversight Committee will also have standing and authority to initiate and prosecute, on behalf of the Trust, any claim, cause of action, lawsuit or proceeding which the Oversight Committee is permitted to prosecute pursuant to the Trust Agreement.

VII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A. In General

The following discussion summarizes certain material U.S. federal income tax consequences expected to result to Holders of Claims or Interests from the consummation of the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as

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amended (the “IRC”), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the “Service”). There can be no assurance that the Service will not take a contrary view, and no ruling from the Service has been or will be sought.

Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to Holders.

The following summary is for general information only. The tax treatment of a Holder may vary depending upon such Holder’s particular situation. This summary does not address all of the tax consequences that may be relevant to a Holder, including any alternative minimum tax consequences and does not address the tax consequences to a Holder that has made an agreement to resolve its claim in a manner not explicitly provided for in the Plan. This summary also does not address the U.S. federal income tax consequences to Holders subject to special treatment under the U.S. federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, financial institutions, insurance companies, foreign persons, Holders who are not citizens or residents of the United States, Holders that hold Claims or Interests as a position in a “straddle” or as part of a “synthetic security,” “hedging,” “conversion” or other integrated instrument, Holders that have a “functional currency” other than the United States dollar and Holders that have acquired Claims in connection with the performance of services.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

B. U.S. Federal Income Tax Consequences to the Debtors

U.S. federal income taxes, like many other taxes, are Priority Claims.

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Accordingly, such Claims must be satisfied before most other Claims may be paid. With the possible exception of alternative minimum tax, the Debtors do not believe that any material amount of U.S. federal income taxes have accrued with respect to taxable years ending after the Petition Date.

If there is a discharge of a debt obligation by a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments), such discharge generally would give rise to cancellation of debt (“COD”) income, which must be included in the debtor’s income. However, the Debtors should be able to utilize a special tax provision, which excludes from income debts discharged in a chapter 11 case. If debts are discharged in a chapter 11 case, however, certain tax attributes otherwise available must be reduced, in most cases by the principal amount of the indebtedness forgiven. Tax attributes subject to reduction include net operating losses and net operating loss carryforwards (“NOLs”).

If the Debtors have COD income as a result of the Plan, the Debtors’ NOLs would first be available to offset any gains recognized on the liquidation of the Debtors’ assets and any other taxable income generated in the year of the liquidation. Based on the amount of the Debtors’ NOLs and expected income, it is not anticipated that the Debtors will owe a material amount of regular U.S. federal income tax with respect to taxable years ending after the Petition Date. If, however, the Service were to prevail in assessing U.S. federal income tax for any of these years, payments of such taxes could reduce the amounts otherwise available for distribution under the Plan.

Any remaining NOLs would then be reduced to the extent that COD income is excluded from income. Because the Debtors are liquidating rather than continuing to operate in reorganized form, and because substantially all of the Debtors’ historic assets and businesses will have been sold or will be transferred to the Trust on the Effective Date, any remaining NOLs are not expected to have material value.

A corporation or a consolidated group of corporations may incur alternative minimum tax (“AMT”) liability even where a NOL is generated for regular corporate income tax

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purposes or where NOL carryovers and certain other tax attributes are sufficient to eliminate taxable income as computed under the regular corporate income tax. It is possible that the Debtors will be liable for the AMT. In general, the AMT is imposed on a corporation’s alternative minimum taxable income at a twenty percent (20%) rate to the extent such tax exceeds the corporation’s regular U.S. federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, a portion of a corporation’s taxable income for AMT purposes may not be offset by available NOL carryforwards (as computed for AMT purposes).

C. U.S. Federal Income Tax Treatment of the Trust

It is intended that the Trust will be treated as a “grantor trust” for U.S. federal income tax purposes. In general, a grantor trust is not a separate taxable entity. The Service, in Revenue Procedure 94-45, 1994-2 C.B. 684, set forth the general criteria for obtaining a Service ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Trust has been structured with the intention of complying with such general criteria. Assuming the Trust is classified as a grantor trust, (i) the Debtors will treat the transfer of the assets to the Trust for U.S. federal income tax purposes as a transfer of such assets to Holders of Allowed Class 4 Claims and to the Reserve for Disputed Claims and a transfer by such Holders and the Reserve for Disputed Claims of such assets to the Trust, and (ii) such Holders and the Reserve for Disputed Claims will be treated as the grantors and deemed owners of the assets of the Trust for U.S. federal income tax purposes. The Plan generally provides that Holders of Allowed Class 4 Claims must value the assets of the Trust consistently with the values determined by the Trustee for U.S. federal, state, local and foreign income tax purposes.

The following discussion assumes that the Trust will be respected as a grantor trust for U.S. federal income tax purposes. However, no advance ruling from the Service has been requested concerning the tax status of the Trust as a grantor trust. As a result, there can be no assurance that the Service will treat the Trust as a grantor trust. If the Service were to

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challenge successfully such classification, the U.S. federal income tax consequences to the Trust, the Holders of Allowed Class 4 Claims, and the Debtors could vary from those discussed herein (including the potential for an entity level tax on any income of the Trust).

Except as discussed below (in connection with the Reserve for Disputed Claims), the Trust Agreement requires each Holder of an Allowed Class 4 Claim to report on its U.S. federal income tax return its allocable share of the Trust’s income. Because Persons who are Holders of Disputed Claims as of the end of the Trust’s tax year will not receive any interest or earnings on Cash held in the Trust for such tax year, the Trustee shall allocate all such interest and earnings to Holders of Allowed Class 4 Claims for U.S. federal income tax purposes.

The character of items of income, deduction, and credit to any Holder of an Allowed Class 4 Claim and the ability of such Holder to benefit from any deduction or losses will depend on the particular situation of such Holder.

The U.S. federal income tax reporting obligation of a Holder of an Allowed Class 4 Claim is not dependent upon the Trust distributing any cash or other proceeds. Therefore, a Holder of an Allowed Class 4 Claim may incur a U.S. federal income tax liability with respect to its allocable share of the income of the Trust whether or not the Trust has made any concurrent distribution to the Holder of an Allowed Class 4 Claim. In general, other than in respect of distributions attributable to a reduction in the Reserve for Disputed Claims’ interest in the Trust, a distribution by the Trust to a Holder of an Allowed Class 4 Claim will not be taxable to such Holder because such Holders are already regarded for U.S. federal income tax purposes as owning the underlying assets. Holders of Allowed Class 4 Claims are urged to consult their tax advisors regarding the appropriate U.S. federal income tax treatment of distributions from the Trust.

The Trustee will file with the Service tax returns for the Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and will also send to each Holder of an Allowed Class 4 Claim a separate statement setting forth such Holder’s share of items of income, gain, loss, deduction, or credit. Each such Holder will be required to report such items on its U.S. federal income tax return.

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D. Reserve for Disputed Claims

Until such time as all of the beneficial interests in the Trust (and the proceeds thereof) can be distributed to the Holders in accordance with the terms of the Plan, the Reserve for Disputed Claims will own a portion of the assets in the Trust. Distributions from the Reserve for Disputed Claims will be made to Holders of Disputed Class 4 Claims when such Claims are subsequently Allowed and to Holders of Allowed Class 4 Claims (whether such Claims were Allowed on or after the Effective Date) when any Disputed Class 4 Claims are subsequently disallowed.

Under section 468B(g) of the IRC, amounts earned by an escrow account, settlement fund, or similar fund are subject to current United States federal income taxation. Although certain Treasury Regulations have been issued under this section, no final Treasury Regulations have as yet been promulgated to address the tax treatment of such accounts in a bankruptcy setting. Thus, depending on the facts of a particular situation, such an account could be treated as a separately taxable trust, as a grantor trust treated as owned by the Holders of Disputed Class 4 Claims or by the Debtors (or, if applicable, any of its successors), or otherwise. On February 1, 1999, the Service issued proposed Treasury Regulations that, if finalized in their current form, would specify the tax treatment of escrows that are established after the date such Treasury Regulations become final. In general, such Treasury Regulations would tax such an escrow in a manner similar to a corporation. As to previously established escrows, such Treasury Regulations would provide that the Service would not challenge any reasonably and consistently applied method of taxation for income earned by the escrow, and any reasonably and consistently applied method for reporting such income.

Absent definitive guidance from the Service or a court of competent jurisdiction to the contrary, the Trustee shall (i) treat the Reserve for Disputed Claims as one or more discrete trusts for United States federal income tax purposes in accordance with the trust provisions of the IRC (sections 641 et seq.), and (ii) to the extent permitted by applicable law, report consistently for state and local income tax purposes. The Trust Agreement requires Holders of Allowed Class 4 Claims to report, for tax purposes, consistently with the foregoing. Accordingly, subject

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to issuance of definitive guidance, the Trustee will report as subject to a separate entity level tax any amounts earned by the Reserve for Disputed Claims, including any taxable income of the Trust allocable to the Reserve for Disputed Claims, except to the extent such earnings or income are distributed to a Holder of an Allowed Class 4 Claim during the same taxable year. In such event, the amount of earnings or income that is allocable to a Holder of an Allowed Class 4 Claim will be includible in such Holder’s gross income.

Holders of Allowed Class 4 Claims and Holders of Disputed Class 4 Claims should note the tax treatment of the Trust and the Reserve for Disputed Claims is unclear and should consult their tax advisors.

E. U.S. Federal Income Tax Consequences to Holders of Claims

In general, Holders of Claims will recognize gain or loss on their Claims as set forth below. The character of any gain or loss as capital gain or loss or ordinary income or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including: (i) the nature and origin of the Claim; (ii) the tax status of the Holder of the Claim; (iii) whether the Claim has been held for more than one year; (iv) the extent to which the Holder previously claimed a loss or bad debt deduction with respect to the Claim; and whether the Claim was acquired at a market discount. A Holder of a Claim that purchased its Claim from a prior Holder at a market discount may be subject to the market discount rules of the IRC. Under those rules, assuming that such Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

1. Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims and Allowed Convenience Claims

Although the Holders of Allowed Claims will generally be treated for U.S. federal income tax purposes as receiving the assets of the Trust from the Debtors and then transferring

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them to the Trust, because the Plan provides that Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims and Allowed Convenience Claims will receive specified fixed amounts from the Trust, the Trustee intends to treat the actual payments made to such Holders from the Trust as being made in exchange for these Claims on the date of payment thereof. Accordingly, a Holder of an Allowed Administrative Claim, Allowed Secured Claim, Allowed Priority Non-Tax Claim or Allowed Convenience Claim should generally recognize gain or loss in an amount equal to the cash received (plus the fair market value of other property received, if any) with respect to its Claim (other than any amounts attributable to accrued but unpaid interest) less its adjusted tax basis in its Claim (other than for accrued but unpaid interest).

2. Holders of Allowed Class 4 Claims

Although not free from doubt, Holders of Allowed Claims in Class 4 as of the Effective Date should be treated as receiving from the Debtors their share (determined as a percentage of the total amount of the Allowed Class 4 Claims) of the assets of the Trust remaining (other than any assets allocated to the Reserve for Disputed Claims) after distributions to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims and Allowed Convenience Claims in satisfaction of their Allowed Claims, and simultaneously transferring such assets of the Trust to the Trust. Accordingly, a Holder of an Allowed Class 4 Claim as of the Effective Date should initially recognize gain or loss in an amount equal to: (i) its share of the amount of cash and the fair market value of any other assets of the Trust deemed received on the Effective Date, less (ii) the adjusted tax basis of its Claim, except to the extent such Holder receives amounts representing accrued and unpaid interest, which amounts will be taxed as interest rather than as gain. Additionally, such Holder should recognize its allocable share of taxable income on the assets of the Trust realized by the Trust on an annual basis.

Because a Holder’s ultimate share of the assets of the Trust based on its Allowed Class 4 Claim will not be determinable on the Effective Date due to, among other things, the existence of Disputed Claims, such Holder should recognize additional or offsetting gain or loss

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if, and to the extent that, the aggregate amount of cash and fair market value of the assets of the Trust ultimately received by such Holder is greater than or less than the amount used in initially determining gain or loss in accordance with the procedures described in the preceding paragraph, because, for example, a Disputed Claim is Disallowed. It is unclear when a Holder of an Allowed Class 4 Claim should recognize, as an additional amount received in the liquidation for purposes of computing gain or loss, an amount attributable to the disallowance of a Disputed Claim. It is possible that a Holder of an Allowed Class 4 Claim may be required to recognize such amount when a Disputed Claim is Disallowed, or alternatively when the Holder of an Allowed Class 4 Claim receives distributions resulting from such disallowance.

It is possible that the Service may assert that any loss should not be recognizable until the Trustee makes its final Distribution of the assets of the Trust. Holders should consult their tax advisors regarding the possibility that the recognition of gain or loss may be deferred until the final Distribution of the assets of the Trust.

3. Holders of Disputed Claims

Although not free from doubt and except as provided in the last sentence of this paragraph, Holders of Disputed Claims should not recognize any gain or loss on the date that the assets of the Trust are transferred to the Trust, but should recognize gain or loss in an amount equal to: (i) the amount of cash and the fair market value of any other property actually distributed to such Holder (other than any amounts attributable to accrued and unpaid interest) less (ii) the adjusted tax basis of its Claim (other than for accrued and unpaid interest). However, it is possible that such Holders may be required to recognize, as an additional amount received in the liquidation for purposes of computing gain or loss, either on the Effective Date or the date such Holder’s Claim becomes an Allowed Claim, and that such gain or loss should be measured by the fair market value of such Holder’s allocable share of the Trust’s assets as of such date. It is anticipated that a Holder of a Disputed Claim on the Effective Date will be treated as a Holder of an Allowed Claim as of the Effective Date if such Claim is determined to be an Allowed Claim before the determination by the Trustee of the amount of the assets of the Trust allocable to the Holders of Allowed Class 4 Claims as of the Effective Date.

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F. U.S. Federal Income Tax Consequences to Holders of Subordinated Claims

Holders of Subordinated Claims are not expected to receive any consideration under the Plan on account of such Claims. Accordingly, although not free from doubt, on the Effective Date, a Holder of a Subordinated Claim should be entitled to recognize a loss in the amount of its adjusted basis in its Subordinated Claim, to the extent such Holder has not previously recognized such loss. Holders of Subordinated Claims should consult their tax advisors with respect to their particular tax consequences resulting from the consummation of the Plan.

G. U.S. Federal Income Tax Consequences to Holders of Interests

Holders of Interests will not receive any consideration under the Plan. In general, if any security which is a capital asset (such as an Interest) becomes worthless during a taxable year, the loss resulting therefrom (equal in amount to the Holder’s tax basis therein) shall be treated as a loss arising from the sale or exchange of such security on the last day of the Holder’s taxable year. Such loss will generally be considered long-term capital loss if the Interest is treated as having been held for more than one year. If and when a security becomes worthless is a question of fact. Accordingly, Holders of Equity Interests should consult their tax advisors to determine whether and when they are entitled to a worthless security deduction.

H. Interest Income

As stated above, taxable interest income earned on the assets of the Trust will be reported as taxable income to Holders of Allowed Class 4 Claims (and not to the Reserve for Disputed Claims) on an annual basis and will be taxable to such Holders in accordance with their method of tax accounting. In addition, Holders of Allowed Claims will be treated as receiving a payment of interest (includible in income in accordance with the Holder’s method of accounting for tax purposes) to the extent that any cash or other property received (or deemed received) pursuant to the Plan is attributable to accrued but unpaid interest, if any, on such Allowed Claims. The extent to which the receipt of cash or other property should be attributable to accrued but unpaid interest is unclear. The Debtors intend to take the position that such cash or property distributed pursuant to the Plan will first be allocable to the principal amount of an

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Allowed Claim and then, to the extent necessary, to any accrued but unpaid interest thereon. Each Holder should consult its tax advisor regarding the determination of the amount of consideration received under the Plan that is attributable to interest (if any). A Holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full.

I. Backup Withholding and Information Reporting

A Holder of an Allowed Claim may be subject to backup withholding currently at the rate of 28% with respect to any “reportable” payments received pursuant to the Plan unless (i) such Holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules. A Holder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Service. Amounts withheld under the backup withholding rules may be credited against a Holder’s tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup holding rules by timely filing the appropriate claim for refund with the Service.

The Trustee will report annually to each Holder of an Allowed Claim and to the Service the Holder’s share of any income, gains and losses of the Trust during the calendar year to the extent required by law.

THE FOREGOING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN AND THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS. NEITHER THE DEBTORS, THE COMMITTEE NOR EITHER OF THEIR PROFESSIONALS SHALL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

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VIII. CERTAIN FEDERAL SECURITIES LAW CONSEQUENCES OF THE PLAN

The Trust Beneficial Interests will not be evidenced by a writing and cannot be transferred, sold, assigned, hypothecated or pledged except by will, intestate succession or operation of law. Consequently, it is uncertain whether the Trust Beneficial Interests are “securities” under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Trust Beneficial Interests are “securities,” then the Debtors and the Trust would be required to register the issuance of the Trust Beneficial Interests under the Securities Act unless an exemption applies to such issuance, register the Trust Beneficial Interests under the Exchange Act, file the reports required under section 12(g) of the Exchange Act and comply with the proxy rules adopted pursuant to section 14(a) of the Exchange Act. Section 1145 of the Bankruptcy Code, which provides that securities of a debtor issued under a plan of reorganization or liquidation are not subject to the registration requirements of section 5 of the Securities Act, does not apply to the reporting requirements and proxy rules of the Exchange Act.

The Trust could take the position that the Trust Beneficial Interests are not securities, but such a position has not been approved in any recent “no-action” request by any liquidating trust to the Staff of the Division of Corporation Finance (“DCF”), and assertion of such a position by the Trust could result in litigation and delay in the implementation of the Plan. As a result, in July 2004, the Debtors formally requested that the DCF not recommend any enforcement action to the SEC if the Trust does not (i) register the issuance of the Trust Beneficial Interests under the Securities Act, or (ii) register the Trust Beneficial Interests under the Exchange Act or file reports under section 12(g) of the Exchange Act, or comply with the proxy rules adopted pursuant to section 14(a) of the Exchange Act. In seeking such relief, the Debtors have undertaken to the DCF that:

a.	The Trust will file its annual reports to the Court and its creditors with the SEC on Form 10-K;

b.	The Trustee will provide modified certifications as exhibits to any annual report

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on Form 10-K, in satisfaction of the requirements of Section 302 of the Sarbanes-Oxley Act of 2002 (“SOX”), as set forth in Release No. 33-8124 (August 29, 2002) and in Rule 13a-14 under the Exchange Act; and

c.	The Trust will file Current Reports on Form 8-K pursuant to Rule 13a-11 under the Exchange Act.

The Debtors believe that the DCF will respond to their request by September 2004, though there can be no assurance that the DCF will respond by that time. The DCF has granted relief similar to that requested by the Debtors in connection with other liquidation trusts. However, there can be no assurance that the DCF will grant such relief with respect to the Trust. The nature of the request and the undertakings proposed therein may be revised based on discussions between the Debtors and the DCF.

If the DCF does not grant the relief that the Debtors have requested for the Trust and the Trust Beneficial Interests, the Trust will have to decide whether (i) to comply fully with the reporting requirements of the Securities Act and the Exchange Act for publicly-traded securities, (ii) modify the no-action request to the DCF to satisfy any objections that it might have, or (iii) seek from the Court an Order providing that the Trust does not need to comply with the reporting and registration requirements of the Securities Act and the Exchange Act. There is little, if any, controlling precedent or authority for the granting by the Court of such relief, and the SEC could challenge any request for such relief (which in turn could result in substantial legal costs for the Trust and further delays).

The Debtors believe that full compliance with the reporting requirements of the Securities Act and the Exchange Act would place a significant financial and administrative burden on the Trust. As a result, the Debtors believe that the costs of such compliance could materially reduce the amount of Cash ultimately available for distributions to holders of Trust Beneficial Interests.

IX. CONFIRMATION REQUIREMENTS AND PROCEDURES

PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OF THIS PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON

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CONFIRMING A PLAN OF LIQUIDATION IS VERY COMPLEX. The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing objections to the Plan. The Debtors CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.

Many requirements must be met before the Court can confirm the Plan. The requirements include, among others, that (i) the Plan must be proposed in good faith, (ii) the Plan must be accepted by at least one (1) Class of impaired Claims, (iii) the Plan must pay Creditors at least as much as Creditors would receive in a Chapter 7 liquidation, and (iv) the Plan must be feasible. These requirements are not the only requirements for confirmation.

A. Who May Vote or Object

1. Who May Object to Confirmation of the Plan

Any party in interest may object to Confirmation, but, as explained below, not everyone is entitled to vote to accept or reject the Plan.

2. Who May Vote to Accept/Reject the Plan

The Holder of a Claim is entitled to vote for or against the Plan if that Claim (1) has been allowed, or allowed for voting purposes, (2) is classified in an impaired Class and (3) entitles the Holder to a distribution under the Plan.

a. What Is an Allowed Claim/Interest

As noted above, a Creditor must first have an Allowed Claim to have the right to vote. Generally, any proof of Claim will be Allowed, unless a party in interest brings a motion objecting to the Claim. When an objection to a Claim is filed, the Creditor holding the Claim cannot vote unless the Court, after notice and hearing, either overrules the objection or allows the Claim for voting purposes.

THE BAR DATE FOR FILING A PROOF OF CLAIM WAS FEBRUARY 7, 2003. A Creditor may have an Allowed Claim even if a proof of Claim was not timely filed. A Claim is deemed allowed if (1) it is scheduled on the Debtors’ schedules and such Claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the Claim.

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b. What is an Impaired Claim/Interest

As noted above, an Allowed Claim only has the right to vote if it is in a Class that is impaired under the Plan. A Class is impaired if the Plan alters the legal, equitable, or contractual rights of the members of that Class. For example, a Class comprised of General Unsecured Claims is impaired if the Plan fails to pay the members of that Class 100% of what they are owed.

In this case, the Proponent believes that all Classes of Claims and Interests are impaired, except Classes 2 and 3 and certain subclasses of Class 1. However, Holders of Claims in Classes 7, 8 and 10 and Holders of Interests in Classes 11, 12, 13, 14, 15 and 16 will not receive a distribution under the Plan under any circumstance and are therefore deemed to have rejected the Plan. CF Bermuda, the Holder of Claims in Class 9, will either be unimpaired pursuant to the Plan (and therefore be deemed to have accepted the Plan) or will not receive any Cash or other property under the Plan (and therefore be deemed to have rejected the Plan). Thus, only Holders of Claims in Classes 4, 5 and 6 and certain subclasses of Class 1 are entitled to vote to accept or reject the Plan.11

3. Who is Not Entitled to Vote

The following four types of Claims and Interests are not entitled to vote: (1) Claims that have been disallowed; (2) Claims and Interests in unimpaired Classes; (3) Claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(8); and (4) Claims and Interests in Classes that do not receive or retain any value under the Plan. Claims in unimpaired Classes are not entitled to vote because such Classes are deemed to have accepted the Plan. Claims entitled to priority pursuant to Bankruptcy Code sections 507(a)(1), (a)(2), and (a)(8) are not entitled to vote because such Claims are not placed in Classes and are required to

[11]	Even though holders of Claims in Classes 5 and 6 are entitled to vote on the Plan, the Debtors believe that it extremely unlikely that they will receive any distribution or recovery under the Plan since they are entitled to receive a recovery, in the case of Class 5, only after all Allowed Class 4 Claims have been satisfied in full and, in the case of Class 6, only after all Allowed Class 4 Claims and all Allowed Class 5 Claims have been satisfied in full.

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receive certain treatment specified by the Bankruptcy Code. Claims and Interests in Classes that do not receive or retain any value under the Plan do not vote because such Classes are deemed to have rejected the Plan. As noted above, Holders of Claims in Classes 7, 8 and 10 and Holders of Interests in Classes 11, 12, 13, 14, 15 and 16 will not receive any value under the Plan under any circumstance, are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan. CF Bermuda, the Holder of Claims in Class 9, will either be unimpaired pursuant to the Plan (and thus be deemed to have accepted the Plan) or will not receive any Cash or other property under the Plan (and thus be deemed to have rejected the Plan). In either case, such Holder will not be solicited to vote to accept or reject the Plan. EVEN IF YOUR CLAIM OR INTEREST IS OF THE TYPE DESCRIBED ABOVE, YOU STILL HAVE THE RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

4. Who Can Vote in More Than One Class

A Creditor whose Claim has been allowed in part as a Secured Claim and in part as an Unsecured Claim is entitled to accept or reject the Plan in both capacities by casting one ballot for the secured part of the Claim and another ballot for the Unsecured Claim. Additionally, for purposes of voting on the Plan, any Creditor that has Claims against more than one Debtor that are based upon or relate to the same indebtedness or obligation may only vote the largest of all such similar Claims.

5. Votes Necessary to Confirm the Plan

Because certain Classes are impaired under the Plan, the Court cannot confirm the Plan unless (1) at least one impaired class has accepted the Plan without counting the votes of any insiders within that Class, and (2) all impaired Classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by “cramdown” on non-accepting Classes, as discussed below in Section IX.A.7.

6. Votes Necessary for a Class to Accept the Plan

A Class of Claims is considered to have accepted a Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of the Claims which actually voted, voted in favor of the Plan.12

[12]	As noted earlier in this Disclosure Statement, any Ballot that is returned blank or fails to designate if it is a vote to accept or reject the Plan will be counted as a vote in favor of the Plan.

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7. Treatment of Nonaccepting Classes

As noted above, even if all impaired Classes do not accept the Plan, the Court may nonetheless confirm the Plan if the nonaccepting Classes are treated in the manner required by the Bankruptcy Code. The process by which nonaccepting Classes are forced to be bound by the terms of the Plan is commonly referred to as “cramdown.” The Bankruptcy Code allows the Plan to be “crammed down” on nonaccepting Classes of Claims or Interests if it meets all of requirements for a fully consensual plan except the voting requirements of Section 1129(a)(8) of the Bankruptcy Code and if the Plan does not “discriminate unfairly” and is “fair and equitable”13 toward each impaired Class that has not voted to accept the Plan as referred to in Section 1129(b) of the Bankruptcy Code and applicable case law.

8. Request for Confirmation Despite Nonacceptance by Impaired Classes

The Debtors have requested that the Court confirm the Plan by cramdown on each impaired Class that does not vote to accept the Plan.

[13]	The requirements for whether a chapter 11 plan is “fair and equitable” with respect to a dissenting class depends on the claims and interests in such class. With respect to a Class of Secured Claims that does not accept the Plan, the Debtors must demonstrate to the Court that either (a) the Holders of such Claims are retaining the liens securing such Claims and that each Holder of a Claim in such Class will receive deferred cash payments totaling at least the allowed amount of such Claims, of a value of at least the value of such Holder’s interest in its collateral, or (b) the Holders of such Claims will realize the indubitable equivalent of such Claims under the Plan. With respect to a Class of Unsecured Claims that does not accept the Plan, the Debtors must demonstrate to the Court that either (a) each Holder of an Unsecured Claim in the dissenting Class receives or retains under the Plan property of a value equal to the allowed amount of its Unsecured Claims or (b) the Holders of Claims or Interests that are junior to the Claims of the Holders of such Unsecured Claims will not receive or retain any property under the Plan. With respect to a Class of Interests that does not accept the Plan, the Debtors must demonstrate to the Court that (a) each Holder of an Interest in such dissenting Class receives or retains on account of such Interest property of a value equal to the greatest of the allowed amount of any fixed liquidation preference to which such Holder is entitled, any fixed redemption price to which such Holder is entitled or the value of such Interest, or (b) the Holders of any Interest that is junior to the Interests of the Holders in the dissenting Class of Interests will not receive or retain any property under the Plan.

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B. Liquidation Analysis

Another Confirmation requirement is the “Best Interest Test,” which requires a liquidation analysis. Under the Best Interest Test, if a Holder of a Claim or Interest is in an impaired Class and that Holder does not vote to accept the Plan, then that Holder must receive or retain under the Plan property of a value not less than the amount that such Holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

In a chapter 7 case, a debtor’s assets are usually sold by a chapter 7 trustee. Each holder of a secured claim is paid first from the sales proceeds of properties on which such holder has a lien. Administrative claims are paid next. Next, holders of unsecured claims are paid from any remaining sales proceeds, according to their rights to priority. A holder of an allowed unsecured claim shares in proportion to the amount of its allowed claim in relationship to the amount of total allowed unsecured claims of the same priority. Finally, equity holders receive the balance, if any, that remains after all creditors are paid in full.

For the Court to be able to confirm the Plan, the Court must find that all Holders of Claims and Interests who do not accept the Plan will receive at least as much under the Plan as such Holders would receive in a liquidation of each Debtor under chapter 7 of the Bankruptcy Code. The Debtors maintain that this requirement is met here.

Attached hereto as Exhibit N is a cash flow presentation showing that more cash will be available to Creditors under the Plan than would be available in a hypothetical liquidation under chapter 7. For purposes of Exhibit N, the Debtors believe (and have assumed) that the amount of Claims would be approximately the same in either scenario. However, the Debtors believe that the Trust would be able to realize greater value (due in large measure to the continuity of personnel and effort) while incurring fewer expenses than a chapter 7 trustee. For example, under the Bankruptcy Code, the chapter 7 trustee would be entitled to “reasonable” compensation not to exceed three percent (3%) of the amount he or she distributes to parties in interest. Assuming that the chapter 7 trustee ultimately distributed $200,000,000 from the Consolidated Estate, his or her compensation could be as high as $6 million. A chapter 7 trustee would also likely seek to retain his or her own professional advisors, including counsel. The Debtors believe that the transition costs for bringing in new professional advisors could total in the hundreds of thousands of dollars.

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The Debtors believe that the chapter 7 trustee would need to hire the Debtors’ current employees or others having similar expertise in order to finalize the liquidation of the Consolidated Estate and distributions to creditors. While the Debtors believe that most of the Debtors’ current employees are willing to work for the Trustee (who they know), they believe that certain of these employees might not be willing to work for an unknown chapter 7 trustee. The retention and training of new employees would likewise result in significant transition costs that are avoided by the Plan. As set forth in Exhibit N, the Debtors estimate that operating costs and professional fees for the Trust will be approximately $5,000,000 in the aggregate less than what they would be were the Cases converted to cases under chapter 7 of the Bankruptcy Code.

In addition, the Debtors believe that a chapter 7 trustee would attempt to sell the Debtors’ remaining real estate assets on an expedited timeframe and would be much less inclined than the Trustee to consider alternatives for the sale of these assets, including working with merchant builders and engaging in re-entitlement work. As a result, the Debtors believe that the Trust is likely to realize millions of dollars from the sale of the Debtors’ remaining real estate in excess of that which would be realized in a chapter 7 case. In addition, the Trustee will be able to maximize the Consolidated Estate’s recovery of excess collateral provided to creditors and contract parties both before and after the Petition Date due to, among other factors, his knowledge of the underlying transactions and his existing relationships with the creditors and contract parties holding this collateral. The Debtors estimate that the Trust will recover excess collateral having a value that is several millions of dollars more than what would be recovered by a chapter 7 trustee. For the foregoing reasons and as set forth in Exhibit N, the Debtors estimate that inflows for the Trust will be approximately $15 million in the aggregate more that what they would be were the Cases converted to cases under chapter 7.

Finally, the Debtors believe that a chapter 7 trustee is likely to make distributions to creditors only at the conclusion of the chapter 7 case. In order to conclude the chapter 7 case, the chapter 7 trustee would need to, among other things, liquidate all of the Consolidated Estate’s

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remaining assets, resolve all claim objections and resolve all adversary proceedings to which the Debtors are a party. The Debtors estimate that it would take the chapter 7 trustee up to five (5) years or more to complete these tasks. As a result, creditors would be unlikely to realize any distribution in a chapter 7 case for several years. On the other hand, the Plan expressly requires the Trustee to make interim distributions to creditors, including an initial interim distribution as soon as practicable after the Effective Date. Thus, Creditors will receive distributions under the Plan much more quickly than they would in a chapter 7 liquidation.

For the foregoing reasons and as evidenced by Exhibit N, the Debtors believe that each Holder of an Allowed Claim or Interest will receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the amount that than such Holder would receive in a chapter 7 liquidation. In addition, the Debtors believe that distributions to Creditors under the Plan will be made much more expeditiously than they would be made were the Cases converted to cases under chapter 7 of the Bankruptcy Code.

C. Feasibility

Another requirement for Confirmation involves the feasibility of the Plan, which means that Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of any of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

There are at least two important aspects of this feasibility analysis. The first aspect considers whether the Debtors will have enough cash on hand on the Effective Date of the Plan to pay all the Claims and expenses which are entitled to be paid on such date. The Debtors maintain that this aspect of feasibility is satisfied as illustrated on Exhibit I.

The second aspect considers whether the Trustee will have enough cash over the life of the Plan to make the required Plan payments. This element is satisfied herein because (i) the Debtors’ projections show that there will be sufficient Cash to satisfy in full (or in accordance with any settlement between the Debtors or the Trust and the Holder of the applicable Claims) all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Secured Claims, Allowed Priority Non-Tax Claims and Convenience Claims and (ii) the Plan

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does not provide for any guaranteed Cash payments to the Holders of Allowed Class 4 Claims, the only beneficiaries of the Trust. Rather, Distributions will be made if and only when there is sufficient Cash in the Trust to distribute to such Holders.

X. EFFECT OF CONFIRMATION OF PLAN

A. Post-Confirmation Conversion/Dismissal

A Creditor or party in interest may bring a motion to convert or dismiss the Cases under Section 1112(b) of the Bankruptcy Code after the Plan is confirmed if there is a default in performing the Plan. If the Court orders the Cases converted to cases under chapter 7 after the Plan is confirmed, then all property that has been property of the Consolidated Estate and that has not been disbursed pursuant to the Plan will revest in the chapter 7 estates. The automatic stay will be reimposed upon the revested property, but only to the extent that relief from stay was not previously granted by the Court during the Cases.

The Confirmation Order may also be revoked under very limited circumstances. The Court may revoke the Confirmation Order if the Confirmation Order was procured by fraud and if a party in interest brings an adversary proceeding to revoke Confirmation within 180 days after the entry of the Confirmation Order.

B. Final Decree

Once the Consolidated Estate has been fully administered as referred to in Bankruptcy Rule 3022, the Trustee, or such other party as the Court shall designate in the Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.

XI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords Holders of Claims the potential for the greatest realization on the Assets and, therefore, is in the best interests of such Holders. If the Plan is not confirmed, however, the theoretical alternatives for the Debtors include: (a) continuation of the Cases; (b) an alternative plan of liquidation; or (c) liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

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A. Continuation of the Cases

If the Debtors remain in chapter 11, they could continue to wind-down their business operations and liquidate their assets as debtors in possession, but would remain subject to the restrictions imposed by the Bankruptcy Code. The Debtors believe that the costs of completing the liquidation of their assets and making distributions to creditors through the Trust as contemplated by the Plan are likely to be significantly less than those that would be incurred were the Debtors to continue the liquidation as debtors in possession in the Cases.

B. Alternative Plans of Liquidation

If the Plan is not confirmed, the Debtors, or after the expiration of the Debtors’ exclusive period in which to propose and solicit a plan of liquidation, any other party in interest in the Cases, could propose a different plan or plans. Because the Debtors have discontinued their business operations, terminated substantially all of their employees and liquidated most of the Assets, no plan of reorganization would be feasible in the Cases. In formulating the Plan, the Debtors considered several alternatives. These alternatives included revesting the Assets in the Debtors and vesting the Assets in multiple Trusts. Ultimately, the Debtors determined that the creation of the Trust was the best and most cost-effective means to implement the Plan.

Moreover, because of the Bankruptcy Code’s requirements for any plan of liquidation, it is highly unlikely that any alternative plan of liquidation could be proposed that would alter the rights of or distributions to Creditors in any material respect from that proposed in the Plan. In fact, the Debtors believe that distributions under any alternative plan are likely to be less than those under the Plan as a result of the costs of formulating, soliciting and confirming such alternative plan as well as the increased administrative costs of prolonging the Cases pending consideration of such alternative plan.

C. Liquidation Under Chapter 7

If no Plan is confirmed, the Cases may be converted to cases under chapter 7 of the Bankruptcy Code. A trustee would then be elected or appointed to liquidate the remaining Assets. As described in Section IX.B above, the Debtors estimate that Distributions to Creditors under the Plan will equal or exceed what Creditors would receive in a chapter 7 liquidation.

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XII. CONCLUSION AND RECOMMENDATION

The Plan provides for an equitable distribution to Creditors. The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to Holder of Claims. Other alternatives would involved significant delay, uncertainty and substantial additional administrative costs. FOR THESE REASONS, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN.

XIII. COMMITTEE SUPPORT FOR PLAN

The Committee supports the Plan. The Committee has prepared a separate letter of support for Holders of Class 4 Claims which is included in the materials being served on those Creditors whose votes on the Plan are being solicited.

Dated: August 23, 2004	LATHAM & WATKINS LLP

	By	/s/ Gregory O. Lunt
Gregory O. Lunt
Counsel for Consolidated Freightways Corporation of Delaware, et al., Debtors and Debtors-in-Possession

DEBTORS:	CONSOLIDATED FREIGHTWAYS CORPORATION

	By	/s/ John P. Brincko
John P. Brincko
Chief Executive Officer

CONSOLIDATED FREIGHTWAYS CORPORATION OF DELAWARE

	By	/s/ John P. Brincko
John P. Brincko
Chief Executive Officer

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REDWOOD SYSTEMS, INC.

By	/s/ John P. Brincko
John P. Brincko
Chief Executive Officer

LELAND JAMES SERVICE CORPORATION

By	/s/ John P. Brincko
John P. Brincko
Chief Executive Officer

CF AIRFREIGHT CORPORATION

By	/s/ John P. Brincko
John P. Brincko
Chief Executive Officer

CF MOVESU.COM INCORPORATED

By	/s/ John P. Brincko
John P. Brincko
Chief Executive Officer

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1	LATHAM & WATKINS LLP
Michael S. Lurey, CA State Bar No. 048235
2	Gregory O. Lunt, CA State Bar No. 173297
633 West Fifth Street, Suite 4000
3	Los Angeles, California 90071-2007
Telephone: (213) 485-1234
4	Facsimile: (213) 891-8763

5
Counsel for Consolidated Freightways Corporation
6	of Delaware, et al., Debtors and Debtors-in-Possession

7

8	UNITED STATES BANKRUPTCY COURT
9	CENTRAL DISTRICT OF CALIFORNIA
10	RIVERSIDE DIVISION

11	In re	Case No.: RS 02-24284 MG

12	CONSOLIDATED FREIGHTWAYS	Chapter 11
CORPORATION OF DELAWARE, et al.,
13	Debtors.	(Jointly Administered with Case Nos.
14		RS-02-24289-MG; RS-02-24287-MG;
RS-02-24293-MG; RS-02-24294-MG;
15	Fed Tax I.D. No. 94-1444797	and RS-02-24295-MG

16		CONSOLIDATED PLAN OF
LIQUIDATION DATED JULY 1, 2004
17		(AS AMENDED THROUGH THE
CONFIRMATION HEARING)
18
Confirmation Hearing
19		Date:	October 20, 2004
		Time:	2:00 P.M.
20		Place:	Courtroom 301
3420 Twelfth Street
21			Riverside, California 92501
22		Judge:	Hon. Mitchel R. Goldberg

23	TO THE HONORABLE MITCHEL R. GOLDBERG, UNITED STATES BANKRUPTCY
JUDGE, THE UNITED STATES TRUSTEE AND OTHER INTERESTED PARTIES
24	AND THEIR ATTORNEYS OF RECORD:

25	/ / /

26	/ / /

27	/ / /

28	/ / /

1	TABLE OF CONTENTS
2			PAGE
3
4	ARTICLE I DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION		2
5
	1.1	Scope of Definitions.	2
6
	1.2	Definitions.	2
7
	1.3	Rules of Interpretation.	16
8
	1.4	Computation of Time.	17
9
	ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS		18
10
	2.1	General.	18
11
	2.2	Unclassified Claims.	18
12
13	2.3	Unimpaired Classes of Claims and Interests (deemed to have accepted the Plan, and therefore, not entitled to vote on the Plan).	18
14	2.4	Classes of Secured Claims (may or may not be impaired and entitled to vote to accept or reject the Plan).	18
15
16	2.5	Impaired Classes of Claims and Interests (entitled to vote to accept or reject the Plan).	19
17 18	2.6	Classes of Claims and Interests Receiving No Distributions (deemed to have rejected the Plan and, therefore, not entitled to vote on the Plan).	19
19	ARTICLE III TREATMENT OF UNCLASSIFIED CLAIMS		19
20	3.1	Administrative Claims.	19
21	3.2	Professional Claims.	20
22	3.3	Priority Tax Claims.	20
23	3.4	Trust Fund Claims.	21
24	ARTICLE IV TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS		21
25	4.1	Class 1 (Secured Claims).	21
26	4.2	Class 2 (Priority Non-Tax Claims).	26
27	4.3	Class 3 (Convenience Claims).	26
28	4.4	Class 4 (Unsecured Claims).	27

i

1	4.5	Class 5 (Subordinated Pension Fund Claims).	28

2	4.6	Class 6 (Subordinated Claims).	28

3	4.7	Class 7 (LLC Entity Claims).	29

4	4.8	Class 8 (Non-Debtor Affiliate Claims).	29

5	4.9	Class 9 (CF Bermuda Claims).	29

6	4.10	Class 10 (Inter-Debtor Claims).	30

7	4.11	Class 11 (Interests in CFC).	30

8	4.12	Class 12 (Interests in CFCD).	31

9	4.13	Class 13 (Interests in CF Airfreight).	31

10	4.14	Class 14 (Interests in CF MovesU).	31

11	4.15	Class 15 (Interests in Leland).	31

12	4.16	Class 16 (Interests in Redwood).	31

13	4.17	Duplicate Claims against Multiple Debtors.	32

14	4.18	Substantive Consolidation.	32

15	ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		32
16
	5.1	Assumption; Assumption and Assignment.	32
17
	5.2	Cure Payments; Assurance of Performance.	33
18
19	5.3	Objections to Assumption of Executory Contracts and Unexpired Leases.	34

20	5.4	Rejection of Executory Contracts and Unexpired Leases.	35

21	5.5	Approval of Rejection; Rejection Damages Claims Bar Date.	35

22	ARTICLE VI MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN		36
23
	6.1	Plan Implementation.	36
24
	6.2	Sources of Payment.	36
25
	6.3	Vesting of Assets.	36
26
	6.4	Cancellation of Existing Instruments and Other Documents.	36
27
	6.5	Objections to Claims.	37
28
	6.6	Creation of the Trust.	38

ii

1	6.7	Appointment of Disbursing Agent.	39

2	6.8	Creation of the Oversight Committee.	40

3	6.9	Termination of Committee.	40

4	6.10	Cessation of the Business Operations of the Debtors.	40

5	6.11	Dissolution of the Debtors.	41

6	6.12	Compliance with ACC Settlement	41

7	6.13	Closing of the Cases.	42

8	ARTICLE VII THE TRUST		42

9	7.1	Transfer of the Trust Property to the Trust.	42

10	7.2	Purposes of the Trust.	42

11	7.3	Trust Agreement.	43

12	7.4	Operations of the Trust.	43

13	7.5	Supervision by Oversight Committee.	47

14	7.6	The Trustee.	48

15	7.7	Payment of Trust Expenses.	48

16	7.8	Distributions.	48

17	7.9	No Payment of Transfer-Related Fees to the United States Trustee.	48

18	7.10	Limitations on Payments to Certain Professionals	49

19	7.11	Trust Books And Records.	50

20	7.12	Limitations on Liability.	50

21	7.13	No Credit Reporting.	51

22	7.14	United States Federal Income Tax Treatment of the Holders of Trust Beneficial Interests.	51
23
	7.15	Termination of the Trust.	52
24
	ARTICLE VIII OVERSIGHT COMMITTEE		53
25
	8.1	Oversight Committee As Representative Of Creditors.	53
26
	8.2	Oversight Committee Procedures.	53
27
	8.3	No Oversight Committee Compensation.	53
28
	8.4	Retention Of Professionals by the Oversight Committee.	53

iii

1	8.5	Limitations on Oversight Committee Liability.	54

2	8.6	Termination Of Oversight Committee.	54

3	ARTICLE IX PAYMENTS AND DISTRIBUTIONS		55

4	9.1	Payments and Distributions in General.	55

5	9.2	Priority of Payments and Distributions From The Trust.	55

6	9.3	Distributions.	56

7	9.4	Distributions to Classes 4, 5 and 6 Pro Rata.	56

8	9.5	Initial and Supplemental Distributions and Record Dates for Distributions to Class 4.	56
9
	9.6	Minimum Distribution Amount for Class 4.	57
10
11	9.7	Payments and Distributions to Holders of Disputed Claims Which Become Allowed Claims.	58

12	9.8	Reserve for Disputed Claims.	58

13	9.9	Delivery of Payments and Distributions in General.	59

14	9.10	Cash Payments.	59

15	9.11	No Interest on Claims.	60

16	9.12	Minimum Amounts of Distributions.	60

17	9.13	Surrender of Instruments.	60

18	9.14	Undeliverable Payments and Distributions.	61

19	9.15	No Duplicate Distributions.	62

20	9.16	Final Distribution.	62

21	9.17	Credit Against Distributions to the PBGC.	62

22	9.18	No Distributions to Holders of Claims in Classes 7 through 9 or Interests in Classes 10 through 15.	63
23
	9.19	Compliance with Tax Requirements.	63
24
	9.20	Setoffs.	63
25
	ARTICLE X OTHER POST-CONFIRMATION LITIGATION		65
26
	10.1	Retention and Enforcement of Causes of Action.	65
27
	10.2	Prosecution of Causes of Action and Litigation Recoveries.	65
28
	ARTICLE XI CONFIRMATION AND EFFECTIVE DATE CONDITIONS		65

iv

1	11.1	Filing of Appendix and Other Documents in Support of Confirmation.	65
2
	11.2	Conditions to Confirmation.	65
3
	11.3	Conditions to Effective Date.	66
4
	11.4	Waiver of Conditions to Confirmation or to the Effective Date.	67
5
	11.5	Termination of Plan for Failure To Become Effective.	67
6
	11.6	Notice of Effective Date.	67
7
	ARTICLE XII EFFECT OF CONFIRMATION		68
8
	12.1	Jurisdiction of Court.	68
9
	12.2	Binding Effect.	68
10
	12.3	Releases by the Debtors.	68
11
	12.4	Release of GE Capital and Injunction.	69
12
	12.5	Debtors’ Releases Include Waiver of Unknown Claims.	71
13
	12.6	Limitation of Liability.	71
14
	12.7	Good Faith.	72
15
	12.8	Stays Remain in Effect.	72
16
	12.9	Injunctions.	73
17
	12.10	No Discharge.	73
18
	12.11	Effect of Releases or Exculpation as to the Pension Fund.	74
19
	ARTICLE XIII RETENTION OF JURISDICTION		74
20
	ARTICLE XIV ACCEPTANCE OR REJECTION OF THE PLAN		77
21
	14.1	Persons Entitled to Vote.	77
22
	14.2	Acceptance by Impaired Classes.	77
23
	14.3	Request for Non-Consensual Confirmation.	78
24
	ARTICLE XV MISCELLANEOUS PROVISIONS		78
25
	15.1	Other Documents and Actions.	78
26
	15.2	No Further Corporate Action Required.	78
27
	15.3	Confirmation of All Cases.	79
28
	15.4	Amendment or Modification of the Plan.	79

v

1	15.5	Revocation of the Plan.	79

2	15.6	Extension of Deadlines in the Plan.	80

3	15.7	Governing Law.	80

4	15.8	No Admissions.	80

5	15.9	No Liability for Solicitation or Participation.	80

6	15.10	Severability of Plan Provisions.	80

7	15.11	Post-Effective Date Professional Services.	81

8	15.12	Exemption from Certain Transfer Taxes.	81

9	15.13	Section 1145 Exemption.	81

10	15.14	No Impact on Contractually Subordinated Claims.	82

11	15.15	Saturday, Sunday or Legal Holiday.	82

12	15.16	Payment of Statutory Fees.	82

13	15.17	Exhibits.	82

14	15.18	Waiver of Federal Rule of Civil Procedure 62(a).	83

15	15.19	Binding Effect.	83

16	15.20	Standing of Committee and Oversight Committee.	83

17	15.21	Headings.	83

18

19

20

21

22

23

24

25

26

27

28

vi

1	INTRODUCTION

2	Consolidated Freightways Corporation of Delaware (defined herein as “CFCD”),

3	together with its affiliated debtors, Consolidated Freightways Corporation (defined herein as

4	“CFC”), Redwood Systems, Inc., Leland James Service Corporation, CF Airfreight Corporation

5	and CF MovesU.com Incorporated (collectively with CFCD, the “Debtors,” and each a

6	“Debtor”) hereby propose the following Consolidated Plan of Liquidation for the resolution of

7	the outstanding Creditor Claims against and equity Interests in the Debtors. The Debtors are the

8	proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code. All

9	capitalized terms not defined in this Introduction have the meanings given to them in

10	section 1.2.[1] Reference is made to the Disclosure Statement for a discussion of the Debtor’s

11	history, business, properties and results of operations, and for a summary of the Plan and certain

12	related matters. The Debtors believe that the business of the Debtors cannot be reorganized. The

13	Plan proposes to liquidate all of the remaining Assets of the Debtors through a liquidating trust.

14	Under the Plan, Holders of Allowed Claims will receive distributions of Cash or other property

15	as described in Article IX below.

16	Holders of Interests in CFC, whether or not such Interests become Allowed

17	Interests, will not receive any distributions of Cash or other property under the Plan. Because

18	Holders of Interests will not receive any distributions of Cash or other Property, they are deemed

19	to reject the Plan, and will not be solicited to vote to accept or reject the Plan as set forth in

20	section 14.1, below.

21	Under section 1125(b) of the Bankruptcy Code, a vote to accept or reject the Plan

22	cannot be solicited from Holders of Claims until such time as the Disclosure Statement has been

23	approved by the Court. All Holders of Claims are encouraged to read the Plan and the

24	Disclosure Statement in their entirety before voting to accept or reject the Plan. To the extent the

25	Disclosure Statement is inconsistent with the Plan, the Plan will govern. No materials, other than

26	the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein,

27

28	1 As set forth in section 1.3.2 of the Plan, references in the Plan to “sections” shall refer to sections of the Plan unless otherwise stated or the context otherwise requires.

1

1	have been approved for use in soliciting acceptances or rejections of the Plan. The Debtors

2	expressly reserve the right to alter, amend, modify, revoke, or withdraw the Plan as set forth in

3	section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019, and sections 15.4 and 15.5 of the

4	Plan, with the Consent of the Committee to the extent required in sections 15.4 and 15.5.

5	ARTICLE I

6	DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

7	1.1 Scope of Definitions.

8	For the purposes of the Plan, except as expressly provided to the contrary in the

9	Plan or unless the context otherwise requires, all capitalized terms not otherwise defined shall

10	have the meanings given to them in section 1.2 of the Plan. Any term used in the Plan that is not

11	defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the

12	meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules.

13	1.2 Definitions.

14	In addition to such other terms as are defined in other sections of the Plan, the

15	following terms (which appear in the Plan as capitalized terms) have the following meanings as

16	used in the Plan:

17	1.2.1 ACC means American Casualty Company of Reading,

18	Pennsylvania.

19	1.2.2 ACC Settlement has the meaning given to such term in

20	section 6.12 of the Plan.

21	1.2.3 ACC Settlement Amount means $3,975,000, as defined in

22	section 6.12 of the Plan.

23	1.2.4 ACC Surety Bonds mean certain surety bonds issued by ACC,

24	which assured certain customers using the Debtors’ freight services that the customers would be

25	paid Non-Contract Claims up to $5,000 per Claim.

26	1.2.5 Administrative Claim means a Claim for costs and expenses of

27	administration allowed under section 503(b) of the Bankruptcy Code and referred to in

28	section 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) the actual and

2

1	necessary costs and expenses incurred after the Petition Date of preserving the Consolidated

2	Estate and operating the business of any Debtor (such as wages, salaries or commissions for

3	services and payments for inventory); (b) any indebtedness or obligations incurred or assumed

4	by a Debtor in its capacity as a debtor-in-possession, in connection with the conduct of its

5	business, including without limitation, the acquisition or lease of property or an interest in

6	property or the receipt of services; (c) compensation for legal, financial advisory, accounting and

7	other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331

8	of the Bankruptcy Code; and (d) all fees and charges assessed against the Consolidated Estate

9	under 28 U.S.C. § 1930. The term “Administrative Claim” does not include a “Professional

10	Claim” or a “GE Capital Claim.”

11	1.2.6 Allowed means, with respect to any Claim or Interest, (i) a Claim

12	against or Interest in any Debtor to the extent that a proof of the Claim or Interest is timely Filed,

13	or is deemed Filed, under applicable law or pursuant to a Final Order of the Court, (ii) any Claim

14	or Interest which has been duly listed by the Debtor in its Schedules, as liquidated in amount and

15	not disputed or contingent and with respect to which no proof of Claim or Interest has been

16	Filed, (iii) any Claim or Interest the amount and existence of which have been determined by

17	(a) a final order of a court of competent jurisdiction other than the Court, pursuant to the Plan,

18	(b) a Final Order of the Court, or (c) an Order of the Court which would be a Final Order except

19	that an appeal has been taken from such Order, provided that no stay of such Order has been

20	issued, or (iv) any Claim which the Debtors and the Committee or the Oversight Committee,

21	jointly, agree that they will not object to and File and serve a notice of such non-objection,

22	whether or not the deadline to object to such Claim has otherwise expired, provided, however,

23	that any Claim or Interest which is allowed solely for purposes of voting to accept or reject the

24	Plan pursuant to an Order of the Court shall not be deemed to be an “Allowed” Claim or

25	“Allowed” Interest hereunder. If any party in interest Files an objection to a proof of Claim or

26	Interest within the time fixed by the Court, the Claim or Interest shall be Allowed only to

27	the extent of (i) any amount of such Claim or Interest to which the party did not object; and (ii) any

28	amount otherwise authorized by Final Order or by the Plan. Allowed as to Administrative

3

1	Claims, Priority Tax Claims, Secured Claims and Pre-Petition Unsecured Claims has correlative

2	meanings.

3	1.2.7 Allowed Class ... Claim means an Allowed Claim in

4	the designated Class.

5	1.2.8 Appendix means a volume of exhibits to the Plan Filed in support

6	of the Plan not less than ten (10) days prior to the Ballot Deadline.

7	1.2.9 Assets mean all legal or equitable interests of the Consolidated

8	Estate in any and all real or personal property of any nature, including any real estate, buildings,

9	structures, improvements, privileges, rights, easements, leases, subleases, licenses, goods,

10	materials, supplies, furniture, fixtures, equipment, work in process, accounts, chattel paper, cash,

11	deposit accounts, reserves, deposits, contractual rights, intellectual property rights, claims,

12	Causes of Action, securities, investments and any other general intangibles, and the proceeds,

13	products, offspring, rents or profits thereof, including all assets of any of the Debtors constituting

14	“property of the estate” as described in the Bankruptcy Code section 541.

15	1.2.10 Assumed Executory Contracts means those executory contracts

16	and unexpired leases to be assumed by the Debtors and assigned to the Trust or to another

17	assignee as identified in an exhibit in the Appendix.

18	1.2.11 Avoidance Actions means all avoiding powers and all rights and

19	remedies under, and related to, Bankruptcy Code sections 544, 545, 547, 548, 549 or 551, any

20	fraudulent conveyance, fraudulent transfer or preference laws, and all similar non-bankruptcy

21	laws.

22	1.2.12 Ballot means the ballot which accompanies the Plan and which

23	Holders of Claims entitled to vote to accept or reject the Plan must submit in accordance with

24	section 14.2 of the Plan.

25	1.2.13 Ballot Deadline means the deadline set by the Court for the

26	Holders of Claims to vote to accept to accept or reject the Plan by submitting their Ballots.

27	1.2.14 Bankruptcy Code means title 11 of the United States Code, as

28	now in effect or hereafter amended if such amendments are made applicable to the Cases.

4

1	1.2.15 Bankruptcy Rules means the Federal Rules of Bankruptcy

2	Procedure, as applicable from time to time in the Cases.

3	1.2.16 Bar Date means the deadline established by the Court for Filing

4	any proof of Claim against the Debtor in any of the Cases. The Bar Date was (i) February 7,

5	2003 for all proofs of Claim except as set forth in clauses (ii), (iii) or (iv) of this sentence;

6	(ii) March 3, 2003 for proofs of Claim by governmental entities; (iii) March 7, 2003 for proofs of

7	Claim by co-debtors, sureties and guarantors who are authorized to file proofs of Claim under

8	section 501(b) of the Bankruptcy Code and Bankruptcy Rule 3005; and (iv) for Holders of

9	Claims arising from or out of the rejection of executory contracts or unexpired leases, the

10	Debtors’ recovery pursuant to an Avoidance Action, or the incurrence of certain taxes which

11	arise from actions taken after the expiration of the applicable Bar Date, the later of (1) the

12	otherwise applicable Bar Date or (2) the first Business Day that is at least thirty (30) calendar

13	days after (a) the mailing to the Creditor of notice of the entry of the order first approving the

14	rejection of such contract or lease, (b) the mailing to the Creditor of notice of the entry of an

15	order or judgment avoiding a transfer, or (c) the date any relevant tax Claim first arises.

16	1.2.17 BNSF means Burlington Northern and Santa Fe Railway

17	Company.

18	1.2.18 Business Day means any day other than a Saturday, a Sunday or a

19	“legal holiday” (as defined in Bankruptcy Rule 9006(a)).

20	1.2.19 Canada Affiliates means the Debtors’ non-debtor direct and

21	indirect subsidiaries organized under the laws of Canada or its political subdivisions, as set forth

22	in Exhibit “A” to this Plan.

23	1.2.20 Cases means the above-captioned cases commenced by the

24	Debtors under Chapter 11 of the Bankruptcy Code that are pending before the Court and which

25	have been substantively consolidated with one another under the above captioned

26	Case No. RS 02-24284 MG pursuant to the Consolidation Order.

27	1.2.21 Cash means currency, a certified check, a cashier’s check or a wire

28	transfer of good funds from any source, or a check issued by any Person making any Distribution

5

1	under the Plan drawn on funds in the Trust, denominated in United States dollars.

2	1.2.22 Causes of Action means any and all claims or causes of action

3	which any Debtor and/or the Consolidated Estate has or asserts against any Person, including,

4	without limitation, any claim or cause of action arising prior to the Petition Date or after the

5	Petition Date, any Avoidance Action, and any claim or cause of action against insiders or

6	affiliates of any Debtor, and those against insiders or affiliates of such insiders or affiliates and

7	entities controlled by them.

8	1.2.23 CF Airfreight means CF Airfreight Corporation, a Delaware

9	corporation and a Debtor.

10	1.2.24 CF Bermuda means CF Risk Management Services Ltd., an entity

11	organized under the laws of Bermuda.

12	1.2.25 CFC means Consolidated Freightways Corporation, a Delaware

13	corporation and a Debtor.

14	1.2.26 CFC Common Stock means the common stock ($.01 par value) of

15	CFC.

16	1.2.27 CFCD means Consolidated Freightways Corporation of Delaware,

17	a Delaware corporation and a Debtor.

18	1.2.28 CF MovesU means CF MovesU.com Incorporated, a Delaware

19	corporation and a Debtor.

20	1.2.29 Claim means a claim against any Debtor, whether or not asserted

21	or Allowed, as defined in section 101(5) of the Bankruptcy Code.

22	1.2.30 Class means a class of Claims or Interests designated pursuant to

23	the Plan.

24	1.2.31 Clerk means the Clerk of the Court.

25	1.2.32 Collateral means any Assets of any Debtor which are subject to a

26	Lien.

27	1.2.33 Committee means the Official Committee of Creditors Holding

28	Unsecured Claims appointed in the Cases by the Office of the United States Trustee, as its

6

1	composition may be changed from time to time by the addition, resignation or removal of its

2	members.

3	1.2.34 Commutation Agreement means that certain Commutation

4	Agreement to be entered into by and between CFCD and CF Bermuda.

5	1.2.35 Confirmation means entry by the Court of the Confirmation

6	Order.

7	1.2.36 Confirmation Date means the date on which the Court enters the

8	Confirmation Order on the Docket.

9	1.2.37 Confirmation Hearing means the hearing held by the Court to

10	consider confirmation of the Plan pursuant to Bankruptcy Code section 1128, including any

11	continuances thereof.

12	1.2.38 Confirmation Order means the Order of the Court confirming the

13	Plan under section 1129 of the Bankruptcy Code.

14	1.2.39 Consolidated Estate means the consolidated estates of the Debtors

15	created in the Cases under section 541 of the Bankruptcy Code and by operation of the

16	Consolidation Order.

17	1.2.40 Consolidation Order means the “Order: (1) Approving Motion to

18	(I) Approve Stipulation to Settle Consolidation Motion and Related Claims; (ii) Allow Certain

19	Pre-Petition Claims; (iii) Dismiss the LLC Debtors’ Chapter 11 Cases; and (iv) Substantively

20	Consolidate the CF Debtors’ Estates; etc.” entered by the Court on April 27, 2004, ordering,

21	among other things, the substantive consolidation of the Debtors’ estates into the Consolidated

22	Estate.

23	1.2.41 Consolidation Stipulation means the “Stipulation to Settle

24	Consolidation Motion and Related Claims” among the Debtors, CFCD 2002 LLC, CFCD 2002

25	Member LLC, CFCD 2002A LLC, CFCD 2002A Member LLC, the multiemployer pension

26	funds which party thereto, (defined in the Consolidation Stipulation as the “Pension Fund

27	Parties”) and the PBGC, in the form approved pursuant to the Consolidation Order. A copy of

28	the Consolidation Stipulation is an exhibit in the Appendix.

7

1	1.2.42 Convenience Claim has the meaning assigned to such term in

2	section 4.3.

3	1.2.43 Court means the United States Bankruptcy Court for the Central

4	District of California, Riverside Division, or, if such court ceases to exercise jurisdiction over the

5	Cases or any proceedings arising is such Cases, such court or adjunct thereof that exercises

6	jurisdiction over the Cases or such proceedings in lieu of the United States Bankruptcy Court for

7	such District.

8	1.2.44 Creditor means the Holder of a Claim.

9	1.2.45 Debtor and Debtors have the meanings given to such terms in the

10	Introduction.

11	1.2.46 Debtors’ Releasees has the meaning given to such term in

12	section 12.3 of the Plan.

13	1.2.47 Debtors-in-Possession means the Debtors, when acting in the

14	capacity of the representative of the Consolidated Estate in the Cases.

15	1.2.48 Defined Benefit Pension Plan means the Consolidated

16	Freightways Corporation Pension Plan, a tax qualified defined benefit pension plan formerly

17	sponsored by, or a member of the Debtors’ controlled group, covered by Title IV of the

18	Employee Retirement Income Security Act (“ERISA”), as amended, 29 U.S.C. §§ 1301 et. seq.

19	(1994 & Supp. V 2000), that was involuntarily terminated by the PBGC.

20	1.2.49 DIP Credit Agreement means the certain Debtor in Possession

21	Credit Agreement dated as of September 9, 2002, among the Debtors and GE Capital, as

22	amended, supplemented, or otherwise modified from time to time.

23	1.2.50 DIP Facility means the debtor-in-possession secured financing

24	facility provided to the Debtors by GE Capital pursuant to the DIP Credit Agreement, authorized

25	by the Court pursuant to the Final Order (I) Authorizing Post-Petition Financing on a Secured

26	and Superpriority Basis etc. that was entered by the Court on October 29, 2002, and all

27	subsequent Orders approving amendments to the debtor-in-possession secured financing facility.

28	1.2.51 Disallowed means, with respect to any Claim or Interest, any

8

1	Claim or Interest (i) proof of which was required to be Filed by the Bankruptcy Code or an Order

2	of the Court but as to which no proof of Claim or Interest was timely or properly Filed, (ii) which

3	has been withdrawn in whole or in part, by agreement between the Debtors or the Trust and the

4	Holder thereof or unilaterally by the Holder thereof, or (iii) which has been disallowed, in whole

5	or in part, by Final Order. In case a Claim is Disallowed in part, the Claim may be an Allowed

6	Claim with respect to amounts asserted under the Claim which have not been Disallowed.

7	1.2.52 Disbursing Agent means an agent employed by the Trust, if any,

8	to make Distributions to the Holders of Allowed Claims pursuant to the Plan, in accordance with

9	section 6.7, below.

10	1.2.53 Disclosure Statement means the Second Amended Disclosure

11	Statement for the Consolidated Plan of Liquidation Dated July 1, 2004 (as Amended) (and all

12	exhibits and schedules annexed thereto or referred to therein), as approved by the Court.

13	1.2.54 Disputed Class [ ] Claim means a Claim in the designated Class

14	that is not Allowed for purposes of the Cases, and as to which (a) a proof of Claim has been

15	Filed timely or deemed Filed, and (b) an objection to such Claim has been Filed timely and

16	which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing

17	such objections by the Plan or Order of the Court and (if not withdrawn) has not been overruled

18	or denied by a Final Order. A Claim shall be considered a Disputed Claim to the extent of any

19	Filed objection.

20	1.2.55 Disputed Lien means a lien, security interest, encumbrance or

21	interest in property of any Debtor which secures an obligation, which is not valid, perfected or

22	enforceable against any Debtor for purposes of the Cases, or does not secure payment of any

23	Claim or performance of any obligation of any Debtor to any Creditor, provided that any

24	challenge to such a lien, security interest, encumbrance or interest in property shall be Filed not

25	later than twenty (20) days prior to the Ballot Deadline.

26	1.2.56 Distribution means any transfer of Cash or other property,

27	pursuant to the terms of the Plan, from the Trust to the Holders of Allowed Class 4 Claims.

28	1.2.57 Docket means the docket for the Cases maintained by the Clerk.

9

1	1.2.58 Effective Date means the later of (a) the first Business Day that is:

2	(i) at least ten (10) Days after the Confirmation Date, or (ii) at least one (1) Business Day after

3	the Confirmation Date, if the Court enters an Order making Bankruptcy Rule 7062 inapplicable

4	to the proceedings with respect to the Confirmation Order or otherwise determining that the

5	Effective Date may occur immediately following Confirmation; and (b) the first Business Day on

6	which: (1) no stay of the Confirmation Order is in effect, and (2) all conditions to the Effective

7	Date have been satisfied or, if waivable, waived by the party for whose benefit such condition

8	exists, provided, that in no event shall the Effective Date be later than ninety (90) days after the

9	Confirmation Date; provided, however, that the Court may extend the deadline for the Effective

10	Date to occur, upon motion made before or after the deadline, upon notice and hearing.

11	1.2.59 Face Amount for any Disputed Claim means (a) the full stated

12	amount set forth in any proof of Claim with respect to such Claim, (b) if the amount of such

13	Claim has been estimated in accordance with section 502(c) of the Bankruptcy Code and

14	Bankruptcy Rule 3018 for purposes of distributions, pursuant to a Final Order of the Court, the

15	amount so estimated, unless otherwise expressly set forth in the Plan with respect to a specific

16	Claim or Class of Claims, or (c) such other amount as the Court may establish for purposes of

17	allocating funds for the Reserve for Disputed Claims with respect to such Disputed Claim

18	pursuant to a Final Order. For any proof of Claim which is Filed for an unliquidated amount, the

19	Debtors may ask the Court to either (i) establish an amount for such Claim which will be deemed

20	the “Face Amount” for purposes of the Plan, or (ii) estimate the Claim for purposes of

21	distributions under the Plan.

22	1.2.60 File or Filed means file or filed with the Court in the Cases.

23	1.2.61 Final DIP Order means the Final Order (I) Authorizing Post-

24	Petition Financing On A Secured And Superpriority Basis Pursuant to 11 U.S.C. §§ 105, 362

25	and 364; (ii) Authorizing Use Of Cash Collateral Pursuant to 11 U.S.C. § 363; (iii) Authorizing

26	Termination Of The Pre-Petition Securitization Facility And Reacquisition Of Receivables

27	Subject Thereto Pursuant To 11 U.S.C. § 363; And (iv) Granting Adequate Protection To The

28	Pre-Petition Secured Lessor Pursuant To 11 U.S.C. §§ 361, 362, 363 and 364, entered by the

10

1	Court on October 29, 2002, as amended, supplemented or otherwise modified from time to time.

2	1.2.62 Final Order means an Order, which has not been reversed or

3	stayed, and as to which (a) the time to appeal from the Court or to seek reconsideration by the

4	Court, has expired and no appeal or motion for reconsideration has been timely filed, or (b) any

5	appeal that has been or may be taken, any motion for reconsideration that has been filed, or any

6	petition for certiorari that has been or may be filed, has been resolved by the highest court to

7	which the Order or judgment was heard or appealed or from which certiorari was sought, and

8	(i) the time for any further appeal, motion for reconsideration or petition for certiorari shall have

9	expired without any such action being taken or (ii) any right to appeal, move to reconsider or

10	seek certiorari shall have been waived by the party entitled thereto in writing in form and

11	substance satisfactory to the Trust, provided, however, that the possibility that a motion under

12	Federal Rule of Civil Procedure 59 or 60, or any analogous Bankruptcy Rule, may be filed with

13	respect to such Order, shall not cause such Order not to be a Final Order.

14	1.2.63 GE Capital means General Electric Capital Corporation.

15	1.2.64 GE Capital Claim means all Claims of GE Capital.

16	1.2.65 GE Capital Liabilities has the meaning given to such term in

17	section 12.4.

18	1.2.66 GE Capital Release has the meaning given to such term in section

19	12.4.

20	1.2.67 Holder means the Person that is the Holder of a Claim or Interest

21	for purposes of the Plan.

22	1.2.68 Instrument means any share of stock, security, promissory note or

23	other “instrument,” within the meaning of that term, as defined in section 9102(47) of the

24	California Commercial Code.

25	1.2.69 Inter-Debtor Claim means a Claim held by any Debtor against

26	any other Debtor other than the Claims of CF Bermuda against CFCD, which are classified in

27	Class 9.

28	1.2.70 Interest means the interest of any Holder of any equity security of

11

1	any of the Debtors, whether or not asserted, as defined in section 101(17) of the Bankruptcy

2	Code, including shares of common stock and Other Stock Rights.

3	1.2.71 Leland means Leland James Service Corporation, a Delaware

4	corporation and a Debtor.

5	1.2.72 Lien means any lien, security interest, encumbrance or interest in

6	property of any Debtor which secures an obligation and which is not a Disputed Lien.

7	1.2.73 LLC Entity Claim means any Claim held by any of the LLC

8	Entity against any CF Debtor.

9	1.2.74 LLC Entities means, collectively, CFCD 2002 LLC, CFCD 2002

10	Member LLC, CFCD 2002A LLC and CFCD 2002A Member LLC, each of which is a Delaware

11	limited liability company.

12	1.2.75 Local Bankruptcy Rules means the local rules of the Court, as

13	applicable from time to time in the Cases.

14	1.2.76 Material Actions, for purposes of the Trust Agreement, is referred

15	to in section 7.5.

16	1.2.77 Mexico Affiliates means the Debtors’ non-debtor direct and

17	indirect subsidiaries organized under the laws of the United States or Mexico or the political

18	subdivisions of Mexico, as set forth in Exhibit “B” to this Plan.

19	1.2.78 Non-Contract Claims has the meaning given to such term in

20	section 6.12 of the Plan.

21	1.2.79 Non-Debtor Affiliate means any of the Canada Affiliates and any

22	of the Mexico Affiliates, but does not include CF Bermuda.

23	1.2.80 Non-Debtor Affiliate Claim means any Claim held by any of the

24	Non-Debtor Affiliates.

25	1.2.81 Order means an order or judgment of the Court as entered on the

26	Docket in any of the Cases.

27	1.2.82 Other Stock Rights means, collectively, any warrants, options and

28	any other rights, to purchase or otherwise acquire Interests, and any stock appreciation or similar

12

1	rights to Interests of any of the Debtors, existing prior to the Petition Date. “Other Stock Rights”

2	do not include any rights arising out of the ownership of shares of common stock.

3	1.2.83 Oversight Committee means the post-Effective Date committee

4	of creditors, appointed pursuant to section 6.8 of the Plan, which will supervise the operations of

5	the Trust pursuant to the Trust Agreement.

6	1.2.84 Person means any individual, general partnership, limited

7	partnership, limited liability partnership, limited liability company, corporation, association, joint

8	stock company, joint venture, government or political subdivision or unit, the Committee or

9	other entity.

10	1.2.85 PBGC means the Pension Benefit Guaranty Corporation.

11	1.2.86 Petition Date means September 3, 2002, the date on which the

12	Cases were Filed.

13	1.2.87 Plan means this Consolidated Plan of Liquidation Dated July 1,

14	2004 (as Amended), and all exhibits and schedules referred to herein or in any Appendix, as such

15	may be amended, modified or supplemented from time to time on or prior to the Confirmation

16	Date.

17	1.2.88 Priority Claims means all Priority Non-Tax Claims plus all

18	Priority Tax Claims.

19	1.2.89 Priority Non-Tax Claim means any Claim to the extent such

20	Claim is entitled to priority pursuant to Bankruptcy Code section 507(a), other than an

21	Administrative Claim or a Priority Tax Claim; provided that, in determining the amount of

22	Allowed Priority Non-Tax Claims under section 507(a)(4) of Bankruptcy Code, the Debtors shall

23	prorate such Claims to the extent required by law in the event that the aggregate amount of such

24	Claims exceeds the cap set forth in section 507(a)(4)(B) of the Bankruptcy Code.

25	1.2.90 Priority Tax Claim means an Allowed Claim for an amount

26	entitled to priority under section 507(a)(8) of the Bankruptcy Code.

27	1.2.91 Pro Rata means proportionately so that, with respect to any Class,

28	the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim

13

1	to (b) the amount of the Allowed Claim, is the same as the ratio of (x) the amount of

2	consideration distributed on account of all Allowed Claims in the Class in which the particular

3	Allowed Claim is included to (y) the aggregate amount of all Allowed Claims of that Class.

4	1.2.92 Professional Claim means all Claims of professionals employed

5	by Order of the Court in the Cases.

6	1.2.93 Record Date has the meaning given to such term in section 9.5.

7	1.2.94 Redwood means Redwood Systems, Inc., a Delaware corporation

8	and a Debtor.

9	1.2.95 Reserve for Disputed Claims means the reserve account created

10	by the Trust pursuant to section 9.8 of the Plan, into which the Trustee or Disbursing Agent shall

11	deposit any amount withheld on account of a payment or Distribution to a Holder of a Disputed

12	Claims.

13	1.2.96 Scheduled means set forth on the Schedules of Asset and

14	Liabilities.

15	1.2.97 Schedules of Assets and Liabilities means, collectively, the

16	Schedules of Assets and Liabilities which were Filed by each of the Debtors with the Court, as

17	the same may have been or may be amended from time to time prior to the Confirmation Date.

18	1.2.98 Secured Claim means any Claim that arose before or after the

19	Petition Date that is secured by a Lien on property in which the Consolidated Estate has an

20	interest, or any Claim that is subject to a right of setoff under section 553 of the Bankruptcy

21	Code, to the extent of the value of the Holder’s interest in the Consolidated Estate’s interest in

22	such property or to the extent of the amount subject to setoff, as applicable, as determined

23	pursuant to section 506(a) of the Bankruptcy Code.

24	1.2.99 Secured Claim Schedule means the schedule of Secured Claims

25	described in section 4.1 of the Plan.

26	1.2.100 Subordinated Claim means (i) any Claim, or portion thereof,

27	which is subordinated to the payment of all other Unsecured Claims (other than Claims which

28	are themselves Subordinated Claims), in accordance with section 510 of the Bankruptcy Code, or

14

1	(ii) any Claim for any fine, penalty, or forfeiture, or for multiple, exemplary or punitive damages,

2	to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual

3	pecuniary loss suffered by the Holder, but not including the Subordinated Pension Fund Claims.

4	1.2.101 Subordinated Pension Fund Claims means that portion of the

5	Claims of a multiemployer pension fund that are or may be asserted against the Debtors for

6	withdrawal liability pursuant to Title IV, Subtitle E, of the Employee Retirement Income

7	Security Act of 1974, as amended, 29 U.S.C., § 1383(a) or § 1385(a), which is Allowed as a

8	general unsecured Claim in the Cases subordinated, pursuant to the Consolidation Order, to all

9	other general unsecured pre-petition Claims, except any Claims subject to contractual

10	subordination and/or subordination pursuant to sections 510(b) or 510(c) of the Bankruptcy

11	Code.

12	1.2.102 Tax Claim means an unsecured Claim of a taxing authority to the

13	extent that the Holder asserts is entitled to priority under section 507(a)(8) of the Bankruptcy

14	Code.

15	1.2.103 Trust means the trust created pursuant to this Plan and the Trust

16	Agreement, as described in Article VII of the Plan. The Trust will receive all of the Trust

17	Property, conclude the liquidation of such assets, and make distributions to the Persons entitled

18	thereto in accordance with the terms of the Plan.

19	1.2.104 Trust Agreement means the Liquidation Trust Agreement which

20	will be in substantially the form Filed as an exhibit to the Disclosure Statement.

21	1.2.105 Trust Beneficial Interests means, collectively, the interests of the

22	Holders of Allowed Class 4 Claims in the Trust and in all Distributions to be made by the

23	Trust on account of Allowed Unsecured Claims against any of the Debtors. The Trust Beneficial

24	Interests (a) shall be noted in the books and records of the Trust, (b) shall not be evidenced by a

25	writing, and (c) may not be transferred, sold, assigned, hypothecated or pledged, except that they

26	may be assigned or transferred by will, intestate succession, or operation of law.

27	1.2.106 Trust Beneficiaries means the holders of Trust Beneficial

28	Interests, as of any point in time.

15

1	1.2.107 Trust Expenses means all costs, expenses and obligations

2	incurred by the Trust or Trustee in administering the Trust or in any manner incidental or related

3	thereto.

4	1.2.108 Trust Fund Claim has the meaning given to such term in

5	section 3.4 hereof.

6	1.2.109 Trust Property means all Assets owned by the Debtors or the

7	Consolidated Estate as of the Effective Date, including, without limitation, the equity securities

8	and other interests of the Debtors in the LLC Entities.

9	1.2.110 Trustee means K. Morgan Enterprises, Inc., an Oregon

10	corporation, the proposed trustee of the Trust, or any successor trustee designated or selected in

11	accordance with the terms of the Plan and the Trust Agreement.

12	1.2.111 Trustee Services Agreement means the “Agreement for Pre-

13	Confirmation Employment Terms (including the Term Sheet for Trustee Services attached

14	thereto as an Exhibit),” which was approved, in part, by the Court’s “Order Authorizing Debtors

15	to Enter into Pre-Confirmation Agreement with Prospective Trustee,” and which was entered on

16	March 12, 2004. A copy of the Trustee Services Agreement is Filed as an exhibit to the

17	Disclosure Statement.

18	1.2.112 Unsecured Claim means any Claim that is not an Administrative

19	Claim, Convenience Claim, LLC Entity Claim, Non-Debtor Affiliate Claim, Priority Non-Tax

20	Claim, Priority Tax Claim, Secured Claim, Subordinated Claim or Subordinated Pension Fund

21	Claim.

22	1.3 Rules of Interpretation.

23	1.3.1 The provisions of the Plan shall control over the contents of the

24	Disclosure Statement. The provisions of the Confirmation Order shall control over the contents

25	of the Plan.

26	1.3.2 For purposes of the Plan: (a) whenever it appears appropriate from

27	the context, each term, whether stated in the singular or the plural, shall include both the singular

28	and the plural, the masculine gender shall include the feminine, and the feminine gender shall

16

1	include the masculine; (b) any reference in the Plan to a contract, Instrument, release or other

2	agreement or document being in a particular form or on particular terms and conditions means

3	that such document shall be substantially in such form or substantially on such terms and

4	conditions, provided, however, that any change to such form, terms or conditions that is material

5	to a party to such document shall not be modified without such party’s consent, unless such

6	document expressly provides otherwise; (c) any reference in the Plan to an existing document,

7	exhibit or schedule Filed or to be Filed means such document, exhibit or schedule, as it may have

8	been or may be amended, modified or supplemented as of the Confirmation Date; (d) unless

9	otherwise specified, all references in the Plan to “sections,” “Articles,” “exhibits” and

10	“Schedules” are references to sections, Articles, exhibits and Schedules of or to the Plan; (e) the

11	words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan in

12	its entirety rather than to only a particular portion of the Plan; and (f) the rules of construction

13	set forth in Bankruptcy Code section 102 shall apply, except to the extent inconsistent with the

14	provisions of this section 1.3.2; and (h) the word “including” means “including, without

15	limitation.”

16	1.3.3 Whenever a Distribution of Cash or other property is required to be

17	made on a particular date, the Distribution shall be made on such date or as soon as reasonably

18	practicable thereafter.

19	1.3.4 All Appendices and all exhibits to the Plan are incorporated into

20	the Plan and shall be deemed to be included in the Plan, regardless of when they are Filed.

21	1.3.5 Subject to the provisions of any contract, certificate, bylaws,

22	Instrument, release or other agreement or document entered into in connection with the Plan, the

23	rights and obligations arising under the Plan shall be governed by, and construed and enforced in

24	accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

25	1.4 Computation of Time.

26	In computing any period of time prescribed or allowed by the Plan, unless

27	otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

28

17

1	ARTICLE II

2	CLASSIFICATION OF CLAIMS AND INTERESTS

3	2.1 General.

4	Pursuant to section 1122 of the Bankruptcy Code, all Claims and Interests in the

5	Debtors, except Administrative Claims, Professional Claims, Priority Tax Claims and Trust Fund

6	Claims, are placed in Classes as set forth below. In accordance with section 1123(a)(1) of the

7	Bankruptcy Code, Administrative Claims, Professional Claims, Priority Tax Claims and Trust

8	Fund Claims have not been classified and are treated as set forth in Article III, below.

9	A Claim or Interest is placed in a particular Class for purposes of the Plan only to

10	the extent that the Claim or Interest qualifies within the description of that Class, and shall be

11	classified in another Class or Classes to the extent that any portion of the Claim or Interest

12	qualifies within the description of such other Class or Classes. A Claim or Interest is placed in a

13	particular Class for purposes of receiving distributions pursuant to the Plan only to the extent that

14	such Claim or Interest is an Allowed Claim or Interest in that Class and such Claim or Interest

15	has not been paid, released, or otherwise satisfied prior to the Effective Date. A Disputed Claim,

16	to the extent that it subsequently becomes an Allowed Claim, shall be included in the Class or

17	Classes for which it qualifies based upon the allowance of such Claim.

18	2.2 Unclassified Claims.

19	2.2.1 Administrative Claims.

20	2.2.2 Professional Claims.

21	2.2.3 Priority Tax Claims.

22	2.2.4 Trust Fund Claims.

23	2.3 Unimpaired Classes of Claims and Interests (deemed to have accepted

24	the Plan, and therefore, not entitled to vote on the Plan).

25	2.3.1 Class 2 (Priority Non-Tax Claims).

26	2.3.2 Class 3 (Convenience Claims).

27	2.4 Classes of Secured Claims (may or may not be impaired and entitled

28	to vote to accept or reject the Plan).

18

1	2.4.1 Class 1 (Secured Claims).

2	2.5 Impaired Classes of Claims and Interests (entitled to vote to accept or

3	reject the Plan).

4	2.5.1 Class 4 (Unsecured Claims).

5	2.5.2 Class 5 (Subordinated Pension Fund Claims).

6	2.5.3 Class 6 (Subordinated Claims).

7	2.6 Classes of Claims and Interests Receiving No Distributions (deemed to

8	have rejected the Plan and, therefore, not entitled to vote on the Plan).

9	2.6.1 Class 7 (LLC Entity Claims).

10	2.6.2 Class 8 (Non-Debtor Affiliate Claims).

11	2.6.3 Class 9 (CF Bermuda Claims).

12	2.6.4 Class 10 (Inter-Debtor Claims).

13	2.6.5 Class 11 (Interests in CFC).

14	2.6.6 Class 12 (Interests in CFCD).

15	2.6.7 Class 13 (Interests in CF Airfreight).

16	2.6.8 Class 14 (Interests in CF MovesU).

17	2.6.9 Class 15 (Interests in Leland).

18	2.6.10 Class 16 (Interests in Redwood).

19	ARTICLE III

20	TREATMENT OF UNCLASSIFIED CLAIMS

21	3.1 Administrative Claims.

22	On the Effective Date or as soon thereafter as is practicable, the Trust shall pay to

23	each Holder of an Allowed Administrative Claim, on account of its Allowed Administrative

24	Claim and in full satisfaction, settlement, release and discharge of such Allowed Administrative

25	Claim, (a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or (b) such

26	other treatment which the Debtors and the Holder of such Allowed Administrative Claim agree

27	to in writing prior to Confirmation, provided, however, that Allowed Administrative Claims with

28	respect to liabilities incurred by the Debtors in the ordinary course of business during the Cases

19

1	shall be paid by the Trust in accordance with the terms and conditions of any agreement or

2	course of dealing relating thereto, and provided, further, that Professional Claims shall be paid in

3	accordance with section 3.2.

4	3.2 Professional Claims.

5	Professional Claims shall be Allowed against the Debtors in the amounts

6	approved by the Court. Each Allowed Professional Claim of any Person shall be paid as

7	provided in the Order of employment of such Person or in the Order awarding such Professional

8	Claim, provided, that professionals who are required to file applications for final compensation

9	shall be paid the amounts awarded by the Court based upon such applications as soon as

10	practicable after the Order awarding final compensation becomes a Final Order.

11	3.3 Priority Tax Claims.

12	With respect to each Allowed Priority Tax Claim, at the sole option of the

13	Debtors or the Trustee, as applicable, the Trust shall pay to each Holder of an Allowed Priority

14	Tax Claim on account of such Allowed Priority Tax Claim, in full satisfaction, settlement,

15	release and discharge of such Allowed Priority Tax Claim, (a) in accordance with Bankruptcy

16	Code section 1129(a)(9)(C), equal Cash payments made on the last Business Day of every three-

17	month period following the Effective Date, over a period not exceeding six years after the

18	assessment of the tax on which such Claim is based, totaling the principal amount of such Claim,

19	(b) such other treatment agreed to by the Holder of such Allowed Priority Tax Claim and the

20	Debtors in writing prior to Confirmation, provided such treatment is no less favorable to the

21	Debtors than the treatment set forth in clause (a) hereof, or (c) payment in full on or as soon as

22	practicable after the Effective Date, provided that alternative (a) under this section shall not be

23	used by the Debtors or the Trustee without the prior consent of the Committee or the Oversight

24	Committee, as applicable. Interest on Allowed Priority Tax Claims will accrue, and be payable,

25	as follows: (i) the Debtors shall not be required to pay post-petition interest on any Allowed

26	Priority Tax Claim (or any portion thereof) that is paid on the Effective Date or within thirty (30)

27	days thereafter; (ii) except for any Allowed Priority Tax Claim (or any portion thereof) paid

28	pursuant to subsection (i) above, the Debtors shall pay interest at the Prime Rate (as defined

20

1	below) on any unpaid Priority Tax Claim (or any unpaid portion thereof) to the extent it becomes

2	an Allowed Priority Tax Claim, during the period from the Effective Date through the earlier to

3	occur of payment of such Allowed Priority Tax Claim (or portion thereof) or the first Business

4	Day that is at least one (1) year after the Effective Date (the “First Anniversary Date”) and (iii)

5	for any Allowed Priority Tax Claim (or any portion thereof) that is not paid on or before the First

6	Anniversary Date, the Debtors shall be required to pay, in addition to the accrued interest

7	described in subsection (ii) above, interest (from and after the First Anniversary Date) at a rate

8	equal to the Prime Rate plus one percent (1%) until such Allowed Priority Tax Claim (or portion

9	thereof) is paid in full in accordance with this section 3.3. As used in this section 3.3, the term

10	“Prime Rate” means an adjustable rate of interest equal to the prime rate as announced in The

11	Wall Street Journal (National Edition) on the Effective Date as adjusted thereafter on a monthly

12	basis on the first Business Day of each calendar month after the Effective Date, as announced in

13	The Wall Street Journal (National Edition). The Trust shall have the right to pay any Allowed

14	Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the

15	Effective Date, without premium or penalty of any kind (other than accrued interest calculated in

16	accordance with this section 3.3).

17	3.4 Trust Fund Claims.

18	To the extent the Court enters an Order, which becomes a Final Order, holding

19	that any Cash or property held by the Debtors (a) is being held in trust for any third party and

20	(b) does not constitute property of the Consolidated Estate (“Trust Fund Claims”), such Cash or

21	property will be promptly distributed to such third party or, to the extent that there is any dispute

22	among the beneficiaries as to such amount, interpleaded with a court of competent jurisdiction.

23	Trust Fund Claims are unimpaired under the Plan. The Holders of such Claims are deemed to

24	have accepted the Plan, and are not entitled to vote to accept or reject the Plan.

25	ARTICLE IV

26	TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

27	4.1 Class 1 (Secured Claims).

28

21

1	All Secured Claims against any of the Debtors shall be classified in Classes 1A,

2	1B, et seq. Class 1 will be divided into subclasses designated by letters of the alphabet

3	(Class 1A, Class 1B, and so on), so that each Holder of an Allowed Secured Claim is in a Class

4	by itself, except to the extent that there are Secured Claims that are substantially similar to each

5	other and may be included within a single Class. The Disclosure Statement shall include a

6	schedule of Secured Claims (the “Secured Claim Schedule”), provided, that the Debtors may

7	amend the Secured Claim Schedule by an amendment or supplement thereto Filed in an

8	Appendix on or before twenty (20) days prior to the Ballot Deadline. Any such amendment or

9	supplement shall be served on the parties entitled to notice thereof. The inclusion of any Claim

10	on such schedule shall be without prejudice to rights of the Debtors, the Trust or any other

11	Person to object to such Claim on any grounds, including without limitation, on the grounds that

12	such Claim is not a Secured Claim or that the Lien securing such Claim is a Disputed Lien.

13	The Secured Claim Schedule shall indicate the treatment proposed for each

14	Holder of a Secured Claim, provided that any amendment or supplement to the Secured Claim

15	Schedule may alter the proposed treatment for the Holder of any Secured Claim other than GE

16	Capital. Each Holder of a Secured Claim specified in any of the following subsections of this

17	section 4.1 shall receive the treatment set forth in the applicable subsection. The other Holders

18	of Allowed Secured Claims may receive, in full satisfaction, settlement, and discharge of such

19	Allowed Secured Claims any of the following treatments: (a) payment of the full Allowed

20	amount of such Secured Claim as soon as reasonably practicable after the later of (i) the

21	Effective Date, and (ii) the date the Secured Claim becomes an Allowed Secured Claim and, if

22	an objection was Filed to such Claim, such Secured Claim shall be deemed an Allowed Secured

23	Claim as of the date the Order allowing such Claim as a Secured Claim becomes a Final Order;

24	(b) retention of the Liens on the Collateral securing such Claim and receipt of deferred cash

25	payments totaling at least the Allowed amount of such Claim, of a value, as of the Effective

26	Date, of at least the value of such Holder’s interest in the Debtors’ interest in the Collateral for

27	such Claim; (c) sale of the Collateral for such Claim, subject to section 363(k) of the Bankruptcy

28	Code, with the Liens securing such Claim to attach to the net proceeds of such sale; (d) the

22

1	realization by such Holder of the indubitable equivalent of such Claim; or (e) such other

2	treatment as the Debtors and the Holder of such Claim have agreed upon in writing.

3	Holders of Allowed Secured Claims will be solicited to vote to accept or reject the

4	Plan in accordance with section 14.1. However, Holders of Allowed Secured Claims that are

5	treated as set forth in clause (a) or clause (e) of this Section are not impaired under the Plan and,

6	will be deemed to have accepted the Plan. Therefore, any vote submitted by any such Holder to

7	accept or reject the Plan will not be considered at the Confirmation Hearing.

8	4.1.1 Class 1A (GE Capital Claims).

9	Class 1A consists of the GE Capital Claims. On the Effective Date

10	or as soon thereafter as is reasonably practicable, the Debtors or the Trust shall, in full settlement

11	of the Debtors’ obligations under the DIP Credit Agreement or arising from the DIP Facility:

12	(a)(i) pay to GE Capital, or its designee, Cash equal to the unpaid portion of any Allowed GE

13	Capital Claims which are liquidated and not contingent as to liability or amount as of the date the

14	Confirmation Hearing commences, in full satisfaction and settlement of such Allowed GE

15	Capital Claims, (ii) deposit Cash with GE Capital, or permit GE Capital to retain Cash Collateral

16	in GE Capital’s possession, in an amount satisfactory to the Debtors and to GE Capital or as

17	determined by the Court following notice and an opportunity for hearing, to be held by GE

18	Capital as Cash Collateral for GE Capital Claims which are unliquidated or contingent as to

19	liability or amount as of the date the Confirmation Hearing commences, and (iii) terminate all

20	Liens of GE Capital on Assets effective as of the Effective Date, except for the Cash Collateral

21	received or retained by GE Capital pursuant to this subsection, or (b) provide such other

22	treatment which the Debtors and GE Capital agree to in writing, and File and serve notice thereof

23	prior to Confirmation. The Debtors shall serve and File, no later than twenty (20) days prior to

24	the Ballot Deadline, a statement of the nature and amount of the GE Capital Claims, and the

25	proposed treatment of the GE Capital Claims, consistent with this section. The Debtors believe

26	that, as of the date hereof, GE Capital does not hold any Claims which are liquidated and not

27	contingent as to liability or amount.

28

23

1	Pursuant to the Final DIP Order, GE Capital was required to repay to the Debtors

2	any “Letter of Credit Improvement Amount” as defined in such Order. The Debtors and GE

3	Capital acknowledge that there is no Letter of Credit Improvement Amount within the meaning

4	of the Final DIP Order and, therefore, GE Capital has no obligation to pay any Letter of Credit

5	Improvement Amount to the Debtors.

6	4.1.2 Class 1B (Claims of BNSF).

7	Class 1B consists of the Claims asserted by BNSF to the extent

8	such Claims are Secured Claims. BNSF has asserted a Secured Claim or a Trust Fund Claim,

9	against the Debtors in the amount of $258,282.00 and an Administrative Claim in the amount of

10	$6,298,257.00, for a total of $6,556,538.00, plus interest, on account of revenue collected by

11	Debtor CFCD for cargo or freight shipped by BNSF for the account of CFCD before the Petition

12	Date. BNSF asserts a Secured Claim or Trust Fund Claim to the extent BNSF can trace

13	collections by CFCD on account of CFCD invoices to CFCD’s customers based upon rail

14	services rendered by BNSF to ship such customers’ goods. BNSF may assert an Administrative

15	Claim to the extent funds were collected by the Debtors after the Petition Date. The Claims of

16	BNSF are currently the subject of an adversary proceeding pending before the Court, Adversary

17	No. RS 03-1241 MG.

18	To the extent BNSF’s Claims are Allowed as a Secured Claim,

19	BNSF shall receive, in full satisfaction, settlement, and discharge of such Allowed Secured

20	Claim, payment by the Debtors or the Trust of the full Allowed amount of such Secured Claim as

21	soon as reasonably practicable after BNSF’s Claims are Allowed as a Secured Claim by a Final

22	Order.

23	To the extent BNSF’s Claims are Allowed as an Administrative

24	Claims, BNSF shall be treated in accordance with section 3.1 as soon as reasonably practicable

25	after BNSF’s Claims are Allowed as an Administrative Claim by a Final Order.

26	To the extent BNSF’s Claims are Allowed as Trust Fund Claims,

27	BNSF shall be treated in accordance with section 3.4 as soon as reasonably practicable as

28	BNSF’s Claims are Allowed as a Trust Fund Claim by a Final Order.

24

1	Any portion of BNSF’s Claims which are Allowed as Unsecured

2	Claims shall be treated as Allowed Class 4 Claims.

3	4.1.3 Class 1C (State of Wisconsin).

4	Class 1C consists of the Claims asserted by the State of Wisconsin

5	to the extent such Claims are Secured Claims. To the extent the State of Wisconsin’s Claims are

6	Allowed as a Secured Claim, the State of Wisconsin shall receive, in full satisfaction, settlement,

7	and discharge of such Allowed Secured Claim, one of the treatments described in the second

8	paragraph of section 4.1 of the Plan. The Debtors will File and serve notice of the treatment

9	proposed for any Allowed Secured Claim the State of Wisconsin may have at least twenty (20)

10	days prior to the Ballot Deadline. In the event the Debtors elect option (a), payment of the full

11	Allowed amount of the Secured Claim of the State of Wisconsin, then the State of Wisconsin

12	shall be deemed unimpaired with respect to such Secured Claim, and any Ballot submitted by the

13	State of Wisconsin shall be disregarded, and Class 1C shall be deemed to have accepted the Plan.

14	Any portion of the State of Wisconsin’s Claims which are Allowed

15	as Unsecured Claims shall be treated as Allowed Class 4 Claims.

16	4.1.4 Class 1D (Real Property Secured Tax Claims).

17	Class 1D consists of the Claims asserted by state and local taxing

18	authorities for taxes, to the extent such Claims are secured by Liens on real property owned by

19	any of the Debtors. To the extent any of such Claims is Allowed as a Secured Claim, pursuant to

20	the Plan, such Secured Claim shall continue to be secured by the Collateral subject to the Lien

21	securing such Claim and the taxing authority holding such Claim shall receive, in full

22	satisfaction, settlement, and discharge of such Allowed Secured Claim, Cash equal to the full

23	Allowed amount of such Secured Claim at the closing of the sale by the Debtor or the Trust of

24	the real property Collateral for such Secured Claim, or at any time prior thereto in the discretion

25	of the Trustee. Therefore, the taxing authorities are unimpaired with respect to such Secured

26	Claims, and any Ballot submitted by such taxing authorities shall be disregarded, and Class 1D

27	shall be deemed to have accepted the Plan.

28

25

1	Any portions of the Claims of any taxing authority which are not

2	Allowed as Secured Claims shall be treated in whatever Class other than Class 1 in which such

3	Claims belong.

4	4.2 Class 2 (Priority Non-Tax Claims).

5	Class 2 consists of all Priority Non-Tax Claims against any of the Debtors. As

6	soon as reasonably practicable after the later of (i) the Effective Date and (ii) the date a Priority

7	Non-Tax Claim becomes an Allowed Claim, the Trust shall pay the Holder of such Allowed

8	Priority Non-Tax Claim, in full satisfaction, settlement, release and discharge of such Allowed

9	Priority Non-Tax Claim (a) Cash equal to the amount of such Allowed Priority Non-Tax Claim,

10	or (b) such other treatment which the Debtors and the Holder of such Allowed Priority Non-Tax

11	Claim agree to in writing, and File and serve notice thereof prior to Confirmation. Claims in

12	Class 2 are not impaired under the Plan and therefore the Holders of such Claims are not entitled

13	to vote for or against the Plan.

14	4.3 Class 3 (Convenience Claims).

15	Class 3 consists of all general unsecured pre-petition Claims that are Allowed in

16	an amount equal to or less than $100.00, and all Unsecured Claims that are Allowed in an

17	amount greater than $100 but which the Holders elect to reduce to $100 by an election made in

18	accordance with the terms of this section (collectively, the “Convenience Claims”). As soon as

19	reasonably practicable after both of the following occur: (a) the satisfaction in full, or creation of

20	reserves which are determined by the Trustee to be adequate for satisfaction in full in accordance

21	with the Plan, of all Allowed GE Capital Claims, Allowed Administrative Claims, Allowed

22	Professional Claims and Allowed Priority Claims as provided in Article III of the Plan, and all

23	Trust Expenses which may be incurred, and (b) a Convenience Claim becomes an Allowed

24	Claim, the Trust shall pay to the Holder of such Convenience Claim Cash equal to one hundred

25	percent (100%) of the amount of such Allowed Convenience Claim, in full satisfaction,

26	settlement, release and discharge of such Allowed Convenience Claim. Any Holder of an

27	Unsecured Claim which is Allowed for an amount in excess of $100 may elect to reduce his or

28	her Claim to $100 by checking the appropriate box on the Ballot to make such election. Failure

26

1	by the Holder to elect timely to be treated as a Convenience Claim will cause such Claim to be

2	treated as provided for Class 4 Claims. The Holders of Class 3 Claims are not impaired by the

3	Plan and are therefore are not entitled to vote for or against the Plan.

4	4.4 Class 4 (Unsecured Claims).

5	Class 4 consists of all Allowed Unsecured Claims. As soon as practicable after

6	the Effective Date, each Holder of an Allowed Class 4 Claim shall receive, in satisfaction of its

7	Allowed Class 4 Claim, in one or more Distributions, its Pro Rata share of the Cash held in the

8	Trust from time to time, after payment of, or creation of reserves determined by the Trustee and

9	the Oversight Committee, in accordance with the Trust Agreement, to be adequate to pay, all

10	other obligations which are to be paid by the Trust, including, without limitation, payments to

11	Holders of Claims with priority to Allowed Class 4 Claims and Trust Expenses, provided that no

12	Distribution shall be made with respect to a Disputed Class 4 Claim which, if Allowed, would be

13	an Allowed Class 4 Claim, until such Claim becomes an Allowed Claim, and no Distribution

14	shall be made with respect to an Allowed Class 4 Claim until either (i) the deadline to object to

15	such Allowed Claim expires, or (ii) the Debtors and the Committee or the Oversight Committee,

16	as applicable, File and serve a notice of non-objection to such Claim, as provided in clause (iv)

17	of the definition of the term “Allowed,” whether or not the deadline to object to such Claim has

18	otherwise expired. Distributions shall be made to the Holders of such Disputed Claims and

19	Allowed Claims for which the deadline to object has not expired as soon as practicable after such

20	Claim becomes an Allowed Class 4 Claim or the deadline to object to such Claim expires or a

21	notice of non-objection is given, provided, however, that such Claim shall be extinguished if

22	such Unsecured Claim is Disallowed. Distributions by the Trust on account of Industrial

23	Development Refunding Revenue Bonds issued by the Town of Freemont, Indiana, the City of

24	Blaine, Minnesota, and the City of Peru, Illinois will be made in accordance with the Indentures

25	of Trust (and related documents) governing such bonds.

26	The Holders of Class 4 Claims are impaired by the Plan and are therefore entitled

27	to vote for or against the Plan.

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27

1	4.5 Class 5 (Subordinated Pension Fund Claims).

2	Class 5 consists of Subordinated Pension Fund Claims. Holders of Subordinated

3	Pension Fund Claims will not receive any distribution of Cash or other property under the Plan

4	on account of their Subordinated Pension Fund Claims unless and until all Holders of Allowed

5	Class 4 Claims have been paid the full amounts of their Allowed Class 4 Claims, and funds are

6	held in the Reserve for Disputed Claims in the Face Amount of all remaining Disputed Class 4

7	Claims. In the event such condition to distributions to Class 5 is met, as soon as practicable after

8	the condition is met, each Holder of an Allowed Class 5 Claim shall receive, in satisfaction of its

9	Allowed Class 5 Claim, in one or more distributions, its Pro Rata share of the Cash held in the

10	Trust from time to time, after payment of, or creation of reserves determined by the Trustee and

11	the Oversight Committee, in accordance with the Trust Agreement, to be adequate to pay, all

12	other obligations which are to be paid by the Trust, including, without limitation, payments to

13	Holders of Claims with priority to Allowed Class 5 Claims and outstanding and estimated future

14	Trust Expenses, provided that no distribution shall be made with respect to a Disputed Class 5

15	Claim which, if Allowed, would be an Allowed Class 5 Claim, until such Claim becomes an

16	Allowed Claim. The Holders of Class 5 Claims are impaired and the Holders of such Claims are

17	therefore entitled to vote to accept or reject the Plan.

18	4.6 Class 6 (Subordinated Claims).

19	Class 6 consists of Subordinated Claims. Holders of Subordinated Claims will

20	not receive any distribution of Cash or other property under the Plan on account of their

21	Subordinated Claims unless and until all Holders of Allowed Class 4 Claims and Allowed

22	Class 5 Claims have been paid the full amounts of their Allowed Class 4 Claims and Allowed

23	Class 5 Claims, and funds are held in the Reserve for Disputed Claims in the Face Amount of all

24	remaining Disputed Class 4 Claims and Disputed Class 5 Claims. In the event such condition to

25	distributions to Class 6 is met, as soon as practicable after the condition is met, each Holder of an

26	Allowed Class 6 Claim shall receive, in satisfaction of its Allowed Class 6 Claim, in one or more

27	distributions, its Pro Rata share of the Cash held in the Trust from time to time, after payment of,

28	or creation of reserves determined by the Trustee and the Oversight Committee, in accordance

28

1	with the Trust Agreement, to be adequate to pay, all other obligations which are to be paid by the

2	Trust, including, without limitation, payments to Holders of Claims with priority to Allowed

3	Class 6 Claims and outstanding and estimated future Trust Expenses, provided that no

4	distribution shall be made with respect to a Disputed Class 6 Claim which, if Allowed, would be

5	an Allowed Class 6 Claim, until such Claim becomes an Allowed Claim. The Holders of Class 6

6	Claims are impaired and the Holders of such Claims are therefore entitled to vote to accept or

7	reject the Plan.

8	4.7 Class 7 (LLC Entity Claims).

9	Class 7 consists of LLC Entity Claims. The LLC Entities, as the Holders of LLC

10	Entity Claims, will not receive any distribution of Cash or other property under the Plan on

11	account of the LLC Entity Claims. As a result, Claims in Class 7 are impaired and the Holders

12	of such Claims are deemed to have rejected the Plan. The Debtors reserve the right, pursuant to

13	the Plan, to contribute the LLC Entity Claims to the capital of any other Debtor, to dividend any

14	such Claim upstream to a Debtor which is the direct or indirect parent corporation of the LLC

15	Entity which holds such Claim, or to deem any such Claims to be canceled.

16	4.8 Class 8 (Non-Debtor Affiliate Claims).

17	Class 8 consists of the Non-Debtor Affiliate Claims. The Non-Debtor Affiliates,

18	as the Holders of the Non-Debtor Affiliate Claims, will not receive any distribution of Cash or

19	other property under the Plan on account of the Non-Debtor Affiliate Claims. As a result,

20	Claims in Class 8 are impaired and the Holders of such Claims are deemed to have rejected the

21	Plan. The Debtors reserve the right, pursuant to the Plan, to contribute the Non-Debtor Affiliate

22	Claims to the capital of any other Debtor, to dividend any such Claim upstream to a Debtor

23	which is the direct or indirect parent corporation of the Debtor which holds such Claim, or to

24	deem any such Claims to be canceled. No proofs of Claim were Filed in the Cases on behalf of

25	any of the Non-Debtor Affiliates; however the Debtors scheduled certain of the Non-Debtor

26	Affiliates as holding Unsecured Claims.

27	4.9 Class 9 (CF Bermuda Claims).

28

29

1	Class 9 consists of the Claims held by CF Bermuda against CFCD under

2	approximately $79.1 million of debentures issued by CFCD to CF Bermuda. If the Commutation

3	Agreement is entered into by the parties thereto, CF Bermuda will agree to release all of its

4	Claims against CFCD, in exchange for commutation of the workers’ compensation insurance

5	liability assumed by CF Bermuda. In that case, CF Bermuda will not receive any distribution of

6	Cash or other property under the Plan on account of its Claims. Because CF Bermuda will have

7	consented to this treatment in the Commutation Agreement, it would be deemed to be

8	unimpaired and to have accepted the Plan.

9	If the Commutation Agreement is not entered into, the Debtors will assert a setoff

10	of the workers’ compensation insurance liability assumed by CF Bermuda against the Claims

11	held by CF Bermuda under the debentures. Since these obligations are in equal and offsetting

12	amounts, CF Bermuda would have no Allowed Claims against the Debtors, and would not be

13	entitled to any distributions of Cash or property pursuant to the Plan.

14	Therefore, CF Bermuda shall either be deemed to be unimpaired under the Plan or

15	is conclusively deemed to have rejected the Plan. In either case, CF Bermuda shall not receive

16	any distribution of Cash or other property under the Plan and is not entitled to vote to accept or

17	reject the Plan.

18	4.10 Class 10 (Inter-Debtor Claims).

19	Class 10 consists of Inter-Debtor Claims. The Debtors, as the Holders of the

20	Inter-Debtor Entity Claims, will not receive any distribution of Cash or other property under the

21	Plan on account of the Inter-Debtor Claims. As a result, Claims in Class 10 are impaired and the

22	Holders of such Claims are deemed to have rejected the Plan. The Debtors reserve the right,

23	pursuant to the Plan, to contribute the Inter-Debtor Claims to the capital of any other Debtor, to

24	dividend any such Claim upstream to a Debtor which is the direct or indirect parent corporation

25	of the Debtor which holds such Claim, or to deem any such Claims to be canceled.

26	4.11 Class 11 (Interests in CFC).

27	Class 11 consists of Interests in CFC, including Other Stock Rights in CFC.

28	Holders of Interests in CFC will not receive any distribution of Cash or other property under the

30

1	Plan on account of their Interests and, on the Effective Date, the Interests will be deemed

2	cancelled. As a result, Interests in Class 11 are impaired and the Holders of such Interests are

3	deemed to have rejected the Plan.

4	4.12 Class 12 (Interests in CFCD).

5	Class 12 consists of Interests in CFCD, including Other Stock Rights in CFCD.

6	Holders of Interests in CFCD will not receive any distribution of Cash or other property under

7	the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed

8	cancelled. As a result, Interests in Class 12 are impaired and the Holders of such Interests are

9	deemed to have rejected the Plan.

10	4.13 Class 13 (Interests in CF Airfreight).

11	Class 13 consists of Interests in CF Airfreight, including Other Stock Rights in

12	CF Airfreight. Holders of Interests in CF Airfreight will not receive any distribution of Cash or

13	other property under the Plan on account of their Interests and, on the Effective Date, the

14	Interests will be deemed cancelled. As a result, Interests in Class 13 are impaired and the

15	Holders of such Interests are deemed to have rejected the Plan.

16	4.14 Class 14 (Interests in CF MovesU).

17	Class 14 consists of Interests in CF MovesU, including Other Stock Rights in

18	CF MovesU. Holders of Interests in CF MovesU will not receive any distribution of Cash or

19	other property under the Plan on account of their Interests and, on the Effective Date, the

20	Interests will be deemed cancelled. As a result, Interests in Class 14 are impaired and the

21	Holders of such Interests are deemed to have rejected the Plan.

22	4.15 Class 15 (Interests in Leland).

23	Class 15 consists of Interests in Leland, including Other Stock Rights in Leland.

24	Holders of Interests in Leland will not receive any distribution of Cash or other property under

25	the Plan on account of their Interests and, on the Effective Date, the Interests will be deemed

26	cancelled. As a result, Interests in Class 15 are impaired and the Holders of such Interests are

27	deemed to have rejected the Plan.

28	4.16 Class 16 (Interests in Redwood).

31

1	Class 16 consists of Interests in Redwood, including Other Stock Rights in

2	Redwood. Holders of Interests in Redwood will not receive any distribution of Cash or other

3	property under the Plan on account of their Interests and, on the Effective Date, the Interests will

4	be deemed cancelled. As a result, Interests in Class 16 are impaired and the Holders of such

5	Interests are deemed to have rejected the Plan.

6	4.17 Duplicate Claims against Multiple Debtors.

7	Pursuant to the Consolidation Order, all of the Debtors’ chapter 11 estates have

8	been substantively consolidated into the Consolidated Estate. Thus, a Creditor which holds

9	Claims against multiple Debtors, which Claims are based upon or relate to the same or similar

10	indebtedness or obligations, whether by reason of guarantee, indemnity agreement, joint and

11	several obligation or otherwise, shall be deemed to have only one Claim against the Consolidated

12	Estate in an amount equal to the largest of all such similar Allowed Claims for purposes of

13	Distributions under the Plan. For purposes of voting on the Plan, any Creditor holding such

14	similar Claims against multiple Debtors may only vote the largest of all such similar Allowed

15	Claims.

16	4.18 Substantive Consolidation.

17	Notwithstanding the Consolidation Stipulation and the Consolidation Order, any

18	Avoidance Action and any other Causes of Action held by the Debtors arising under section 541

19	through 550 of the Bankruptcy Code or state laws of similar effect, against any third party other

20	than the other Debtors, the LLC Entities and the Canada Affiliates, are preserved and remain

21	unaffected by the substantive consolidation of the Debtors’ chapter 11 estates, except to the

22	extent any of such actions are expressly waived or settled pursuant to the Consolidation

23	Stipulation or the Consolidation Order.

24	ARTICLE V

25	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

26	5.1 Assumption; Assumption and Assignment.

27	As of the Effective Date, the Debtors shall assume or assume and assign, as

28	applicable, pursuant to Bankruptcy Code section 365, each of the executory contracts and

32

1	unexpired leases of the Debtors that are identified in the Disclosure Statement, or any exhibit

2	thereto, as executory contracts or leases which the Debtors are going to assume and assign, and

3	that have not expired under their own terms prior to the Effective Date. The Debtors reserve the

4	right to amend such exhibit not later than ten (10) days prior to the Ballot Deadline, either to:

5	(a) delete any executory contract or lease listed therein and provide for its rejection pursuant to

6	section 5.4 hereof; or (b) add any executory contract or lease to such exhibit, to provide for its

7	assumption or assumption and assignment, as applicable, pursuant to this section. The Debtors

8	shall provide notice of any such amendment of such exhibit to the non-Debtor parties to the

9	executory contract or lease affected thereby and to the Committee, not later than ten (10) days

10	prior to the Ballot Deadline. The Disclosure Statement or such exhibit shall specify any

11	monetary or other defaults under any executory contract and unexpired lease to be assumed or

12	assumed and assigned. The Confirmation Order shall constitute an Order of the Court pursuant

13	to Bankruptcy Code section 365 approving all such assumptions or assumptions and assignments

14	described in this section 5.1, as of the Effective Date.

15	5.2 Cure Payments; Assurance of Performance.

16	Any monetary defaults under any executory contract and unexpired lease to be

17	assumed pursuant to the Plan shall be satisfied, pursuant to Bankruptcy Code section 365(b)(1),

18	in one of the following ways: (a) by payment of the amount in default in Cash, in full on or as

19	soon as practicable after the Effective Date; or (b) by payment of the amount in default on such

20	other terms as may be agreed to in writing by the Debtors and the non-Debtor parties to such

21	executory contract or lease. At the Confirmation Hearing, the Court shall consider the amounts

22	of monetary defaults under any such executory contract or lease. In the event of a dispute

23	regarding (i) the amount or timing of any cure payments, (ii) the ability of the Debtors, the Trust,

24	or an assignee thereof to provide adequate assurance of future performance under the contract or

25	lease to be assumed or assumed and assigned, as applicable, or (iii) any other matter pertaining to

26	assumption or assumption and assignment of the contract or lease to be assumed, the Trust shall

27	pay all required cure amounts promptly following the entry of a Final Order resolving all such

28	disputes.

33

1	5.3 Objections to Assumption of Executory Contracts and Unexpired

2	Leases.

3	To the extent that any non-Debtor party to an executory contract or unexpired

4	lease identified for assumption, or assumption and assignment, asserts defaults or damages

5	pursuant to Bankruptcy Code section 365(b)(1) other than those specified by the Debtors

6	pursuant to section 5.1, or has any objection with respect to any proposed assumption, cure or

7	assignment on the terms and conditions provided herein, including any objection to adequate

8	assurance of future performance, all such defaults, damages and objections must be Filed and

9	served: (a) as to any contracts or leases identified in the Disclosure Statement or any exhibit

10	thereto that is mailed to any party to any such contract or lease along with all other solicitation

11	materials accompanying the Plan, within the same deadline and in the same manner established

12	for Filing and service of objections to Confirmation; and (b) as to any contracts or leases

13	identified in any subsequent amendments to the Disclosure Statement or any exhibit thereto that

14	is mailed to any party to any such contract or lease no later than ten (10) days prior to the Ballot

15	Deadline, in such a manner as to be received by the Court and Debtors, and the Committee, no

16	later than the Ballot Deadline.

17	Failure to assert such defaults, damages or objections in the manner described

18	above shall constitute consent to the proposed assumption, cure or assignment on the terms and

19	conditions provided herein, including an acknowledgement that the proposed assumption and/or

20	assignment provides adequate assurance of future performance and that the amount identified for

21	“cure” in the Disclosure Statement or any exhibit thereto is the amount necessary to cover any

22	and all outstanding defaults under the executory contract or unexpired lease to be assumed, as

23	well as an acknowledgement and agreement that no other defaults exist under such contract or

24	lease.

25	If any assumption or assumption and assignment of an executory contract or

26	unexpired lease is not approved by the Court on the terms proposed by the Debtors for any

27	reason, then the Debtors shall be entitled, in their sole discretion, upon written notice Filed with

28	the Court and served on the applicable non-Debtor party to such executory contract or unexpired

34

1	lease, to deem such executory contract or unexpired lease to have been rejected pursuant to the

2	provisions of section 5.4 below. Such notice of rejection of such executory contract or lease

3	shall be served by the Debtors within ten (10) days following the date the Order denying such

4	assumption or assumption and assignment on the terms proposed by the Debtors becomes a Final

5	Order, and Filed promptly thereafter.

6	5.4 Rejection of Executory Contracts and Unexpired Leases.

7	Except for those executory contracts and unexpired leases (a) that are assumed

8	pursuant to the Plan, (b) that are the subject of previous Orders of the Court providing for their

9	assumption or rejection pursuant to Bankruptcy Code section 365, irrespective of whether such

10	assumption or rejection has yet to occur on the Effective Date, or (c) that are the subject of a

11	motion pending before the Court with respect to the assumption or assumption and assignment of

12	such executory contracts and unexpired leases as of the Confirmation Date, all executory

13	contracts and unexpired leases of the Debtors shall be rejected pursuant to section 365 of the

14	Bankruptcy Code as of the Effective Date. For the purposes of this section 5.4, as of the

15	Effective Date, any and all customer agreements that have not been previously terminated, that

16	have not been previously assigned to a third party by order of the Court, or that are not the

17	subject of a pending motion before the Court with respect to the same, shall be terminated and, to

18	the extent applicable, shall be deemed rejected pursuant to Bankruptcy Code section 365.

19	5.5 Approval of Rejection; Rejection Damages Claims Bar Date.

20	The Confirmation Order shall constitute an Order of the Court approving all

21	rejections under section 5.4 above of executory contracts and unexpired leases pursuant to

22	Bankruptcy Code section 365 as of the Effective Date. Any Claim for damages arising from any

23	such rejection must be Filed within thirty (30) days after the later of mailing of notice of the

24	entry of the Confirmation Order or mailing of the notice of the Debtors’ rejection of such

25	contract or lease, or such Claim shall be forever barred, shall not be enforceable against the

26	Debtors, the Consolidated Estate, the Trust, the Trustee, or any of their respective properties, and

27	shall not receive any distribution under the Plan or otherwise.

28

35

1	ARTICLE VI

2	MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

3	6.1 Plan Implementation.

4	The Plan is based on the liquidation of the Trust Property. The Trust Property

5	shall be transferred to the Trust created pursuant to the Trust Agreement, and thereafter

6	liquidated. The net proceeds of the Trust Property shall be disbursed to Holders of Allowed

7	Claims pursuant to the Plan.

8	6.2 Sources of Payment.

9	All payments to Holders of Allowed Claims shall be paid by the Trust from Cash

10	on hand. Such payments shall be made as and when provided in the Plan.

11	6.3 Vesting of Assets.

12	On the Effective Date, all of the Trust Property, including Causes of Action, shall

13	vest in the Trust, except as otherwise expressly provided in the Plan. The Trust Property shall

14	vest in the Trust, pursuant to Bankruptcy Code sections 541(a) and 1141(b), free and clear of all

15	Liens or Disputed Liens, except to the extent that, pursuant to the Plan or the Confirmation

16	Order, any Holder or Holders of Allowed Secured Claims are authorized to retain a Lien on any

17	of the Trust Property to secure such Claims.

18	6.4 Cancellation of Existing Instruments and Other Documents.

19	On the Effective Date, all promissory notes, share certificates, uncertified

20	interests, bonds and other Instruments evidencing any Claim against, Interest in or Other Stock

21	Right relating to, the Debtors shall be deemed canceled without further act or action under any

22	applicable agreement, law, regulation, order, or rule, except to the extent the Plan expressly

23	provides otherwise, and the obligations of the Debtors thereunder shall be extinguished, provided

24	that this section shall not apply to such documents and Instruments which are held by GE

25	Capital.

26

27

28

36

1	6.5 Objections to Claims.

2	6.5.1 Objections to Claims in General.

3	Except for Professional Claims and except as otherwise ordered by the Court after

4	notice and a hearing, from and after the Effective Date, the Trustee shall have the authority to

5	File, settle, compromise, withdraw, and litigate objections to Claims, including objections Filed

6	by the Debtors prior to the Effective Date: (a) pursuant to applicable procedures established by

7	the Bankruptcy Code, the Bankruptcy Rules and the Plan; and (b) subject to the provisions of the

8	Trust Agreement which may impose requirements or limitations upon the authority granted to

9	the Trustee herein, including requiring the consent of the Oversight Committee to specified

10	actions. Objections to Claims, including Administrative Claims, shall be Filed and served on the

11	Holder of such Claim not later than the later of (i) one hundred eighty (180) days after the

12	Effective Date for Claims which are not Administrative Claims, (ii) sixty (60) days after a proof

13	of Claim or request for payment of such Claim is Filed and served on the Debtors (if pre-

14	Effective Date), the Trustee (post-Effective Date) and the Oversight Committee (post-Effective

15	Date) (provided nothing in the Plan impairs or invalidates any bar date for Claims previously set

16	by Orders of the Court or the bar date pursuant to section 6.5.2), and (iii) ninety (90) days after

17	the bar date set for Administrative Claims in section 6.5.2 of the Plan or otherwise set by the

18	Court for the Filing of Administrative Claims, provided that any of such periods may be

19	extended by the Court on the application of the Trustee or the Oversight Committee, which

20	application shall be made on notice and hearing to any Holder of any affected Claim before or

21	after the deadline for such objections.

22	6.5.2 Professional Claims and Administrative Claims, Other than

23	Tax Claims.

24	Requests for payment or proofs of Administrative Claims (other than with respect

25	to (i) Administrative Claims for which the Court previously has established a Bar Date, and

26	(ii) Tax Claims addressed in section 6.5.3, below), Professional Claims and Claims of other

27	Persons requesting compensation or reimbursement of expenses pursuant to Bankruptcy Code

28	sections 327, 328, 330, 331, 503(b) or 1103 for services rendered on or before the Effective Date

37

1	(including any compensation requested by any Person for making a substantial contribution in

2	the Cases), must be Filed and served on the Trust no later than the day that is sixty (60) days

3	following the Effective Date or, if such day is not a Business Day, the first Business Day after

4	such day. Objections to any such Administrative Claims must be Filed and served on the Holder

5	by the deadline established in section 6.5.1.

6	Holders of Professional Claims and Administrative Claims required to File a

7	proof of Claim or request for payment by the deadline in the preceding subsection and that do

8	not File such requests on or before the deadline in accordance with this section shall be forever

9	barred from asserting such Claims against the any of the Debtors, the Consolidated Estate, the

10	Trustee, or any of their respective properties.

11	6.5.3 Tax Claims.

12	All requests for payment by a governmental unit for or on account of a Tax

13	Claim, and for interest and/or penalties or other amounts related to such Tax Claim, for any tax

14	year or period, all or any portion of which occurs or falls within the period from and including

15	the Petition Date through and including the Effective Date, and for which no Bar Date has

16	otherwise been previously established, must be Filed on or before the later of: (a) sixty (60) days

17	following the Effective Date; or (b) ninety (90) days following the filing with the applicable

18	governmental unit of the tax return for the tax year or period that is the subject of or relates to

19	such Tax Claim. Any Holder of a Tax Claim that is required to File a request for payment of

20	such Tax Claim and other amounts due related to such Tax Claim and which does not File such a

21	Claim by the applicable Bar Date shall be forever barred from asserting any such Claim against

22	any of the Debtors, the Consolidated Estate, and the Trust, and their respective assets, whether

23	any such Claim is deemed to arise prior to, on, or subsequent to the Effective Date, and such

24	Holder shall receive no distribution under the Plan or otherwise on account of such Tax Claim.

25	6.6 Creation of the Trust.

26	On the Effective Date, the Trust will be created pursuant to the Plan and the Trust

27	Agreement. The Effective Date of the Plan shall also be the effective date of the Trust.

28

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1	6.7 Appointment of Disbursing Agent.

2	As of the Effective Date, or at any time thereafter that the Trustee so desires,

3	subject to the approval of the Oversight Committee, the Debtors or the Trustee may appoint a

4	Disbursing Agent for the purpose of making Distributions under the Plan to Creditors and

5	holders of Beneficial Trust Interests. The Disbursing Agent shall be a person or entity

6	satisfactory to the Oversight Committee and shall serve without bond. The Disbursing Agent

7	shall be entitled to reasonable compensation and reimbursement of all reasonable and actual

8	costs and expenses incurred in performing its duties under the Plan.

9	In the event the Debtors propose to employ a Disbursing Agent effective as of the

10	Effective Date, (a) the Debtors shall serve and File notice of the identity of the proposed

11	Disbursing Agent, the compensation proposed to be paid for such services, and all other material

12	terms of the employment of the Disbursing Agent, not less than ten (10) days prior to the Ballot

13	Deadline, and (b) the initial Disbursing Agent and the terms of employment shall be approved by

14	the Court pursuant to the Confirmation Order. In the event the Debtors do not propose to employ

15	the initial Disbursing Agent until after the Effective Date, the identity, compensation and terms

16	of employment of the Disbursing Agent need not be disclosed prior to the Confirmation Hearing,

17	but shall be subject to approval by the Oversight Committee pursuant to the Trust Agreement. If

18	a Disbursing Agent is employed, the Disbursing Agent shall fulfill the obligations of the Trust

19	under the Plan with respect to Distributions of Cash to holders of Trust Beneficial Interests and

20	may hold the Reserve for Disputed Claims.

21	The Trust shall pay to the Disbursing Agent, from time to time, funds to pay the

22	compensation of the Disbursing Agent and the expenses incurred by the Disbursing Agent, in

23	addition to funds provided to the Disbursing Agent to make Distributions. If such funds are not

24	provided to the Disbursing Agent, the Disbursing Agent may retain, from funds paid to it by the

25	Trust, an amount sufficient to satisfy the expenses of making any Distribution and the

26	compensation and expenses payable to the Disbursing Agent. In the event of the resignation of

27	the initial or any subsequent Disbursing Agent at any time after Confirmation, a replacement

28

39

1	may be appointed by the Trust in accordance with the terms of the Trust Agreement, without

2	need for further Court approval.

3	6.8 Creation of the Oversight Committee.

4	On the Effective Date, the Oversight Committee shall be formed, comprised of

5	five (5) members of the Committee, or such other Persons as are proposed for membership by

6	the Committee. Not less than twenty (20) days prior to the Ballot Deadline, the Committee will

7	File and serve a notice of the identity of the proposed members of the Oversight Committee, if

8	the identity of the proposed members was not included in the Disclosure Statement or has

9	changed since the Filing of the Disclosure Statement, and the Court shall consider the

10	appointment of these members at the Confirmation Hearing. The Oversight Committee shall be

11	governed by Article VIII of the Plan and the terms of the Trust Agreement.

12	6.9 Termination of Committee.

13	On the Effective Date, the Committee shall be dissolved and the members of the

14	Committee shall be released and discharged from all further rights and duties arising from or

15	related to the Cases, other than (a) the right to enforce all terms and provisions of the Plan which

16	benefit them with respect to the pre-Effective Date services, and (b) the right to be paid any

17	unpaid expenses incurred by them in connection with the performance of their duties as members

18	of the Committee. The professionals retained by the Committee shall be entitled to

19	compensation and reimbursement of expenses for services (x) rendered through the Effective

20	Date, and (y) in connection with applications for final allowance of compensation and

21	reimbursement of expenses pending as of, or Filed on or after, the Effective Date.

22	6.10 Cessation of the Business Operations of the Debtors.

23	From and after the Effective Date, the Debtors (i) shall be deemed, for all

24	purposes, to have terminated and withdrawn their business operations from any state in which

25	the Debtors were previously conducting, or are registered or licensed to conduct, their business

26	operations, and shall not be required to file any document, pay any sum or take any other action,

27	in order to effectuate such withdrawal, (ii) shall be deemed to have cancelled pursuant to the

28

40

1	Plan all Interests and Other Stock Rights, and (iii) shall not be liable in any manner to any taxing

2	authority for franchise, business, license or similar taxes accruing on after the Effective Date.

3	6.11 Dissolution of the Debtors.

4	At such time as the Trustee deems appropriate, the Trustee may cause the

5	Debtors, the Non-Debtor Affiliates and CF Bermuda, to be dissolved for all purposes under

6	applicable non-bankruptcy law without the necessity for any other or further actions to be taken

7	by or on behalf of the Debtors, any Non-Debtor Affiliates or CF Bermuda, or payment of any

8	fees, charges, penalties or other amounts required by applicable non-bankruptcy law.

9	Notwithstanding the foregoing, the Trustee shall be authorized to take any actions, including the

10	filing or recording of any documents and the making of any applicable tax filings, and the

11	payment of any fees, charges or other amounts necessary or appropriate, in the reasonable

12	opinion of the Trustee, to dissolve all of the Debtors, the Non-Debtor Affiliates and

13	CF Bermuda, provided, however, that each of the Debtors, the Non-Debtor Affiliates and

14	CF Bermuda shall file, or the Trustee may file on behalf of such entities, with the official public

15	office for keeping corporate records in its state or district of organization, a certificate of

16	dissolution or equivalent document, and provided, further, that the Trustee shall, to the maximum

17	extent practicable, cause each Non-Debtor Affiliate or CF Bermuda to pay any fees, charges or

18	other amounts incurred in connection with its dissolution. The Trustee may take all actions on

19	behalf of any Debtor and Non-Debtor Affiliate to effectuate the dissolution of such Debtor or

20	Non-Debtor Affiliate, including, without limitation, the execution and filing or recording of such

21	a certificate of dissolution.

22	6.12 Compliance with ACC Settlement

23	The Debtors shall perform their obligations pursuant to the settlement between the

24	Debtors and ACC (the “ACC Settlement”), which was approved by the Court at a hearing held

25	on June 18, 2004.. Pursuant to the ACC Settlement, ACC paid the Debtors $3,975,000 (the

26	“ACC Settlement Amount”). The ACC Settlement Amount shall be used first to satisfy any

27	Claim against any of the Debtors resulting from the loss of or damage to cargo that was (i)

28	transported by such Debtor under its common carrier certificate, (ii) subject to the tariffs

41

1	maintained by such Debtor and (iii) not subject to a written, bi-lateral contract between the

2	Claimant and such Debtor (“Non-Contract Claims”), up to the maximum that ACC was liable to

3	the Claimant under the terms of the ACC Surety Bonds. The balance of the ACC Settlement

4	Amount will be retained by the Debtors and the Trust, and may be applied by the Debtors or the

5	Trust to reimburse the Debtors and the Trust for the costs of administering the Non-Contract

6	Claims and indemnifying ACC to the extent required by the ACC Settlement. In exchange for

7	the ACC Settlement Amount, ACC will be entitled to Allowed Class 4 Claims in the amounts of

8	$3,975,000 and $220,400 and an allowed Administrative Claim of $30,000.

9	To the extent any Non-Contract Claim is paid pursuant to the ACC Settlement,

10	the amount of such payment will reduce the Allowed Amount of such Claim against the Debtors.

11	6.13 Closing of the Cases.

12	When the Consolidated Estate has been fully administered, all Disputed Claims

13	against the Debtors have become Allowed Claims or have been Disallowed by Final Order, all

14	adversary proceedings or contested matters pending before the Court have been resolved by

15	Final Orders, the Trust has been terminated in accordance with the terms of the Trust Agreement,

16	and all Cash has been distributed in accordance with the Plan, or at such earlier time as the

17	Trustee and the Oversight Committee deem appropriate, the Trust shall seek authority from the

18	Court to close the Cases in accordance with the Bankruptcy Code and the Bankruptcy Rules.

19	ARTICLE VII

20	THE TRUST

21	7.1 Transfer of the Trust Property to the Trust.

22	On the Effective Date, the Debtors shall transfer and deliver to the Trust title to

23	and possession of the Trust Property.

24	7.2 Purposes of the Trust.

25	The purposes of the Trust are: (i) to liquidate, sell, or dispose of the Trust

26	Property, (ii) to cause all net proceeds of the Trust Property, including proceeds of Causes of

27	Action on behalf of the Trust, to be deposited into the Trust, (iii) to initiate actions to resolve any

28	remaining issues regarding the allowance and payment of Claims including, as necessary,

42

1	initiation and/or participation in proceedings before the Court, (iv) to take such actions as are

2	necessary or useful to maximize the value of the Trust, and (v) to make the payments and

3	Distributions to Creditors and Holders of Trust Beneficial Interests as required by the Plan. It is

4	intended that the Trust will be classified for U.S. federal income tax purposes as a

5	“liquidating trust,” with the primary objective of liquidating the Trust Property and distributing

6	the net proceeds thereof, with no objective to continue or engage in the conduct or a trade or

7	business in accordance with Treasury Regulation 301.7701-4(d), and, notwithstanding anything

8	to the contrary in the Plan, all actions taken by the Trust or any person acting on behalf of the

9	Trust shall be consistent with such primary objective.

10	7.3 Trust Agreement.

11	The Trust Agreement executed by the parties thereto shall be Filed not less than

12	ten (10) days prior to the Ballot Deadline, provided that a copy of the Trust Agreement in

13	substantially final form shall be included in the Disclosure Statement. The Trust Agreement,

14	including the designation of Trustee thereunder, shall be approved by the Court, and the

15	designated Trustee shall accept his or her duties thereunder on or before the Confirmation Date.

16	The Trust Agreement shall, among other matters, create the Trust, identify the Trustee as the

17	initial trustee of the Trust, identify the compensation of the Trustee, and specify the authorities

18	and powers of the Trustee and the Oversight Committee, consistent with this Plan.

19	7.4 Operations of the Trust.

20	From and after the Effective Date, the Trust may use, acquire, and dispose of

21	Trust Property, and take any of the actions set forth in this Article or in the Trust Agreement

22	without the approval of the Court and free of the restrictions of the Bankruptcy Code, the

23	Bankruptcy Rules, the Local Bankruptcy Rules or the prior Orders of the Court, other than

24	restrictions expressly imposed by the Plan, the Confirmation Order or the Trust Agreement,

25	provided that The Trust will be administered so that it qualifies as a liquidating trust under

26	Treasury Regulation § 301.7701-4(d). The actions of the Trust and the Trustee shall be subject

27	to the supervision and approval of the Oversight Committee as provided in the Plan and the Trust

28	Agreement.

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1	Under the Plan and, subject to the Trust Agreement, the Trustee shall have the

2	power and authority to perform the following acts:

3	(1) Perfect and secure his right, title and interest to the properties

4	comprising the Trust Property;

5	(2) Reduce the Trust Property to his possession and hold the same;

6	(3) Determine when to sell Trust Property and on what terms, and sell

7	and convert the Trust Property to Cash and distribute the net

8	proceeds in accordance with the Plan and the Trust Agreement;

9	(4) Manage and protect the Trust Property;

10	(5) Grant options to purchase, contract to sell and sell the Trust

11	Property, or any part or parts thereof, for such purchase price and

12	for Cash or on such terms as the Trustee deems appropriate;

13	(6) Exchange and re-exchange the Trust Property or any part or parts

14	thereof for other personal property;

15	(7) Release, convey or assign any right, title or interest in or about the

16	Trust Property;

17	(8) Pay and discharge any costs, expenses, collection fees or

18	obligations deemed necessary to preserve the Trust Property, or

19	any part thereof;

20	(9) Purchase insurance to protect the Trust Property, as well as to

21	protect the Trustee, the Oversight Committee and its members,

22	from liability for such risks and in such amounts as the Trustee or

23	the Oversight Committee shall determine is appropriate provided

24	that, in the event that the annual premiums for insurance or bonds

25	to insure the Trustee or the Oversight Committee and its members

26	exceed $250,000 in the aggregate, Court approval shall be required

27	after notice to the Office of the United States Trustee, Crown

28	Enterprises, Inc., Atlas Oil Holdings, Co., the Pension Benefit

44

1	Guaranty Corporation, the Debtors and any other person that

2	specifically requests notice of post-Effective Date matters brought

3	before the Court;

4	(10) Deposit funds of the Trust and draw checks and make

5	disbursements thereof;

6	(11) Employ and have such professionals, including, without limitation,

7	attorneys and accountants, and such other agents, consultants and

8	employees on behalf of the Trust as the Trustee shall deem

9	necessary, provided that the Trustee’s authority to pay such

10	professionals shall be governed by the provisions of the Trust

11	Agreement; provided, further, that notwithstanding the foregoing,

12	the Trustee must disclose to the Court, in advance, with notice to

13	the Office of the United States Trustee, Crown Enterprises, Inc.,

14	Atlas Oil Holdings, Co., the Pension Benefit Guaranty

15	Corporation, the Debtors and any other person that specifically

16	requests notice of post-Effective Date matters brought before the

17	Court, the identity of any insider (as such term is defined in

18	Section 101(31) of the Bankruptcy Code) of the Trustee or any

19	member of the Oversight Committee that the Trustee intends to

20	employ at the expense of the Trust;

21	(12) Except as expressly required by the Plan, determine when

22	Distributions should be made to the Trust Beneficiaries;

23	(13) Exercise any and all powers granted to the Trustee by any

24	agreements or by common law or any statute which serves to

25	increase the extent of the powers granted to the Trustee hereunder;

26	(14) Take any action required or permitted by the Plan;

27	(15) Negotiate, renegotiate and enter into contracts and execute

28	obligations negotiable and non-negotiable;

45

1	(16) Sue and be sued, provided that any suit commenced after the

2	Effective Date against the Trust, or against the Trustee acting in his

3	or her capacity as trustee of the Trust, must be commenced in the

4	Court, provided, further, that the Court may abstain from hearing

5	any such suit;

6	(17) Pursue claims and Causes of Action assigned to the Trust or the

7	control of which is assumed by the Trust pursuant to the Plan, as

8	the designated representative of the Consolidated Estate;

9	(18) Institute on behalf of the Trust all claims and Causes of Actions

10	which could be brought by a trustee or debtor-in-possession under

11	the Bankruptcy Code, and prosecute or defend all appeals on

12	behalf of any of the Debtors, as representative of the Consolidated

13	Estate within the meaning of section 1123(b)(3)(B) of the

14	Bankruptcy Code;

15	(19) Object to Claims;

16	(20) Settle, compromise or adjust, by arbitration or otherwise, any

17	Claims, disputes or controversies in favor of or against the Trust;

18	(21) Waive or release rights of any kind;

19	(22) Cause the Debtors, the Non-Debtor Affiliates and CF Bermuda to

20	be dissolved for all purposes under applicable non-bankruptcy law,

21	and, in connection therewith, take any necessary or appropriate

22	actions on behalf of any of the Debtors, the Non-Debtor Affiliates

23	and CF Bermuda, including the filing or recording of any

24	documents, the making of any applicable tax filings, the execution

25	and filing or recording of such a certificate of dissolution or

26	equivalent document for the dissolution of the Debtors, the Non-

27	Debtor Affiliates or CF Bermuda, the payment of any fees, charges

28	or other amounts necessary or appropriate, in the reasonable

46

1	opinion of the Trustee, to dissolve all of the Debtors, the Non-

2	Debtor Affiliates and CF Bermuda, provided, however, that each

3	of the Debtors, the Non-Debtor Affiliates and CF Bermuda shall

4	file, or the Trustee may file on behalf of such entities, with the

5	official public office for keeping corporate records in its state or

6	district of organization, a certificate of dissolution or equivalent

7	document;

8	(23) Appoint, remove and act through agents, managers and employees

9	and confer upon them such power and authority as may be

10	necessary or advisable;

11	(24) File all income and informational tax returns and forms of the

12	Trust and the Reserve for Disputed Claims as required by law,

13	and pay all taxes required to be paid by the Trust or the Reserve for

14	Disputed Claims; and

15	(25) In general, without in any manner limiting any of the foregoing,

16	deal with the Trust Property, or any part or parts thereof, and the

17	affairs of the Trust, in all other ways as would be lawful for any

18	person owing the same to deal therewith, whether similar to or

19	different from the ways above specified, at any time or times

20	hereafter.

21	7.5 Supervision by Oversight Committee.

22	The Trustee, and the activities of the Trust, shall be subject to the review and

23	supervision of the Oversight Committee. The Oversight Committee shall have the powers and

24	duties with respect to the Trust, the Trustee and the Trust Property as set forth in the Trust

25	Agreement, including, without limitation, the power to approve or disapprove “Material Actions”

26	as defined in the Trust Agreement. In the event of a dispute between the Trustee and the

27	Oversight Committee with respect to any proposed Material Action, the Court shall have

28	jurisdiction to determine whether the proposed action should be taken, upon motion made by the

47

1	Trustee or the Oversight Committee. For purposes of the Trust Agreement, “Material Actions”

2	includes both affirmative actions proposed to be taken and actions proposed not to be taken by

3	the Trustee.

4	7.6 The Trustee.

5	7.6.1 Trustee Compensation.

6	The initial Trustee shall receive compensation for his services as trustee of

7	the Trust in accordance with the Trustee Services Agreement. Any subsequent Trustee shall

8	receive compensation in accordance with the Trust Agreement.

9	7.6.2 Resignation or Replacement of Trustee.

10	The Trustee may resign or be terminated at any time in accordance with the

11	terms of the Trust Agreement. Upon such resignation or termination, the Trustee shall be

12	entitled to receive any unpaid compensation or expense reimbursement owing to the Trustee in

13	accordance with the terms of the Trust Agreement.

14	In case of the resignation, termination, death or inability to act of the Trustee, a

15	successor Trustee may be appointed without Court approval in accordance with the terms of the

16	Trust Agreement, whereupon such the successor Trustee shall take over from the resigned,

17	terminated or incapacitated Trustee. The successor Trustee shall be vested with all the rights,

18	privileges, powers and duties of the Trustee named herein. Each succeeding Trustee may in like

19	manner resign and another may in like manner be appointed in his or her place.

20	7.7 Payment of Trust Expenses.

21	Trust Expenses shall be paid, or adequate reserves created for Trust Expenses,

22	prior to any Distribution to the Trust Beneficiaries.

23	7.8 Distributions.

24	The Trustee, personally or through the Disbursing Agent, shall be responsible for

25	making the Distributions to Trust Beneficiaries in accordance with the terms of the Plan.

26	7.9 No Payment of Transfer-Related Fees to the United States Trustee.

27	The Trust shall not be required to pay any fees to the United States Trustee based

28	on any transfers of Trust Property to or from the Trust.

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1	7.10 Limitations on Payments to Certain Professionals.

2	Other than as set forth in the next sentence, the Trustee may not, without the prior

3	approval of the Court, directly or indirectly compensate any broker, consultant or other

4	professional in an amount in excess of $25,000 in connection with the sale by the Trust of any

5	single parcel of real property for which the aggregate sale price is, or is reasonably expected by

6	the Trustee to be, more than $3,000,000. Notwithstanding the foregoing sentence, the Trustee

7	may, without any specific approval of the Court, employ and compensate a broker, consultant or

8	other professional who is directly retained by the Trustee or the Oversight Committee, unless

9	such broker, consultant or other professional is retained or compensated or is required to be

10	retained or compensated as a condition to any purchase offer.

11	If Court approval of any payment to a broker, consultant or other professional is

12	required pursuant to the preceding paragraph, the Trust shall be permitted to compensate any

13	such broker, consultant or other professional only if the Court finds that the compensation is

14	reasonable and that the services of such broker, consultant or other professional were bona fide,

15	reasonably required to consummate the transaction and benefited the Trust. In making the

16	determination as to reasonable compensation, the Court shall consider the amount of

17	compensation requested for any such broker, consultant or other professional and the amount of

18	time reasonably spent by such broker, consultant or other professional and appropriately

19	documented, in providing assistance with respect to the transaction, and shall not approve

20	compensation that results in an unreasonably hourly rate for such services.

21	Should an offer or proposal for the purchase of any such property be received by

22	the Trust which contains a provision requiring the Trust to directly or indirectly compensate a

23	broker, consultant or other professional, which offer or proposal is then followed by a subsequent

24	offer at a lower price without the same compensation requirement, then there shall be a

25	presumption that the reduced amount is being used by the offeror to compensate such

26	professional; in such instance or if the Trustee reasonably believes that the offeror has taken any

27	other action with the purpose of evading the intent of the preceding two paragraphs, Court

28

49

1	approval of the reduction shall be required consistent with the provisions of the preceding

2	paragraphs.

3	7.11 Trust Books And Records.

4	The Trustee, and to the extent of payments and Distributions by the Disbursing

5	Agent, the Disbursing Agent, shall maintain an accounting of receipts and disbursements of the

6	Trust. All of the Debtors’ books and records held by the Debtors as of the Effective Date, and

7	which are relevant to the activities of the Trust, shall be delivered to the Trust for use by the

8	Trustee in performing its duties under the Plan. The Trust shall hold such books and records, or

9	provide storage for such book and records, for the longer of six (6) years, or while the Trust is

10	in existence, provided that the Court may, upon application by the Trustee, authorize the Trust to

11	destroy all of the Debtors’ books and records at such time as the Trust has no further need for

12	such books and records. The Trust books and records shall be open to inspection by the

13	representatives of the Oversight Committee at all reasonable times. In the event the Trustee

14	discovers any documents or records with respect to the Defined Benefit Pension Plan which the

15	Trustee believes the Debtors have not previously sent the originals, or copies thereof, to the

16	PBGC, the Trustee shall, promptly notify the PBGC of the discovery of such documents or

17	records, and arrange for the transmittal of such documents or records to the PBGC, or at the

18	option of the PBGC, their duplication and transmittal of the duplicates to the PBGC. The

19	Trustee shall provide notice to the PBGC before the destruction of any documents or records

20	related to the Defined Benefit Pension Plan, and shall not destroy any such documents without

21	the consent of the PBGC, unless the Trustee tenders possession of such documents or records in

22	writing to the PBGC, and the PBGC does not accept such tender of possession within

23	twenty (20) days after the tender is made.

24	7.12 Limitations on Liability.

25	The Trustee shall not be liable for any act he or she may do or fail to do as

26	Trustee hereunder while acting in good faith and in the exercise of his or her best judgment, and

27	the fact that such act or omission was approved by the Oversight Committee or advised or

28	approved by counsel acting for the Trust, shall be conclusive evidence of such good faith and

50

1	best judgment. The Trustee shall not be liable in any event for any claims, liabilities or damages

2	based upon or arising out of any conduct of the Trustee in the course of his or her activities as

3	trustee, unless such claims, liabilities or damages arise from his or her personal gross negligence

4	or willful misconduct.

5	The Trustee, the Oversight Committee, and the members of the Oversight

6	Committee shall not be liable for any indebtedness, liability or obligation incurred or entered into

7	on behalf of the Trust, including, without limitation, indebtedness, liabilities or obligations under

8	agreements, undertakings or commitments entered into executed on behalf of the Trust by the

9	Trustee or by any person employed by the Trustee or the Trust, it being expressly understood

10	that all such indebtedness, liabilities and obligations of, and claims against the Trust, shall be the

11	sole responsibility of the Trust and shall be satisfied only from the Trust Property, or such

12	portion thereof as shall, under the terms of any agreement, be stated to be liable therefor. No

13	claim or cause of action may be asserted against the Trustee, the Oversight Committee, or any

14	member of the Oversight Committee on account of any indebtedness, liability or obligation

15	entered into on behalf of the Trust, whether by legal or equitable proceedings, or by virtue of any

16	bankruptcy or non-bankruptcy statute, rule or regulation.

17	Any undertaking, contract or agreement entered into in writing by the Trust may,

18	except as otherwise provided by the Plan or the Trust Agreement, expressly disclaim the

19	personal liability of the Trustee and the members of the Oversight Committee.

20	7.13 No Credit Reporting.

21	The Trustee shall have no duty or responsibility to provide any Person with any

22	credit or other information with respect to the Trust except as provided in the Plan or the Trust

23	Agreement.

24	7.14 United States Federal Income Tax Treatment of the Holders of Trust

25	Beneficial Interests.

26	For all United States federal income tax purposes, the transfers by the Debtors to

27	the Trust described in sections 6.1 and 7.1 shall be treated by the Debtors, the Trust and the Trust

28	Beneficiaries as a transfer of the Trust Property by the Debtors to the Trust Beneficiaries and the

51

1	Reserve for Disputed Claims, followed by a transfer of the Trust Property by such Trust

2	Beneficiaries and the Reserve for Disputed Claims to the Trust. The Trust Beneficiaries and the

3	Reserve for Disputed Claims shall be treated as the grantors and deemed owners of the Trust for

4	United States federal income tax purposes. The Trustee and the Trust Beneficiaries are required

5	to value their interests in the Trust Property consistently with the values placed upon the Trust

6	Property by the Trust, and to use such valuations for all purposes. The Trust Agreement shall

7	provide for consistent valuations of the Trust Property by the Trustee and the Trust Beneficiaries,

8	and shall provide that the Trust will determine the fair market value of the Trust Property within

9	thirty (30) days after the Effective Date, and send such determination to each Trust Beneficiary.

10	By its acceptance of a Trust Beneficial Interest, each recipient of such an interest will be

11	conclusively deemed to agree to use such valuations for all purposes, including, without

12	limitation, in computing any gain recognized upon the exchange of such Holder’s Claim for

13	purposes of determining any United States Federal income tax, and shall be required to include

14	those items of income, deductions and tax credits that are attributable to its Trust Beneficial

15	Interest in computing its taxable income.

16	7.15 Termination of the Trust.

17	The Trust shall continue in effect until the earlier of: (a) the date that all Trust

18	Property has been liquidated, all proceeds have been converted to Cash or distributed in kind, all

19	Trust Expenses have been paid, all Claims to be paid under the Plan have been paid, all

20	Distributions to be made with respect to the Trust Beneficial Interests have been made, all

21	litigation to which the Trust is a party has been concluded by an order issued by the court in

22	which such litigation is pending and such order has become “final” (consistent with the

23	definition of Final Order in this Plan for Orders issued by the Court), and the Cases have been

24	closed in accordance with section 6.12, and (b) the expiration of five (5) years from the Effective

25	Date, provided, that the Trustee may request the Court to extend the permitted life of the Trust

26	for such additional period as is reasonably necessary to conclude the liquidation and

27	distributions, not to exceed a total of ten (10) years from the Effective Date, which request shall

28

52

1	be Filed so the Court may consider and rule on the request within six (6) months prior to the

2	expiration of the initial five-year term.

3	ARTICLE VIII

4	OVERSIGHT COMMITTEE

5	8.1 Oversight Committee As Representative Of Creditors.

6	The Oversight Committee appointed in accordance with section 6.8 shall

7	constitute a representative of Holders of Class 4 Claims, formed for the purpose, inter alia, of

8	monitoring the implementation of the Plan, supervising the activities of the Trust, and the

9	distributions to Holders of Allowed Claims under the Plan. The Oversight Committee shall have

10	no duty to Creditors other than Holders of Class 4 Claims, nor to Holders of Interests.

11	8.2 Oversight Committee Procedures.

12	The Oversight Committee shall prescribe its own rules of procedure and bylaws,

13	provided that such rules of procedure and bylaws shall not be inconsistent with the terms of the

14	Plan or the Trust Agreement. The Oversight Committee rules of procedure may provide that, in

15	the event any member of the Oversight Committee resigns subsequent to the Effective Date, the

16	Oversight Committee may appoint a replacement for the resigned member without approval by

17	the Court.

18	8.3 No Oversight Committee Compensation.

19	Except for the reimbursement of reasonable actual costs and expenses incurred in

20	connection with their duties as Oversight Committee members, the members of the Oversight

21	Committee shall serve without compensation. Reasonable expenses incurred by members of the

22	Oversight Committee may be paid by the Trust without need for Court approval.

23	8.4 Retention Of Professionals by the Oversight Committee.

24	The Oversight Committee shall have the authority to employ, at the expense of

25	the Trust, counsel and such other professionals as may be reasonably necessary, in its discretion,

26	to assist in the Oversight Committee’s duties under the Plan, including the oversight of the Trust

27	and the Trustee regarding liquidation of the assets in the Trust and distributions to Holders of

28	Allowed Claims. The Oversight Committee is authorized to employ such professionals without

53

1	approval by the Court; provided that, notwithstanding the foregoing, the Oversight Committee

2	must disclose to the Court, in advance, with notice to the Office of the United States Trustee,

3	Crown Enterprises, Inc., Atlas Oil Holdings, Co., the Pension Benefit Guaranty Corporation, the

4	Debtors and any other person that specifically requests notice of post-Effective Date matters

5	brought before the Court, the identity of any insider (as such term is defined in section 101(31)

6	of the Bankruptcy Code) of the Trustee or any member of the Oversight Committee that the

7	Oversight Committee intends to employ at the expense of the Trust. Under the Trust Agreement,

8	the Trustee shall have authority to dispute the proposed employment of any professional by the

9	Oversight Committee, the rendering of particular services or the payment of any items of

10	compensation or expense reimbursement for such professionals, only in the event the Trustee

11	asserts that such employment or payment constitutes a significant waste of Trust Property. In the

12	event of such a dispute, the Court shall have jurisdiction to resolve such dispute.

13	8.5 Limitations on Oversight Committee Liability.

14	The Oversight Committee and its members shall not be liable for any act any

15	member may do or fail to do as a member of the Oversight Committee while acting in good faith

16	and in the exercise of the member’s best judgment, and the fact that such act or omission was

17	advised, directed or approved by counsel acting for the Oversight Committee, shall be conclusive

18	evidence of such good faith and best judgment. No Oversight Committee member shall be liable

19	in any event for claims, liabilities or damages unless they arise from such member’s personal

20	gross negligence or willful misconduct.

21	The Oversight Committee and its members shall also be entitled to the benefits of

22	section 7.12 of the Plan.

23	8.6 Termination Of Oversight Committee.

24	The Oversight Committee shall dissolve upon the completion of all Distributions

25	to Trust Beneficiaries and the termination of the Trust in accordance with the terms of the Plan

26	and the Trust Agreement.

27

28

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1	ARTICLE IX

2	PAYMENTS AND DISTRIBUTIONS

3	9.1 Payments and Distributions in General.

4	The Trust shall make all payments and distributions required to be made under the

5	Plan. All payments and distributions to Holders of Allowed Claims under the Plan, including

6	Distributions to the holders of Trust Beneficial Interests, may be made by the Trustee, or by the

7	Disbursing Agent, if a Disbursing Agent has been appointed under the Plan.

8	9.2 Priority of Payments and Distributions From The Trust.

9	The Trust shall first make payments to, or create reserves reasonably determined

10	by the Trustee to be adequate (subject to the review of the Oversight Committee as set forth in

11	the Trust Agreement) for payments to, (i) Holders of Class 1 Secured Claims (to the extent of the

12	value of the Collateral subject to their Liens), (ii) Administrative Claims, (iii) Professional

13	Claims, (iv) Priority Non-Tax Claims, (v) Priority Tax Claims (to the extent of Cash payments

14	due to them pursuant to section 3.3 of the Plan), and (vi) Trust Expenses, until all of such Claims

15	and expenses have been paid in full or adequate reserves have been established to satisfy such

16	Claims and expenses. Once such Holders are paid in full or such reserves are created, payments

17	shall be made on a Pro Rata basis to Holders of Allowed Class 3 Claims until such Allowed

18	Claims are paid in full. Thereafter, funds remaining in the Trust shall be paid on a Pro Rata basis

19	to Holders of Allowed Class 4 Unsecured Claims.

20	In the event that Holders of Allowed Class 4 Unsecured Claims are, at any time,

21	paid in full or reserves are created for the payment in full of Claims in such Class, payments

22	shall be made on a Pro Rata basis to Holders of Allowed Class 5 Claims until such Allowed

23	Claims are paid in full.

24	In the event that Holders of Allowed Class 5 Unsecured Claims are, at any time,

25	paid in full or reserves are created for the payment in full of Claims in such Class, payments

26	shall be made on a Pro Rata basis to Holders of Allowed Class 6 Claims until such Allowed

27	Claims are paid in full.

28

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1	In the event that, at any time, there is insufficient Cash to make payment in full to

2	any group of unclassified Claims of equal priority under the Plan or to any Class of Claims, then

3	all payments made to such group of unclassified Claims or to such Class of Claims, or the

4	reserves created for Holders of such Disputed Claims in such group of unclassified Claims or

5	such Class, shall be made or created Pro Rata until all Claims in such group or Class are paid

6	in full.

7	9.3 Distributions.

8	On the Effective Date, or as soon thereafter as reasonably practicable, the Trust

9	shall distribute to the Holders of Allowed Administrative Claims, Allowed Priority Tax Claims,

10	Allowed Professional Claims, and Allowed Claims in Classes 1, 2, and 3, Cash equal to the

11	payments and distributions which such Holders and the Holders of Claims in such Classes are

12	entitled to receive as of the Effective Date, as set forth in the Plan, or deliver Collateral to the

13	Holders of Allowed Secured Claims in Class 1 pursuant to the Plan or provide to the Holders of

14	Allowed Secured Claims such other treatment as set forth in the Plan which is due as of the

15	Effective Date. From time to time after the Effective Date, as soon as practicable after Claims

16	become Allowed Class 4 Claims pursuant to a Final Order or the deadline to object to any such

17	Claims expires without an objection being asserted, the Trust shall record in the books of the

18	Trust in favor of the Holders of such Class 4 Claims the Trust Beneficial Interests to which they

19	are entitled.

20	9.4 Distributions to Classes 4, 5 and 6 Pro Rata.

21	All Distributions to Holders of Allowed Claims in Classes 4, 5 and 6 under the

22	Plan shall be Pro Rata within each such Class.

23	9.5 Initial and Supplemental Distributions and Record Dates for

24	Distributions to Class 4.

25	Subject to the Trust having sufficient available Cash as required by section 9.6, as

26	soon as practicable after the Effective Date, the Trust shall make the initial Distribution to the

27	Holders of Allowed Class 4 Claims, provided, that no Distribution shall be made or required to

28	be made at any time to Holders of Allowed Class 4 Claims with respect to which the deadline for

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1	an objection to such Claims has not expired unless the Debtors and the Committee or the

2	Oversight Committee, as applicable, have Filed a notice of non-objection as provided in clause

3	(iv) of the definition of the term “Allowed” with respect to such Claims. Subject to the Trust

4	having sufficient available Cash as required by section 9.6, the Trust shall be required to make a

5	Distribution to Holders of Trust Beneficial Interests on account of each calendar quarter during

6	the term of the Trust other than the calendar quarter in which the initial Distribution is made. In

7	the event the Trust has not made a Distribution with respect to any of the first three calendar

8	quarters in any calendar year, the Trust shall be required to make a Distribution to Holders of

9	Trust Beneficial Interests as of the end of such calendar year, whether or not the minimum Cash

10	is available, as provided in section 9.6. All Distributions to Holders of Trust Beneficial Interests

11	shall be made effective as of the last Business Day of the calendar quarter or calendar year with

12	respect to which each Distribution is made, or such other date as the Trustee determines to make

13	a Distribution (the “Record Date”), to holders of Trust Beneficial Interests that held Allowed

14	Class 4 Claims on the Effective Date and that have become holders of Trust Beneficial Interests

15	as of the date which is twenty (20) days before the Record Date. The Trust shall not be required

16	to make a Distribution with respect to calendar year 2004 in the event the Effective Date has not

17	occurred by November 1, 2004.

18	9.6 Minimum Distribution Amount for Class 4.

19	The Trust shall not be obligated to make a Distribution to holders of Trust

20	Beneficial Interests (other than a required annual Distribution as set forth in section 9.5 or the

21	final Distribution as set forth in section 9.16, below) unless the Trust holds an amount equal to

22	one million dollars ($1,000,000) or more for such Distribution. At any time that the Trust holds

23	an amount less than one million dollars ($1,000,000) for Distribution to holders of Trust

24	Beneficial Interests, the Trust shall hold such funds and shall make a Distribution to holders of

25	Trust Beneficial Interests at such future time, in accordance with section 9.5, as the Trust has

26	received additional Cash such that it holds funds for such Distribution in the minimum amount

27	under this section, or at such time as the Trust makes a required annual Distribution or the

28	final Distribution to such holders. In the case of a required annual Distribution, the Trust shall

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1	distribute all Cash held by it in excess of funds in the Reserve for Disputed Claims, plus amounts

2	reasonably estimated by the Trustee as necessary to maintain the value of remaining Trust

3	Property, and to pay additional costs and expenses of operation of the Trust and contingent

4	liabilities of the Trust.

5	9.7 Payments and Distributions to Holders of Disputed Claims Which

6	Become Allowed Claims.

7	Following the Effective Date, as soon as reasonably practicable after

8	(i) a Disputed Claim becomes an Allowed Claim, (ii) the deadline to object to a previously-

9	Allowed Claim expires and no objection has been asserted, or (iii) a notice of non-objection is

10	Filed with respect to an Allowed Claim as provided in clause (iv) of the definition of the term

11	“Allowed,” the Holder of such Allowed Claim shall be entitled to receive such payments and

12	distributions which the Holder of such an Allowed Claim would have received if its Claim were

13	an Allowed Claim as of the Effective Date. The Holder of a Disputed Class 4 Claim which

14	becomes an Allowed Class 4 Claim shall receive its Pro Rata share of any Distributions which

15	have been made on account of Class 4 Claims prior to the date such Disputed Claim becomes an

16	Allowed Class 4 Claim, but only with respect to the portion of such Disputed Claim which has

17	become an Allowed Class 4 Claim.

18	9.8 Reserve for Disputed Claims.

19	Notwithstanding any other provisions of the Plan, no payment or Distribution

20	shall be made to the Holder on account of any Disputed Claim until such Claim becomes an

21	Allowed Claim, and then only to the extent that it becomes an Allowed Claim. At any time that

22	a Distribution is made to any Class under the Plan that is required to be made Pro Rata to the

23	members of such Class, such Distribution shall be made to all of the Holders of Allowed Claims

24	in such Class, and the Pro Rata portion of such Distribution which would be distributed to the

25	Holders of Disputed Claims, in the event such Claims become Allowed Claims in the Face

26	Amount of such Claims, shall be withheld by the Trust and allocated to the Reserve for Disputed

27	Claims pending resolution of the Disputed Claims. The party making the Distribution shall be

28	required to allocate the appropriate funds to the Reserve for Disputed Claims, provided that the

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1	Trustee (and Disbursing Agent) shall not be required to place Cash in a separate account or

2	otherwise segregate funds from the assets of the Trust for purposes of the Reserve for Disputed

3	Claims.

4	To the extent that any Disputed Claim becomes an Allowed Claim after a

5	Distribution has been made with respect to the Class of which such Disputed Claim is a member,

6	the Cash reserved for such Disputed Claim shall be distributed to the Holder of the Allowed

7	Claim in a manner and Pro Rata amount consistent with the treatment of Allowed Claims in that

8	Class. Any portion of a Distribution that was allocated to the Reserve for Disputed Claims on

9	account of a Disputed Claim, and that, upon the Allowance of all or a portion of such Claim, is

10	finally determined not to be payable to the Holder of such Claim, shall thereupon be available for

11	use by the Trust for any proper purpose, including to make future Distributions to the Holders of

12	Allowed Claims in the affected Class on a Pro Rata basis.

13	9.9 Delivery of Payments and Distributions in General.

14	Except as provided in section 9.14 below for Holders of undeliverable

15	Distributions, payments and Distributions to Holders of Allowed Claims shall be made: (a) at the

16	addresses set forth in the proofs of Claim Filed by such Holders; (b) at the addresses set forth in

17	any written notices of address change delivered to the Trust (or to the Debtors prior to the

18	Effective Date) after the date on which any related proof of Claim was Filed, but not later than

19	the Record Date for any payment of Distribution; or (c) at the address (i) reflected in the

20	Schedules of Assets and Liabilities relating to the applicable Allowed Claim if no proof of Claim

21	has been Filed and the Trust has not received a written notice of a change of address, or

22	(ii) reflected in a written notice of change of address from such Holder delivered to the Trust., if

23	such a notice was received by the Trust not later than the Record Date for any payment or

24	Distribution.

25	9.10 Cash Payments.

26	Cash payments to be made pursuant to the Plan shall be made in U.S. dollars, by

27	checks drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the

28	Trustee.

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9.11 No Interest on Claims.

2	Unless otherwise specifically provided for in the Plan or the Confirmation Order,

3	post-Petition Date interest shall not accrue or be paid on any Claims, and no Holder of a Claim

4	shall be entitled to interest which might otherwise have accrued from or after the Petition Date

5	on any Claim. Interest shall not accrue or be payable with respect to any Disputed Claim for the

6	period from the Petition Date to the date a Distribution is made with respect to such Disputed

7	Claim, if and when such Disputed Claim becomes an Allowed Claim. No interest shall accrue or

8	be payable from the date a Distribution is made to Holders of Allowed Claims in the Class of

9	which the Holder of the Disputed Claim is a member, to the date the Disputed Claim becomes an

10	Allowed Claim and a Distribution is made on account of the previously-Disputed Claim based

11	upon prior Distributions to Holders of Allowed Claims in such Class.

12	9.12 Minimum Amounts of Distributions.

13	Except as provided in section 9.16 for a final Distribution, no Distribution shall be

14	made in an amount of less than $100.00 on account of any Allowed Class 4 Claim. Amounts not

15	distributed to Holders of Allowed Class 4 Claims because of this section shall be held by the

16	Trust for payment to the Holders of such Allowed Claims in conjunction with subsequent

17	Distributions. The Trust shall keep a record of amounts not distributed to Holders of Allowed

18	Class 4 Claims because of this section, and such amounts shall be included in the next

19	subsequent Distribution to each such Holder, provided the minimum amount of Distribution is

20	satisfied for such subsequent Distribution to the Holder of such Claim.

21	9.13 Surrender of Instruments.

22	Each Holder of a promissory note, bond, or other Instrument evidencing a Claim

23	shall surrender such promissory note, bond, or instrument to the Trust prior to being entitled to

24	receive any Distribution, unless this requirement is waived by the Trust, provided, however, that

25	this section shall not apply to GE Capital. No Distribution of Cash or other property shall be

26	made to or on behalf of any such Holder unless and until such promissory note, bond, or

27	Instrument is received by the Trust, the unavailability of such promissory note, bond, or

28	Instrument is established to the reasonable satisfaction of the Trust or such requirement is waived

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1	by the Trust. The Trust may require any Holder which is unable to surrender or cause to be

2	surrendered any such promissory note, bond, or Instrument to deliver an affidavit of loss and

3	indemnity and/or furnish a bond in form and substance (including, without limitation, with

4	respect to amount) reasonably satisfactory to the Trust. Any Holder that fails within the later of

5	(i) one year after the Effective Date, and (ii) the date of Allowance of its Claim, (a) if possible, to

6	surrender or cause to be surrendered such promissory note, bond or Instrument, or (b) if

7	requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the

8	Trust, shall be deemed to have forfeited all rights, claims, and causes of action against the

9	Debtors and the Trust and shall not participate in any Distribution under this Plan.

10	9.14 Undeliverable Payments and Distributions.

11	If any payment or distribution to any Holder of an Allowed Claim is returned to

12	the Trust as undeliverable, no further payment or distribution shall be made to such Holder

13	unless and until the Trust is notified in writing of such Holder’s then current address.

14	Undeliverable payments and distributions shall remain in the possession of the Trust pursuant to

15	the Plan in trust for the benefit of Holders of Allowed Claims until such time as a payment or

16	distribution becomes deliverable or the deadline set forth in this section expires without the

17	Holders of such Claims providing valid addresses for delivery of payments or distributions to

18	them. The Trustee shall pay, or cause to be paid, out of funds held in the Trust, any tax imposed

19	by any federal, state or local taxing authority on the income generated by the funds held with

20	respect to such undeliverable payments. The Trustee shall also file, or cause to be filed, any tax

21	return related to such undeliverable payments.

22	Any payment or distribution to a Holder of a Claim that is returned to the Trust as

23	undeliverable will be held in the Trust for at least 180 days and the Trust will not make any

24	future payment and distributions to such Holder unless such Holder provides the Trust with its

25	current address. Except with respect to payments made on account of Claims Allowed under the

26	WARN Settlement (as defined in the Disclosure Statement) (which will be handled in

27	accordance with the terms of that settlement), if at the end of the 180-day period the Holder has

28	not made a claim for such undelivered payment or distribution or provided the Trust with its

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1	current address, the amount of such payment or distribution retained by the Trust shall be

2	deposited with the registry of the Court to be held subject to the rights of such Holder to receive

3	such payment or distribution, and the Holder of such Claim shall be forever barred from

4	asserting any such claim for an undeliverable payment or distribution against the Trust or its

5	property. Nothing contained in the Plan shall require the Trust to attempt to locate any Holder of

6	an Allowed Claim.

7	9.15 No Duplicate Distributions.

8	Holders of Claims against more than one Debtor, which Claims are based upon or

9	relate to the same or similar facts, circumstances, indebtedness or obligations, shall be entitled to

10	receive a single payment in connection with each set of Distributions made by the Trust on

11	account of all such multiple Claims, and such Distribution shall be based upon the largest

12	amount for which any of such multiple Claims is Allowed, notwithstanding the fact that such

13	Holders may have filed proofs of such Claims or asserted such Claims against more than one of

14	the Debtors.

15	9.16 Final Distribution.

16	As soon as practicable after all Trust Property has been converted to Cash, the

17	Trustee shall distribute all available Cash to the Holders of Allowed Claims entitled thereto in

18	accordance with the provisions of the Plan and the Trust Agreement, provided, that no final

19	Distribution shall be made in an amount of less than $25.00 on account of any Allowed Class 4

20	Claim.

21	9.17 Credit Against Distributions to the PBGC.

22	The first five hundred thousand dollars ($500,000) of payments owed to the

23	PBGC on account of its Allowed Class 4 Claim (in the amount of $120 million, pursuant to the

24	Consolidation Order), from any of the sources described in this section, shall be paid to the

25	Consolidated Estate if received by the PBGC prior to the Effective Date, and paid or credited to

26	the Trust if received by or payable to the PBGC after the Effective Date. In either case, such

27	funds will be available for general purposes of the Consolidated Estate and the Trust, including

28	subsequent distributions to Holders of Claims (including, Distributions to the PBGC to the extent

62

1	payable on account of the PBGC’s Allowed Class 4 Claim). The $500,000 payment or credit in

2	the aggregate would be taken from the first amounts payable to the PBGC from any of the

3	following sources: (a) ”LLC Net Proceeds” as defined in the Consolidation Stipulation,

4	(b) ”Canada Net Proceeds” as defined in the Consolidation Stipulation, and (c) Distributions

5	owed to the PBGC from the Trust on account of the PBGC’s Allowed Class 4 Claim. Once the

6	PBGC foregoes payments or Distributions from any of the identified sources in the aggregate

7	amount of $500,000, then this section shall be satisfied and the PBGC shall thereafter be entitled

8	to receive all additional payments or Distributions from all of such sources.

9	9.18 No Distributions to Holders of Claims in Classes 7 through 9 or

10	Interests in Classes 10 through 15.

11	Holders of Allowed Claims in Classes 7, 8 and 9 and Allowed Interests in

12	Classes 10, 11, 12, 13, 14 and 15 will not receive any payment or distributions of Cash or other

13	property under the Plan on account of their Claims or Interests.

14	9.19 Compliance with Tax Requirements.

15	In connection with the Plan and the Distributions made in accordance with the

16	Plan, to the extent applicable, the Trustee or Disbursing Agent shall comply with all tax

17	withholding and reporting requirements imposed on the Trust or the Reserve for Disputed

18	Claims by any governmental unit, and all Distributions pursuant to the Plan shall be subject to

19	such withholding and reporting requirements. The Trustee and Disbursing Agent shall be

20	authorized to take any and all actions that may be necessary or appropriate to comply with such

21	withholding and reporting requirements and to pay any taxes imposed on the Trust, the Reserve

22	for Disputed Claims or amounts held with respect to undeliverable payments.

23	9.20 Setoffs.

24	Nothing in the Plan shall impair the right of any Person, including the Debtors, to

25	set off any obligation which it has against any mutual obligation of another party in accordance

26	with applicable non-bankruptcy law or to assert a right of recoupment in accordance with

27	otherwise applicable non-bankruptcy law. Subject to the preceding sentence, the Trust may, but

28	shall not be required to, set off claims of any nature that the Debtor or the Trust may have against

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1	the Holder of any Allowed Claim, whether or not the Debtor’s or the Trust’s claim is released

2	pursuant to the Plan, against any Allowed Claim of such Holder, and against the Distributions to

3	be made by the Trust pursuant to the Plan on account of such Allowed Claim, provided,

4	however, that neither the failure to effect such a setoff, nor the allowance of any Claim against

5	the Debtor or Trust, shall constitute a waiver or release by the Debtor or the Trust of any claim

6	that the Debtor or the Trust may possess against such Holder. Any Creditor that receives a

7	distribution(s) under this Plan and thereafter seeks to exercise a valid right of setoff or

8	recoupment with respect to the unpaid portion of its Allowed Unsecured Claim shall, as a

9	condition to the exercise of such right, return to the Trust an amount, if any, equal to the

10	difference between the amount of the distribution(s) received by such Creditor under the Plan

11	and the amount of the distribution(s) such Creditor would have received had the setoff or

12	recoupment occurred as of the Effective Date. Thus, for example, if a Creditor has an Allowed

13	Unsecured Claim in the amount of $1,000,000 and the distribution to Holders of Allowed Class 4

14	Claims equals $.15 for every $1 of Allowed Unsecured Claim under the Plan, the Creditor would

15	receive $150,000 in Distributions under the Plan. If the Trustee thereafter asserts an action

16	against the Creditor seeking $800,000 in damages, assuming that (a) the Creditor could exercise

17	the right of setoff with respect to this liability under applicable non-bankruptcy law and (b) the

18	setoff had occurred as of the Effective Date (before any Distributions under the Plan had

19	occurred), the Creditor’s Unsecured Claim would have been Allowed in the amount of $200,000

20	($1,000,000 less the $800,000 setoff), for which it would have received Distributions totaling

21	$30,000 in the aggregate. Thus, in order for the Creditor to exercise its right of setoff in this

22	instance, it would be required to pay to the Trust $120,000, which equals the difference between

23	the $150,000 in actual Distributions that such Creditor received under the Plan and the $30,000

24	in Distributions that it would have received under the Plan had the setoff been exercised on or

25	before the Effective Date.

26

27

28

64

1	ARTICLE X

2	OTHER POST-CONFIRMATION LITIGATION

3	10.1 Retention and Enforcement of Causes of Action.

4	Pursuant to section 1123(b)(3) of the Bankruptcy Code, except as otherwise

5	provided in the Plan or the Confirmation Order, the Trust will have the exclusive right to enforce

6	any and all Causes of Action against any Person and rights of the Debtors that arose before or

7	after the Petition Date, including, without limitation, Avoidance Actions and other rights and

8	powers of a trustee and debtor-in-possession, which the Debtors may assert against any Person

9	whatsoever.

10	10.2 Prosecution of Causes of Action and Litigation Recoveries.

11	The Trust shall bear the expense of all litigation commenced by the Trustee to

12	enforce Causes of Action. All net proceeds arising from the prosecution of Causes of Action

13	shall be deposited in the Trust and disbursed by the Trust in accordance with the Plan.

14	ARTICLE XI

15	CONFIRMATION AND EFFECTIVE DATE CONDITIONS

16	11.1 Filing of Appendix and Other Documents in Support of Confirmation.

17	Any Appendix or other document which the Debtors File in support of

18	Confirmation shall be Filed, and may be amended at any time and from time to time and re-

19	Filed, not less than ten (10) days prior to the Ballot Deadline, except as otherwise expressly

20	provided in the Plan.

21	11.2 Conditions to Confirmation.

22	It shall be a condition to Confirmation that each of the events and actions required

23	by the Plan to occur or to be taken prior to Confirmation shall have occurred or be taken, or the

24	Debtors and the parties whose obligations are conditioned by such occurrence or action, as

25	applicable, shall have waived such occurrence or action and the Court shall confirm the Plan

26	without such occurrence or action.

27

28

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1	11.3 Conditions to Effective Date.

2	The Plan shall not become effective and the Effective Date shall not occur unless

3	and until:

4	11.3.1 The Court shall have entered an Order approving the

5	Disclosure Statement as containing adequate information within the meaning of section 1125 of the

6	Bankruptcy Code;

7	11.3.2 The Court shall have entered the Confirmation Order in

8	form and substance satisfactory to the Debtor and the Committee;

9	11.3.3 No stay of the Confirmation Order shall be in effect at the

10	time all other conditions set forth in this section 11.3 are satisfied, or waived in writing by the

11	Debtors, the Committee and any other Persons for whose benefit such conditions exist;

12	11.3.4 All documents, Instruments and agreements provided for

13	under the Plan or necessary to implement the Plan shall have been executed and delivered by the

14	parties thereto in form and substance satisfactory to the Debtors and the Committee, unless such

15	execution or delivery has been waived by all Persons for whose benefit such documents,

16	Instruments or agreements are required;

17	11.3.5 The Debtors shall have received all authorizations,

18	consents, licenses, regulatory rulings, letters, no-action letters, opinions or documents that are

19	determined by the Debtors and the Committee to be necessary to implement the Plan, including,

20	without limitation, any no-action letter from the Securities and Exchange Commission and letter

21	or other ruling from the Internal Revenue Service which the Debtors shall choose to request;

22	11.3.6 The Debtors shall hold sufficient Cash to pay all Allowed

23	Administrative Claims, Allowed Professional Claims, Allowed Priority Tax Claims, Allowed

24	Priority Non-Tax Claims and Allowed Convenience Claims on the Effective Date or as soon as

25	reasonably practicable thereafter; and

26	11.3.7 The Trust documents shall have been executed and

27	delivered in form and substance acceptable to the Debtors, the Committee and the Trust, and all

28	conditions precedent to the effectiveness of the Trust shall have been satisfied.

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1	11.4 Waiver of Conditions to Confirmation or to the Effective Date.

2	Any of the conditions to Confirmation or to the occurrence of the Effective Date

3	set forth in this Article XI may be waived in writing by the Debtors and the Committee, and by

4	all other Persons for whose benefit such conditions exist. No condition to Confirmation or to the

5	Effective Date may be waived without the consent of the Debtors and the Committee. A copy of

6	any writing waiving any condition to Confirmation or to the Effective Date shall be Filed with

7	the Court.

8	11.5 Termination of Plan for Failure To Become Effective.

9	If the Effective Date shall not have occurred on or prior to the date that is

10	ninety (90) days after the Confirmation Date, then the Plan shall terminate and be of no further

11	force or effect unless the provisions of this section are waived in writing by the Debtors and the

12	Committee. Upon the termination of the Plan pursuant to this section, the Debtors’ exclusive

13	rights to file a plan and to seek acceptance thereof under section 1121 of the Bankruptcy Code

14	shall be deemed terminated with respect to the Committee, but to no other party absent entry of

15	an Order to that effect by the Court.

16	11.6 Notice of Effective Date.

17	On the Effective Date, or as soon thereafter as is reasonable practicable, the Trust

18	shall File a “Notice of Effective Date,” which notice shall constitute appropriate and adequate

19	notice that the Plan has become effective. Except for the Filing of such notice, neither the

20	Debtors nor the Trust shall have any obligation to notify any Person of the occurrence of the

21	Effective Date, other than the Court, the Office of the United States Trustee, and the Oversight

22	Committee. A courtesy copy of the Notice of Effective Date may be sent by first class mail,

23	postage prepaid (or at the Trust’s option, by courier or facsimile) to those Persons who have

24	Filed with the Court requests for notice with respect to the Cases.

25

26

27

28

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1	ARTICLE XII

2	EFFECT OF CONFIRMATION

3	12.1 Jurisdiction of Court.

4	Until the Effective Date, the Court shall retain jurisdiction over the Debtors, the

5	Assets and the Consolidated Estate. Thereafter, jurisdiction of the Court shall be limited to the

6	subject matters set forth in Article XIII of the Plan.

7	12.2 Binding Effect.

8	Except as otherwise provided in section 1141(d) of the Bankruptcy Code, on and

9	after the Confirmation Date, the provisions of the Plan shall bind any Holder of a Claim against

10	or Interest in the Debtors, and their respective successors and assigns, whether or not the Claim

11	or Interest of such Holder is impaired under the Plan and whether or not such Holder has voted to

12	accept or reject the Plan.

13	12.3 Releases by the Debtors.

14	Except as expressly provided in the Plan, effective upon the Effective Date, each

15	of the Debtors, on its own behalf and on behalf of its estates, assigns and successors, including,

16	without limitation, the Trustee on behalf of the Trust and any trustee subsequently appointed in

17	any of the Cases or in any superseding chapter 7 case, hereby (i) waives, releases and forever

18	discharges each of the officers, directors, shareholders, members, employees, representatives,

19	advisors, attorneys, financial advisors, investment bankers or agents of the Debtors, in each case

20	at any time prior to and as of the Petition Date and that have become such individuals or entities

21	thereafter, and the Committee, each member of the Committee, solely with respect to such

22	member’s conduct in furtherance of its, his, or her duties as a member of the Committee, and not

23	with respect to the actions of such members as individual Creditors, and the Committee’s agents,

24	attorneys, financial advisors and other professionals acting in connection with the Cases, as to all

25	of the foregoing, jointly and severally, (the “Debtors’ Releasees”) and (ii) covenants and agrees

26	never to institute or cause to be instituted any suit or other form of action or proceeding of any

27	kind or nature whatsoever against any of the Debtors’ Releasees, based upon any claims,

28	demands, indebtedness, agreements, promises, causes of action, obligations, counterclaims,

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1	defenses, damages, recharacterization, or liabilities (collectively “Liabilities”) relating to:

2	(1) compensation or other consideration paid or transferred to any of the Debtors Releasees, but

3	only to the extent that (i) such compensation and other consideration is reflected on the books

4	and records of the entity which paid such compensation or consideration and (ii) is consistent

5	with the terms of the agreement, if any, governing the payment or transfer; (2) the timing of the

6	filing of chapter 11 petitions for the Debtors, or any of them, and the decision with regard to

7	whether the Debtors, or any of them, should file chapter 11 petitions; (3) any borrowing,

8	financing or refinancing obtained by any of the Debtors, or which might have been obtained by

9	any of the Debtors but which was not so obtained at any time prior to the Petition Date; (4) the

10	creation by the Debtors of the LLC Entities and any transaction entered into by any of the

11	Debtors with any of the LLC Entities; (5) the sale by any of the Debtors of any real or personal

12	property, whether or not in the ordinary course of business, or the failure of any of the Debtors to

13	sell any such property, at any time prior to the Petition Date; and (6) any act, omission or

14	position taken following the Petition Date in connection with the Cases, provided that nothing in

15	this section 12.3 shall release any Debtors’ Releasees from any Liability (i) for breach of any

16	express obligation it has under the terms of the Plan or under any agreement or other document

17	entered into by such Debtors’ Releasee in accordance with the terms of the Plan, including,

18	without limitation, the Trust Agreement, or (ii) which arises from the willful misconduct or gross

19	negligence of such Debtors’ Releasee. All Liabilities so waived and released shall be waived

20	and released for all purposes. Notwithstanding the foregoing, nothing contained in this

21	section 12.3 shall impair the rights of the Debtors and the Trust from using the Debtors’ claims

22	against any of the Debtors’ Releases solely for defensive purposes in connection with objections

23	to any Claim of the Debtors’ Releasees.

24	12.4 Release of GE Capital and Injunction.

25	Effective as of the Effective Date and conditioned on GE Capital delivering to the

26	Debtors a release of the Lien on all Collateral held by GE Capital to secure all GE Capital

27	Claims, except to the extent GE Capital may retain a Lien of a specified portion of its Collateral

28	in accordance with section 4.1.1, then (i) the Debtors, on their own behalf and on behalf of their

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1	estates, assigns and successors-in-interest, including, without limitation, any trustee subsequently

2	appointed in the Cases or in any superseding chapter 7 case, and (ii) all Holders of Claims or

3	Interests, on their own behalf and on behalf of any assigns, successors-in-interest and

4	beneficiaries, waive and release GE Capital of any and all claims, demands, indebtedness,

5	agreements, promises, causes of action, obligations, counterclaims, defenses, damages,

6	recharacterization, Avoidance Action, or liabilities of any nature whatsoever, in law or in equity,

7	whether now known or unknown, suspected or asserted, accruing or arising prior to the Effective

8	Date, that is in any manner based upon, or connected to, the Debtors, the LLC Entities, or the

9	Cases, including the extension of financial accommodations by GE Capital to the Debtors and

10	the satisfaction of any associated liabilities in favor of GE Capital by the Debtors (collectively,

11	“GE Capital Liabilities” and the “GE Capital Release”), provided that nothing in this Release

12	shall diminish, alter or modify (x) the effectiveness of all Orders of this Court entered during the

13	Cases prior to the date of this Plan granting any release in favor of GE Capital or establishing a

14	bar date for the assertion of any claim against GE Capital, including, without limitation, the

15	“Order With Respect to (i) Consolidation Motion, (ii) LLC DIP Motion and (iii) Section 105(a)

16	Motion” entered by this Court on May 14, 2003, which established July 31, 2003 as the GE

17	Capital Bar Date (as defined therein), or (y) the effectiveness of contractual releases of GE

18	Capital or letters waiving claims or potential claims against GE Capital, including, without

19	limitation, those releases and waivers delivered in accordance with the Consolidation Stipulation.

20	The GE Capital Release is necessary and appropriate in the Plan, in order to relieve the Debtors

21	of any existing or potential future contingent Secured Claims which GE Capital would be

22	entitled to assert against the Debtors or the Trust, pursuant to the DIP Credit Agreement.

23	Therefore, Holders of Claims and Interests shall be bound by the GE Capital Release

24	notwithstanding that any such Holders may affirmatively state or indicate their unwillingness to

25	grant the GE Capital Release.

26	All Persons who have, assert or may have or assert any GE Capital Liabilities of

27	any nature whatsoever, against GE Capital, which are subject to the GE Capital Release set

28	forth above, and any successors, assigns or representatives of the foregoing, shall be precluded

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1	and permanently enjoined on and after the Effective Date from (a) commencing or continuing in

2	any manner any action, cause of action or other proceeding of any kind with respect to any GE

3	Capital Liability, and (b) the enforcement, attachment, collection or recovery by any manner or

4	means of any judgment, award, decree or order with respect to any GE Capital Liability.

5	Notwithstanding anything to the contrary contained herein, the terms of the

6	PBGC’s release of GE Capital shall be the same as those contained in that certain letter

7	agreement between the PBGC and GE Capital dated February 23, 2004, as if such terms were

8	fully set forth herein, and as if such letter agreement were executed and effective on the Effective

9	Date.

10	12.5 Debtors’ Releases Include Waiver of Unknown Claims.

11	To the extent any of the Debtors grant a release pursuant to the terms of this Plan,

12	such Debtors acknowledge that they are familiar with the provisions of section 1542 of the

13	California Civil Code, which provides as follows:

14	“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of
15	executing the release, which if known by him must have materially affected his Stipulation by the debtor.”

16	similar statutes of other States or the United States, and common law principles of similar effect

17	as section 1542.

18	The Debtors, being aware of section 1542 and similar laws and common law

19	principles, hereby expressly waive any rights they may have thereunder, to the extent such

20	authorities may relate to any of the claims released pursuant to the sections 12.3 and 12.5 of the

21	Plan.

22	12.6 Limitation of Liability.

23	Except as expressly set forth in the Plan, following the Effective Date, none of the

24	Debtors, the Debtors-in-Possession, the Creditors Committee, the Trust, the Oversight

25	Committee or any of their respective members, officers, directors, employees, advisors,

26	attorneys, professionals or agents shall have or incur any liability to any Holder of a Claim or

27	Interest for any act or omission in connection with, related to, or arising out of, the Cases, the

28	pursuit of confirmation of the Plan, the consummation of the Plan or any agreement, contract,

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1	document, Instrument, release or other writing created in connection with the Plan, or the

2	administration of the Plan or the property to be distributed under the Plan, except for gross

3	negligence or willful misconduct by any such Person, provided that nothing in the section shall

4	limit the liability of any Person for breach of an express obligation it has under the terms of the

5	Plan or under any agreement or other writing entered into by such Person either subsequent to the

6	Petition Date or in accordance with the terms of the Plan or for any breach of a duty of care

7	owed to any other Person occurring after the Effective Date.

8	12.7 Good Faith.

9	Confirmation of the Plan shall constitute a finding that: (i) the Plan has been

10	proposed in good faith and in compliance with applicable provision of the Bankruptcy Code; and

11	(ii) the solicitation of acceptances or rejections of the Plan by all Persons and the offer, issuance,

12	sale, or purchase, of a security offered or sold under the Plan has been in good faith and in

13	compliance with applicable provisions of the Bankruptcy Code. Accordingly, on the Effective

14	Date, each of the Debtors and their officers and directors, the members of the Creditors

15	Committee, GE Capital, and each of their respective affiliates, advisors and attorneys, effective

16	as of the Effective Date, will be deemed exculpated by all Holders of Claims and Interests and

17	other parties in interest to these Cases, from any and all claims, causes of action, and other

18	assertions of liability (including, without limitation, breach of fiduciary duty), arising out of or

19	related to the Debtors, these Cases, or the exercise by such entities of their functions and duties

20	as members of or advisors to or attorneys for any such individuals, the Debtors, the Committee

21	or GE Capital or otherwise under applicable law, in connection with or related to these Cases and

22	the formulation, negotiation, preparation, dissemination, Confirmation and consummation of the

23	Plan and any agreement, Instrument, document or writing issued hereunder or related hereto.

24	This provision will have no effect on liability for any act or omission of the Debtors and their

25	officers and directors, the members of the Committee, GE Capital, and each of their respective

26	affiliates, advisors and attorneys to the extent that such act or omission is ultra vires or

27	constitutes gross negligence or willful misconduct.

28	12.8 Stays Remain in Effect.

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1	Except to the extent provided to the contrary in the Plan or the Confirmation

2	Order, all injunctions or stays entered in or related to the Cases pursuant to sections 105 or 362

3	of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in

4	full force and effect until the final Distribution is made and the Trust is terminated.

5	12.9 Injunctions.

6	Except to the extent provided to the contrary in the Plan or the Confirmation

7	Order, all Persons who have held, hold or may hold Claims whether or not released above, rights,

8	causes of action, or liabilities or any Interest based upon any act or omission, transaction or other

9	activity of any kind or nature that occurred prior to the Effective Date, regardless of the Filing,

10	lack of Filing, allowance or disallowance of such Claim or Interest and regardless of whether

11	such Person has voted to accept or reject the Plan, and any successors, assigns or representatives

12	of the foregoing, shall be precluded and permanently enjoined on and after the Effective Date

13	from (a) commencing or continuing in any manner any action, cause of action or other

14	proceeding of any kind with respect to any Claim, Interest or any other right or demand against

15	the Debtors, or any Assets of the Debtors, (b) the enforcement, attachment, collection or

16	recovery by any manner or means of any judgment, award, decree or Order with respect to any

17	Claim, Interest or any other right or Claim against the Debtors, or any Assets of the Debtors,

18	(c) creating, perfecting or enforcing any encumbrance of any kind with respect to any Claim,

19	Interest or any other right or demand against the Debtors, or any Assets of the Debtors, and

20	(d) except as set forth in section 9.20 above, asserting any right to subrogation, setoff or

21	recoupment of any kind with respect to any Claim, Interest or any other right or demand against

22	the Debtors, or any Assets of the Debtors; provided that, the foregoing injunction, insofar as it

23	relates to any action, cause of action or other proceeding against any of the Debtors, shall

24	terminate on the earlier to occur of (i) the dissolution of such Debtor and (ii) the closing of such

25	Debtor’s Case.

26	12.10 No Discharge.

27	Notwithstanding the foregoing, Confirmation will not discharge the Debtors from

28	any debt that arose before the date of Confirmation, and any debt of a kind specified in section

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1	502(g), 502(h) or 502(i) of the Bankruptcy Code.

2	12.11 Effect of Releases or Exculpation as to the Pension Fund.

3	No proceedings in the Debtors’ Cases, and no provisions of the Plan, the Trust

4	Agreement, or the Confirmation Order shall in any way be construed as discharging, releasing,

5	exculpating, limiting or relieving any party, other than the Debtors, the Trust, the LLC Entities

6	and, solely as provided in Section 12.4 of the Plan, GE Capital, in any capacity, from any

7	liability with respect to the Defined Benefit Pension Plan under any law, governmental policy or

8	regulation provisions, to the extent any claim or liability which the PBGC or the Defined Benefit

9	Pension Plan might assert (a) is a direct right of the PBGC or the Defined Benefit Pension Plan,

10	and not derivative of any claim or right of the Debtors which is being released pursuant to

11	section 12.3 of the Plan, and (b) is not a claim or liability from which any party is exculpated

12	pursuant to section 12.6 of the Plan, and the PBGC and the Defined Benefit Pension Plan shall

13	not be enjoined or precluded from enforcing any such liability as a result of any of the provisions

14	of the Plan or the Confirmation Order. Notwithstanding any other provision of this section

15	12.11, the PBGC’s sole and exclusive remedy for the enforcement of all of its rights and Claims

16	against the Debtors, the Consolidated Estate, the LLC Entities, and the Trust, and any of their

17	respective property, shall be for the PBGC to receive its pro rata Distribution on account of the

18	PBGC’s allowed Class 4 Claim in the amount of $120 million, and any payments made to it as a

19	creditor of the LLC Entities pursuant to the Consolidation Stipulation and Consolidation Order.

20	ARTICLE XIII

21	RETENTION OF JURISDICTION

22	Notwithstanding the entry of the Confirmation Order and the occurrence of the

23	Effective Date, the Court shall retain jurisdiction over the Cases and the Assets after the

24	Effective Date to the maximum extent legally permissible, including, without limitation,

25	retaining jurisdiction to:

26	(a) Allow, disallow, determine, liquidate, classify, estimate or

27	establish the priority or secured or unsecured status of any Claim or Interest, including the

28

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1	resolution of any request for payment of any Administrative Claim and the resolution of any

2	and all objections to the allowance or priority of Claims, Interests and Administrative Claims;

3	(b) Hear and determine any and all Causes of Action against any

4	Person and all rights of the Debtors that arose before or after the Petition Date, including without

5	limitation, Avoidance Actions and the enforcement of other rights and powers of a trustee and

6	debtor-in-possession, against any Person whatsoever;

7	(c) Grant or deny any applications for Professional Claims or other

8	allowances of compensation or reimbursement of expenses for professionals authorized pursuant

9	to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

10	(d) Resolve any matters relating to the assumption, assumption and

11	assignment or rejection of any executory contract or unexpired lease to which any Debtor is a

12	party or with respect to which any of the Debtors may be liable, including without limitation the

13	determination of whether such contract is executory for the purposes of section 365 of the

14	Bankruptcy Code, and hear, determine and, if necessary, liquidate any Claims arising therefrom;

15	(e) Enter Orders approving the Debtors’ post-Confirmation sale or

16	other disposition of Assets under section 363 of the Bankruptcy Code, to the extent required by

17	the Plan or the Trust Agreement;

18	(f) Ensure that payments and Distributions to Holders of Allowed

19	Claims are accomplished in accordance with the provisions of the Plan;

20	(g) Decide or resolve any motions, adversary proceedings, contested

21	or litigated matters and any other matters and grant or deny any applications involving any

22	Debtor that may be pending in the Cases on the Effective Date;

23	(h) Hear and determine matters concerning state, local or federal taxes

24	in accordance with sections 346, 505 or 1146 of the Bankruptcy Code;

25	(i) Enter such Orders as may be necessary or appropriate to

26	implement or consummate the provisions of the Plan and the Confirmation Order;

27	(j) Hear and determine any matters concerning the enforcement of the

28	provisions of the Plan and any other releases or injunctions contemplated by the Plan;

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1	(k) Resolve any cases, controversies, suits or disputes that may arise in

2	connection with the consummation, interpretation or enforcement of the Plan or the

3	Confirmation Order;

4	(l) Hear and determine any request of the Oversight Committee for

5	authority and approval to take any actions or enforce any remedies provided to the Oversight

6	Committee pursuant to any provision of the Plan or the Trust Agreement;

7	(m) Resolve any cases, controversies, suits or disputes that may arise in

8	connection with the administration or operation of the Trust, including disputes between the

9	Trust or the Trustee and the Oversight Committee with respect to any matters under the Plan or

10	the Trust Agreement;

11	(n) Hear and determine any cases, controversies, suits or disputes that

12	may arise in connection with the administration or operation of the Oversight Committee,

13	including the appointment of members of the Oversight Committee in the event that, at any time,

14	there are no active members of that committee;

15	(o) Permit the Debtors, to the extent authorized pursuant to

16	section 1127 of the Bankruptcy Code, to modify the Plan or any agreement or document created

17	in connection with the Plan, or remedy any defect or omission or reconcile any inconsistency in

18	the Plan or any agreement or document created in connection with the Plan;

19	(p) Issue injunctions, enter and implement other Orders or take such

20	other actions as may be necessary or appropriate to restrain interference by any entity with

21	consummation, implementation or enforcement of the Plan or the Confirmation Order;

22	(q) Enforce any injunctions entered in connection with or relating to

23	the Plan or the Confirmation Order;

24	(r) Enter and enforce such Orders as are necessary or appropriate if

25	the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated, or

26	Distributions pursuant to the Plan are enjoined or stayed;

27

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1	(s) Determine any other matters that may arise in connection with or

2	relating to the Plan, any agreement entered into in connection with the Confirmation or

3	implementation of the Plan, or the Confirmation Order;

4	(t) Enter any Orders in aid of prior Orders of the Court; and

5	(u) Enter an Order concluding the Cases.

6	ARTICLE XIV

7	ACCEPTANCE OR REJECTION OF THE PLAN

8	14.1 Persons Entitled to Vote.

9	Each Holder of an Allowed Claim in an impaired Class of Claims, other than

10	Holders of Claims in Classes deemed to reject the Plan, is entitled to vote to accept or reject the

11	Plan, as provided in such Order or Orders as the Court may enter to establish procedures for the

12	solicitation of votes to accept or reject the Plan. Holders of Claims in Classes 1, 2 and 3 are not

13	impaired and, pursuant to section 1126(f) of the Bankruptcy Code, are deemed to have accepted

14	the Plan. Holders of Claims in Classes 1, 2 and 3 will not be solicited to accept or reject the

15	Plan.

16	Holders of Claims in Classes 4, 5 and 6 are impaired and will be solicited to vote

17	to accept or reject the Plan.

18	Holders of Claims in Classes 7, 8 and 10, and Holders of Interests in Classes 11,

19	12, 13, 14, 15 and 16 will not receive any Cash or other property under to the Plan, and therefore

20	are deemed to reject the Plan. The Holders of Claims and Interests in such Classes will not be

21	solicited to vote to accept or reject the Plan pursuant to section 1126(g) of the Bankruptcy Code.

22	CF Bermuda, the Holder of Claims in Class 9, will either be unimpaired pursuant

23	to the Plan or will not receive any Cash or other property under the Plan, and therefore is deemed

24	to reject the Plan. In either case, such Holder will not be solicited to vote to accept or reject the

25	Plan.

26	14.2 Acceptance by Impaired Classes.

27	Holders of Claims will be permitted to vote to accept or reject the Plan by casting

28	a Ballot in the form distributed by the Debtors along with the Plan. An impaired Class of Claims

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1	shall have accepted the Plan if (i) the Holders (other than any Holder designated under

2	section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims

3	actually voted in such Class vote to accept the Plan, and (ii) the Holders (other than any Holder

4	designated under section 1126(e) of the Bankruptcy Code) of at least one-half in number, of the

5	Allowed Claims actually voted in such Class, vote to accept the Plan.

6	Any Ballot which is returned to the Debtors in accordance with the procedures

7	established for voting to accept or reject the Plan which fails to designate if it is a vote to accept

8	or reject the Plan shall be treated as a vote to accept the Plan.

9	14.3 Request for Non-Consensual Confirmation.

10	The Debtors request that the Court confirm the Plan, as it may be modified from

11	time to time in accordance with its terms and the provisions of the Bankruptcy Code, under the

12	cramdown provisions of section 1129(b) of the Bankruptcy Code.

13	ARTICLE XV

14	MISCELLANEOUS PROVISIONS

15	15.1 Other Documents and Actions.

16	The Debtors, Creditors Committee, the Oversight Committee and the Trustee are

17	authorized to execute, deliver, file or record such documents and take such other actions as may

18	be necessary or appropriate to effectuate or further evidence the terms and conditions of the Plan

19	and the transactions provided for in the Plan.

20	15.2 No Further Corporate Action Required.

21	On the Effective Date, all matters provided for in the Plan which would otherwise

22	require approval of the shareholders, directors or members of one or more of the Debtors or any

23	successor under the Plan, including without limitation the transfer of the Assets of the Debtors as

24	of such date, shall be deemed to have occurred and to be in effect from and after the Effective

25	Date pursuant to the general corporate law applicable to the Debtors, without any requirement

26	of further action by the shareholders or directors of the Debtors.

27

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1	15.3 Confirmation of All Cases.

2	It shall be a condition to Confirmation and the Plan shall not be deemed to have

3	been confirmed unless and until the Plan has been confirmed in each of the Cases.

4	15.4 Amendment or Modification of the Plan.

5	The Debtors may, with the consent of the Committee, propose amendments or

6	modifications to the Plan in writing at any time prior to the Confirmation Date, provided that the

7	Plan, as amended or modified, satisfies the conditions of sections 1122 and 1123 of the

8	Bankruptcy Code, and that the Debtors shall have complied with section 1125 of the Bankruptcy

9	Code with respect to the Plan as so amended or modified. The Plan may be amended or

10	modified at any time after the Confirmation Date and before substantial consummation with the

11	consent of the Committee or the Oversight Committee, as may be applicable, provided that the

12	Plan, as amended or modified, satisfies the requirements of sections 1122 and 1123 of the

13	Bankruptcy Code and the Court, after notice and a hearing, confirms the Plan, as amended or

14	modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such

15	amendments or modifications. A Holder of a Claim that has accepted the Plan shall be deemed

16	to have accepted the Plan, as amended or modified, if the proposed amendment or modification

17	does not adversely change the treatment of the Claims of such Holder.

18	15.5 Revocation of the Plan.

19	The Debtors reserve the right to revoke or withdraw the Plan prior to the

20	Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not

21	occur or if the Plan does not become effective, then the Plan shall be null and void, and nothing

22	contained in the Plan shall: (a) constitute a waiver or release of any Claims by or against, or any

23	Interests in, the Debtors; (b) constitute an admission of any fact or legal conclusion by the

24	Debtors or any other Person; or (c) prejudice in any manner the rights of the Debtors in any

25	further proceedings involving the Debtors. Upon the revocation or withdrawal of the Plan

26	pursuant to this section, the Debtors’ exclusive rights to file a plan and to seek acceptance

27	thereof under section 1121 of the Bankruptcy Code shall be deemed terminated with respect

28	to the Committee, but to no other party absent entry of an Order to that effect by the Court.

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1	15.6 Extension of Deadlines in the Plan.

2	Any deadline for the Filing of any request for relief in the Plan, including, without

3	limitation, objections to Claims or requests for payment of Professional Claims, may be extended

4	by the Court upon a motion made to extend such deadline which is Filed prior to the deadline.

5	15.7 Governing Law.

6	Unless a rule of law or procedure is supplied by (i) federal law (including the

7	Bankruptcy Code and Bankruptcy Rules), (ii) an express choice of law provision in any

8	agreement, contract, Instrument or document provided for, or executed in connection with, the

9	Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under the Plan and

10	any agreements, contracts, documents and instruments executed in connection with the Plan shall

11	be governed by, and construed and enforced in accordance with, the laws of the State of

12	California without giving effect to the principles of conflict of laws thereof.

13	15.8 No Admissions.

14	Nothing contained in the Plan shall be deemed as an admission by the Debtors

15	with respect to any matter set forth herein including, without limitation, liability on any Claim or

16	the propriety of any Claim classification.

17	15.9 No Liability for Solicitation or Participation.

18	As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit

19	acceptances or rejections of the Plan in good faith and in compliance with the applicable

20	provisions of the Bankruptcy Code, shall not be liable on account of such solicitation or

21	participation, for violation of any applicable law, rule, or regulation governing the solicitation

22	of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of securities.

23	15.10 Severability of Plan Provisions.

24	If, prior to Confirmation, any term or provision of the Plan that does not govern

25	the treatment of Claims or Interests is held by the Court to be invalid, void or unenforceable, the

26	Court, upon the request of the Debtors, shall have the power to alter and interpret such term or

27	provision to make it valid or enforceable to the maximum extent practicable, consistent with

28	the original purpose of the term or provision held to be invalid, void or unenforceable. Any such

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1	term or provision shall then be applicable as altered or interpreted. Notwithstanding any such

2	holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall

3	remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

4	The Confirmation Order shall constitute a judicial determination, and shall provide, that each

5	term and provision of the Plan, as it may have been altered or interpreted in accordance with this

6	section, is valid and enforceable pursuant to its terms.

7	15.11 Post-Effective Date Professional Services.

8	From and after the Effective Date, the Debtors, the Trust and the Oversight

9	Committee shall be authorized to employ and compensate counsel and other professionals,

10	including the Disbursing Agent, in accordance with the terms of the Plan and the Trust

11	Agreement, and without an Order of the Court approving such retention or compensation, unless

12	the Trust and the Oversight Committee disagree with respect to the amount, compensability or

13	other details of any retention or request for compensation or reimbursement of expenses of such

14	professionals, in which case, the Court shall have jurisdiction to resolve such dispute.

15	15.12 Exemption from Certain Transfer Taxes.

16	Pursuant to section 1146(c) of Bankruptcy Code, the issuance, transfer or

17	exchange of any security or the making or delivery of any Instrument of transfer under the Plan

18	may not be taxed under any law imposing a stamp tax, use tax, sales tax or similar tax. Any sale

19	of any Asset occurring before, after or upon the Effective Date shall be deemed to be in

20	furtherance of the Plan.

21	15.13 Section 1145 Exemption.

22	To the fullest extent permitted under section 1145 of the Bankruptcy Code, the

23	issuance of Trust Beneficial Interests shall be exempt from the registration requirements of

24	section 5 of the Securities Act of 1933, as amended, and any and all federal, state and local laws

25	requiring the registration or licensing of an issuer, underwriter, broker or dealer in such

26	securities.

27

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1	15.14 No Impact on Contractually Subordinated Claims.

2	The Plan does not affect the rights and obligations of any Creditor which holds an

3	Unsecured Claim which is the subject of a contractual subordination agreement in accordance

4	with section 510(a) of the Bankruptcy Code, except with respect to Claims defined as

5	Subordinated Claims under the Plan. Distributions or payments with respect to Claims which are

6	subject to such contractual subordination agreements shall be payable in accordance with such

7	subordination agreements, to the extent the subordination agreements are enforceable under

8	non-bankruptcy law.

9	15.15 Saturday, Sunday or Legal Holiday.

10	If any payment or act under the Plan is required to be made or performed on a

11	date that is not a Business Day, then the making of such payment or the performance of such act

12	may be completed on the next succeeding Business Day, but shall be deemed to have been

13	completed as of the required date.

14	15.16 Payment of Statutory Fees.

15	All fees due and payable pursuant to section 1930 of title 28 of the United States

16	Code, including, without limitation, any United States Trustee quarterly fees incurred pursuant to

17	section 1930(a)(6) of title 28 of the United States Code, as determined by the Court at the

18	Confirmation Hearing, shall be paid on the Effective Date, or as soon as reasonably possible

19	thereafter. Any and all such fees due and payable after the Effective Date shall be the sole and

20	exclusive liability of the Trust. After Confirmation, the Trust shall file with the Court and serve

21	on the U.S. Trustee a quarterly financial report regarding all income and disbursements,

22	including all Plan payments, for each quarter (or portion thereof) any of the Cases remain open.

23	15.17 Exhibits.

24	All exhibits to the Plan which are included in any Appendix are incorporated into

25	and constitute a part of the Plan as if set forth herein in full.

26	Any exhibits to the Plan which are voluminous may not be served with copies of

27	the Plan. Any party in interest may obtain a copy of such excluded Exhibits by transmitting a

28	written request for same to:

82

1	Colleen Greenwood
Latham & Watkins LLP
2	633 West Fifth Street, Suite 4000
Los Angeles, California 90071
3	Fax No. (213) 891-8763

4	15.18 Waiver of Federal Rule of Civil Procedure 62(a).

5	The Debtors intend to request that the Confirmation Order include (a) a finding

6	that Bankruptcy Rule 7062 and Federal Rule of Civil Procedure 62(a) shall not apply to the

7	Confirmation Order, and (b) authorization for the Debtors to consummate the Plan immediately

8	after entry of the Confirmation Order.

9	15.19 Binding Effect.

10	The Plan shall be binding upon and inure to the benefit of the Debtors, the

11	Holders of Claims or Interests affected by the Plan, and any other Person named or referred to in

12	the Plan, and their respective successors and assigns, including, without limitation, the Trust and

13	the Trustee and any trustee subsequently appointed in any of the Cases or in any superseding

14	chapter 7 case.

15	15.20 Standing of Committee and Oversight Committee.

16	The Committee, without any further Order of the Court, shall have standing and

17	be authorized to appear as a party in connection with any proceeding in the Court and any appeal

18	from any Order of the Court until the Effective Date and, thereafter, the Oversight Committee

19	shall have such standing and authority. The Oversight Committee shall also have standing and

20	authority to initiate and prosecute, on behalf of the Trust, any claim, cause of action, lawsuit or

21	proceeding which the Oversight Committee is permitted to prosecute pursuant to the Trust

22	Agreement.

23	15.21 Headings.

24	The headings used in the Plan are inserted for convenience only of reference only

25	and shall not be part of nor affect interpretations of the Plan, or in any manner affect the

26	provisions of the Plan.

27	15.22 Consolidation Stipulation and Other Agreements.

28

83

1	Except as expressly set forth in the Confirmation Order, nothing in the Plan shall

2	modify, alter or amend the Consolidation Stipulation, the Consolidation Order, the Stipulation

3	Between CNF Inc. and Its Affiliates and Debtors with Respect to Canadian Sale Proceeds

4	Distribution, filed on February 23, 2004 (the “CNF Stipulation”), or that certain Reimbursement

5	Agreement between Bank of America, N.A. and CFCD (the Reimbursement Agreement). From

6	and after the Effective Date, the Trust shall be deemed to have assumed the Debtors’ obligations

7	under the Consolidation Stipulation, the CNF Stipulation and the Reimbursement Agreement,

8	and shall be bound by the terms thereof.

9	Dated: August 23, 2004
CONSOLIDATED FREIGHTWAYS
10		CORPORATION OF DELAWARE

11
By: /s/ John P. Brincko
12
13		Name:	John P. Brincko
14		Title:	Chief Executive Officer
15

16	Dated: August 23, 2004
17		CONSOLIDATED FREIGHTWAYS CORPORATION

18
By: /s/ John P. Brincko
19
20		Name:	John P. Brincko
21		Title:	Chief Executive Officer
22

23	Dated: August 23, 2004
CONSOLIDATED FREIGHTWAYS
24		AIRFREIGHT CORPORATION

25
By: /s/ John P. Brincko
26
27		Name:	John P. Brincko
28		Title:	Chief Executive Officer

84

1

2	Dated: August 23, 2004
CFMOVESU.COM INCORPORATED
3

4		By: /s/John P. Brincko

5		Name:	John P. Brincko
6		Title:	Chief Executive Officer
7
Dated: August 23, 2004
8		LELAND JAMES SERVICE CORPORATION

9		By: /s/ John P. Brincko

10

11		Name:	John P. Brincko
12		Title:	Chief Executive Officer

13

14	Dated: August 23, 2004

15		REDWOOD SYSTEMS, INC.

16		By: /s/ John P. Brincko

17

18		Name:	John P. Brincko
19		Title:	Chief Executive Officer
Submitted by:
22		LATHAM & WATKINS LLP
23		Michael S. Lurey Gregory O. Lunt

24

25		By: /s/ Gregory O. Lunt

26		Gregory O. Lunt
27		Counsel for Consolidated Freightways Corporation of Delaware, et al., Debtors and Debtors-in-Possession
28

85

1	LIST OF CANADA AFFILIATES

2	CF Holding Ltd.

3	Canadian Freightways Limited

4	Blackfoot Logistics, Inc.

5	United Terminals Ltd. (50% CFCD & 50% CFL)

6	Transport CFQI, Inc. (Epic Express)

7	Click Express, Inc.

8	724567 Alberta, Ltd.

9	724569 Alberta Ltd. (Evergreen Logistics)

10	865097 Alberta Ltd. (inactive, no assets)

11	Panorama Mainland

12	Canadian Freightways Eastern Limited

13	Milne & Craighead, Inc. (90% CFEL & 10% CFL)

14	Interport Sufferance Warehouse Limited

15

16

17

18

19

20

21

22

23

24

25

26	EXHIBIT “A”

27

28

86

1	LIST OF MEXICO AFFILIATES

2	CF Grupo S. A. de RL

3	CF S.A. de CV

4	CF Mexico S.A. de CV

5	CF Mexico Immobiliaria

6	Redwood Systems, Inc.

7	Redwood Systems Services S.A. de C. V.

8	Redwood Systems Logistics S.A. de C. V.

9

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

26	EXHIBIT “B”

27

28

87